UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant X . Filed by a Party other than the Registrant      .

Check the appropriate box:

 X .

Preliminary Proxy Statement

      .

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      .

Definitive Proxy Statement

      .

Definitive Additional Materials

      .

Soliciting Material Pursuant to Section 240.14a-12

SOFTECH, INC.

(Name of Registrant as Specified in Its Charter)
________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      .

No fee required.

  X .

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)

Title of each class of securities to which transaction applies:

Not applicable

2)

Aggregate number of securities to which transaction applies:

Not applicable

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not applicable

4)

Proposed maximum aggregate value of transaction:

$3,250,000

5)

Total fee paid:

$328.00

      .

Fee paid previously with preliminary materials.

      .

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.:

3)

Filing Party:

4)

Date Filed:

SOFTECH, INC.

650 Suffolk Street, Suite 415
Lowell, Massachusetts 01854

[●], 2016

Dear Fellow Shareholders:

A special meeting of the shareholders (the “Special Meeting”) of SofTech, Inc. (“SofTech”) will be held on [●], 2016 at 10:00 a.m., local time, at 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854 for the following purposes:

1.

To consider and vote on the proposal to approve the sale by SofTech of substantially all of the assets used in its ProductCenter and Connector technologies (the “PLM Sale”) pursuant to the Asset Purchase Agreement by and between SofTech and SofTech Group Incorporated, an affiliate of Essig Research Inc., a related party (“Essig”) dated August 24, 2016 (the “Asset Purchase Agreement”), as more fully described in the enclosed proxy statement (the “PLM Sale Proposal”); and

2.

To consider and vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the PLM Sale Proposal.

After careful consideration, our Board of Directors has determined that the PLM Sale and the terms and conditions of the Asset Purchase Agreement are advisable to, and in the best interests of, SofTech and its shareholders. Our Board of Directors recommends that you vote “FOR” the PLM Sale Proposal.

The enclosed Notice of Special Meeting and proxy statement explain the PLM Sale and provide specific information concerning the Special Meeting. Please read these materials (including the annexes) carefully.

Your vote is very important, regardless of the number of shares you own. The PLM Sale Proposal must be approved by the holders of at least two-thirds of the outstanding shares of SofTech’s common stock entitled to vote at the Special Meeting. Therefore, if you do not return your proxy card or attend the Special Meeting and vote in person, it will have the same effect as if you voted “AGAINST” the PLM Sale Proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the PLM Sale Proposal. Only shareholders who owned shares of SofTech’s common stock at the close of business on [●], 2016, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares by completing, signing, dating and returning the enclosed proxy card.

On behalf of your Board of Directors, thank you for your continued support.

Very truly yours,

Joseph P. Mullaney
President, Chief Executive Officer and Director

SOFTECH, INC.
650 Suffolk Street, Suite 415
Lowell, Massachusetts 01854

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [●], 2016

To the Shareholders of SofTech, Inc.:

A special meeting of the shareholders (the “Special Meeting”) of SofTech, Inc., a Massachusetts corporation (“SofTech”), will be held on [●], 2016 at 10:00 a.m., local time, at 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854, for the following purposes:

1.

To consider and vote on the proposal to approve the sale by SofTech of substantially all of the assets related to its ProductCenter and Connector technologies (the “PLM Sale”) pursuant to the Asset Purchase Agreement by and between SofTech and SofTech Group Incorporated, an affiliate of Essig Research Inc., a related party (“Essig”), dated August 24, 2016, as more fully described in the enclosed proxy statement (the “PLM Sale Proposal”); and

2.

To consider and vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the PLM Sale Proposal.

Shareholders entitled to notice of and to vote at the Special Meeting shall be determined as of [●], 2016, the record date fixed by our Board of Directors for such purpose. The affirmative vote of the shareholders holding at least two-thirds of the outstanding shares of SofTech’s common stock as of [●], 2016, the record date for the Special Meeting, is required to approve the PLM Sale Proposal. As of August 24, 2016, members of SofTech’s Board of Directors collectively owned 28.9% of the outstanding shares of SofTech’s common stock and Joseph P. Daly, Essig’s primary shareholder, and a subsidiary of Essig collectively owned 18.5% of the outstanding shares of SofTech’s common stock. Additionally, the Company has existing business relationships with Essig and its affiliates. See “Proposal: The Asset Sale—SofTech Relationship with Essig” in the enclosed proxy statement for a description of these relationships.

Please read the enclosed proxy statement carefully. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

By Order of the Board of Directors,

Joseph P. Mullaney
President, Chief Executive Officer and Director

Lowell, Massachusetts
[●], 2016

TABLE OF CONTENTS

Page

INTRODUCTION

1

SUMMARY TERM SHEET

2

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

6

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

9

RISK FACTORS

10

THE SPECIAL MEETING

12

Time, Date and Place

12

Proposal

12

Required Vote

12

Record Date

12

Ownership of Directors and Executive Officers

13

Quorum and Voting

13

Proxies; Revocation of Proxies

13

Adjournments

13

Broker Non-Votes

13

Solicitation of Proxies

14

Questions and Additional Information

14

PROPOSAL: THE ASSET SALE

14

General Description of the Asset Sale

14

Parties to the Asset Sale

14

Background of the Asset Sale

15

Reasons for the Asset Sale

20

Recommendation of Our Board of Directors

22

Activities of SofTech Following the Asset Sale

22

Use of Proceeds

26

U.S. Federal Income Tax Consequences of the Asset Sale

26

Accounting Treatment of the Asset Sale

27

Government Approvals

27

Appraisal Rights

27

Interests of Certain Persons in the Asset Sale

30

The Asset Purchase Agreement

30

Transition Services Agreement

35

License Agreement

35

Consummation of the Asset Sale

35

PROPOSAL: APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

35

MARKET PRICE AND DIVIDEND DATA

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

37

SHAREHOLDER PROPOSALS AND NOMINATIONS

37

TRANSACTION OF OTHER BUSINESS

37

HOUSEHOLDING OF PROXY STATEMENT

38

WHERE YOU CAN FIND MORE INFORMATION

38

ANNEX A -

ASSET PURCHASE AGREEMENT

ANNEX B -

MASSACHUSETTS APPRAISAL RIGHTS STATUTE ANNOTATED LAWS OF MASSACHUSETTS, MASSACHUSETTS BUSINESS CORPORATION ACT

ANNEX C -

SOFTECH, INC. AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED MAY 31, 2016 AND MAY 31, 2015.

ANNEX D -

SOFTECH, INC. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MAY 31, 2016.

ANNEX E -

SOFTECH, INC. UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE BUSINESS TO BE SOLD FOR THE FISCAL YEARS ENDED MAY 31, 2016 AND MAY 31, 2015.

SOFTECH, INC.

650 Suffolk Street, Suite 415
Lowell, Massachusetts 01854

__________________________

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS

__________________________

[●], 2016

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of SofTech, Inc. (hereinafter “we,” “us,” “our,” the “Company” or “SofTech”) for use at a special meeting of SofTech’s shareholders to be held on [●], 2016 (the “Special Meeting”) at 10:00 a.m., local time, at 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854, and any postponements or adjournments thereof, for the following purposes:

1.

To consider and vote on the proposal to approve the sale (the “PLM Sale” or the “Asset Sale”) by SofTech of substantially all of the assets related to its ProductCenter and Connector technologies (“PLM Business”) pursuant to the Asset Purchase Agreement by and between SofTech and SofTech Group Incorporated, an affiliate of Essig Research Inc., a related party (the “Buyer” or “Essig”), dated August 24, 2016 (the “Asset Purchase Agreement”), as more fully described in this proxy statement (the “PLM Sale Proposal”); and

2.

To consider and vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the PLM Sale Proposal (the “Adjournment Proposal”).

Only shareholders of record as of [●], 2016 will be entitled to vote at the Special Meeting and any postponements or adjournments thereof. As of that date, [●] shares of our common stock, $0.10 par value, were outstanding and eligible to be voted. The holders of common stock are entitled to one vote per share on any proposal presented at the Special Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by a shareholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Corporate Secretary of the Company or by attending the Special Meeting and voting in person. This proxy statement was first made available to shareholders on or about [●], 2016.

The costs of preparing, assembling and mailing this proxy statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by SofTech. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of SofTech, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. SofTech also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

These transactions have not been approved or disapproved by the United States Securities and Exchange Commission, and the United States Securities and Exchange Commission has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

SUMMARY TERM SHEET

This summary highlights information included elsewhere in this proxy statement. This summary may not contain all of the information you should consider before voting on the PLM Sale Proposal presented in this proxy statement. You should read the entire proxy statement carefully, including the annexes attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

•

The PLM Sale. We have agreed to sell SofTech’s PLM Business to Essig for a purchase price of $3.25 million (the “Base Purchase Price”), which will result in net proceeds to the Company of approximately $1.3 million (of which $162,500 will be deposited in escrow for a two-year period following the closing of the Asset Sale to secure SofTech’s indemnification obligations under the Asset Purchase Agreement), as further described below and under “Proposal: The Asset Sale—The Asset Purchase Agreement—Consideration to be Received by SofTech and the Contingent Payments” beginning on page [●].

The Base Purchase Price payable to SofTech at the closing of the Asset Sale will be reduced by (a) the aggregate amount of indebtedness (principal and interest) as of the closing of the Asset Sale due by the Company to Essig under an existing term note (as of August 30, 2016, such amount was principal of $1.25 million and accrued interest expense of approximately $17,000) and (b) $715,000 (or approximately $6.50 per share) as payment for the repurchase at the closing of the Asset Sale of 110,000 shares of SofTech’s common stock owned by Joseph P. Daly, Essig’s primary shareholder (the “Put Shares”). We refer to the payments described in the foregoing clauses (a) and (b) collectively herein as the “Daly/Essig Payments.” The Put Shares, which Mr. Daly purchased from the Company in a private placement in June 2014, are subject to a put right whereby Mr. Daly may require the Company to repurchase some or all of the Put Shares at $7.00 per share during the 90-day period following the three-year anniversary of the purchase of the Put Shares. This put right will expire upon the repurchase of the Put Shares. See “Proposal: The Asset Sale—SofTech Relationship with Essig” for a description of the existing term note and the Put Shares.

Additionally, following the closing of the Asset Sale, SofTech may potentially earn up to two contingent payments, as described under “—Additional Contingent Payments.”

The closing price of SofTech’s common stock on August 23, 2016 (the trading day immediately preceding the date on which we announced the transaction) was $1.40, or an aggregate market capitalization of the Company of approximately $1.3 million.

•

Additional Contingent Payments. Following the closing of the Asset Sale, the Company may earn two additional contingent payments based on revenue of the PLM Business (“PLM Revenue”) for the two 12-month periods immediately following the closing of the Asset Sale, as described below:

For the first 12-month period following the closing of the Asset Sale, the contingent payment will be derived as follows:

•

If PLM Revenue is less than $3.2 million then zero.

•

If PLM Revenue is more than $3.2 million then $75,000 plus 12.5% of the amount in excess of $3.275 million.

For the second 12-month period following the closing of the Asset Sale, the contingent payment will be derived as follows:

•

If PLM Revenue is less than $3.75 million then zero.

•

If PLM Revenue is more than $3.75 million then $75,000 plus 12.5% of the amount in excess of $3.825 million.

For purposes of comparison, the revenue for the PLM Business for the 12-month period ended May 31, 2016 was approximately $3.434 million, including approximately $218,000 of consulting revenue performed for a SofTech Srl customer. See “Proposal: The Asset Sale—The Asset Purchase Agreement—Consideration to be Received by SofTech and the Contingent Payments” beginning on page [●].

•

Assets and Liabilities to Be Sold and Retained. Essig will acquire from SofTech certain assets relating to the PLM Business, including (a) rights to, and interest in, all computer software; (b) specified physical assets; (c) all customer information; and (d) customer contracts, including purchase orders in backlog and support agreements. Specifically excluded from the Asset Sale and retained by SofTech will be other assets and liabilities of SofTech not specifically identified in Asset Purchase Agreement, including all billed accounts receivable of the PLM Business through the closing date of the Asset Sale. See “Proposal: The Asset Sale—The Asset Purchase Agreement—The Asset Sale” beginning on page [●].

2

•

Reasons for the Asset Sale. Our Board of Directors’ decision to enter into the Asset Purchase Agreement was based on (a) a careful evaluation of the Company’s strategic alternatives, including (i) continuing to operate the PLM Business and seeking profitable growth opportunities related to that business; (ii) seeking buyers that might be willing to acquire or merge with the consolidated entity; and (iii) evaluating capital transactions that would allow us to retain the PLM Business and reduce the financial risk of our existing term note with EssigPR and other near term working capital needs; (b) the Board of Directors’ determination that the purchase price offered by Essig was a fair value for the PLM Business relative to other indications of value; (c) the Company’s need for additional liquidity and financial flexibility; and (d) the challenges and opportunities that would exist for the Company’s remaining operations following the Asset Sale, among other factors. Upon completion of this transaction, the Company will have liquidity to take specific actions to enhance shareholder value including its efforts to more aggressively launch its HomeView technology. Specifically, we plan on increasing our marketing efforts through social media to attract target audiences to our content and convert those content viewers to account holders. This increased marketing effort and spending will likely include contracting with third party specialists. In addition, we plan on increasing our development efforts to add planned features that we believe will aid in the faster adoption of the technology than would be otherwise possible. We also plan on increasing our efforts in identifying and engaging with potential partners that already serve the residential homeowners market in the United States. We strongly believe the improved liquidity and market focus that would result from the Asset Sale will facilitate our execution of these plans. See “Proposal: The Asset Sale—Reasons for the Asset Sale” beginning on page [●].

•

Indemnification of Buyer. As set forth in the Asset Purchase Agreement, the Company has agreed to indemnify the Buyer and certain of its related parties for losses resulting directly from (a) any inaccuracy of any of our representations or warranties in the Asset Purchase Agreement or any breach or non-fulfillment by us of any covenants, agreements or other obligations contained in the Asset Purchase Agreement; (b) any liability of the PLM Business not assumed by Essig in the transaction (“Excluded Liabilities”); or (c) SofTech’s pre-closing operation of the PLM Business. SofTech’s indemnification obligations under the Asset Purchase Agreement with respect to breaches of representations and warranties survive for two years following the closing of the Asset Sale, provided that the obligations with respect to tax-related representations and warranties survive until the expiration of the applicable statute of limitations. See “Proposal: The Asset Sale—The Asset Purchase Agreement—Indemnification of Buyer” beginning on page [●].

•

Use of Proceeds. The Company, and not the Company’s shareholders, will receive all of the net proceeds from the Asset Sale. After the Daly/Essig Payments, the net proceeds will be used primarily to launch the HomeView product and for other working capital purposes. The Company’s Board of Directors will also continue to evaluate other activities aimed at enhancing shareholder value, including potentially share buybacks, dividends, merger, acquisitions and/or other targeted investments.

Following the closing of the Asset Sale, the Company may become obligated in the second quarter of fiscal years 2017 and 2018 to repurchase from certain shareholders up to an aggregate of 70,000 shares of SofTech’s common stock, at an aggregate repurchase price of $490,000, upon the exercise by such shareholders of put rights granted to them in connection with the issuance of such shares. Mr. Robert Anthonyson, an executive officer and director of the Company, holds 30,000 of those shares. See “Proposal: The Asset Sale—Activities of SofTech Following the Asset Sale” on page [●], “Proposal: The Asset Sale—Use of Proceeds” beginning on page [●] and “—Interests of Certain Persons in the Asset Sale—Satisfaction of a Put Right” beginning on page [●].

•

Conditions to the Asset Sale. Completion of the Asset Sale requires the approval of our shareholders as well as the satisfaction or waiver of customary conditions set forth in the Asset Purchase Agreement. See “Proposal: The Asset Sale—The Asset Purchase Agreement—Conditions to the Asset Sale” beginning on page [●].

•

Termination of the Asset Purchase Agreement. The Asset Purchase Agreement may be terminated by us or the Buyer in certain circumstances, in which case the Asset Sale will not be completed. See “Proposal: The Asset Sale—The Asset Purchase Agreement—Termination of the Asset Purchase Agreement” beginning on page [●].

•

Termination Fee. From the date of the Asset Purchase Agreement until the closing of the Asset Sale, we may not initiate contact with or solicit any inquiry or proposal or engage in any discussions with any third party in connection with any possible proposal regarding a sale of the PLM Business or any similar transaction. In the event we terminate the Asset Purchase Agreement to accept an unsolicited superior offer from a third party, Essig will be due a termination fee totaling $200,000. See “Proposal: The Asset Sale—The Asset Purchase Agreement—Termination Fee” beginning on page [●].

3

•

U.S. Federal Income Tax Consequences. Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal: The Asset Sale—U.S. Federal Income Tax Consequences of the Asset Sale” beginning on page [●].

•

Appraisal Rights. Under the Massachusetts Business Corporation Act (the “MBCA”), holders of SofTech’s common stock who do not vote for the approval of the Asset Sale and who properly exercise their appraisal rights may be entitled to receive a cash payment equal to the “fair value” of their shares as determined in accordance with the MBCA. Pursuant to the MBCA, “fair value” of the shares of SofTech’s common stock held by a SofTech shareholder exercising appraisal rights means the value of such shares immediately before the effective date of the Asset Sale, excluding any element of value arising from the expectation or accomplishment of the Asset Sale, unless exclusion would be inequitable. Merely voting against the approval of the Asset Sale will not serve to assert the appraisal rights of a holder of SofTech’s common stock under the MBCA. In addition, a proxy submitted by a record holder of SofTech’s Common Stock not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the approval of the Asset Sale and, accordingly, will result in the waiver of such record holder’s appraisal rights. In addition to not voting, or causing or permitting to be voted, any of their shares of SofTech’s common stock in favor of the Asset Sale, SofTech’s shareholders who wish to exercise appraisal rights must comply with the other requirements under the MBCA for exercising and perfecting appraisal rights, as described in the section of this proxy statement entitled “Appraisal Rights” beginning on page [●]. These requirements include, among others, that the shareholder deliver to SofTech, before the time the vote on the Asset Sale is taken, written notice of the shareholder’s intent to demand payment for his, her or its shares of SofTech’s common stock if the Asset Sale is completed. A shareholder’s written notice is effective on the earliest of (a) receipt by SofTech, (b) five days after it was mailed (post-paid and correctly addressed) by the shareholder to SofTech, or (c) the date shown on a return receipt it sent by registered or certified mail, return receipt requested or, if sent by messenger or delivery service, the date shown on the return receipt signed by or on behalf of SofTech. This written notice must be delivered to Joseph P. Mullaney, President and Chief Executive Officer, SofTech, Inc., 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854. SofTech recommends that any such notice be sent by registered or certified mail, return receipt requested. Annex B to this proxy statement contains the full text of Sections 13.01 through 13.31 of the MBCA, which relate to appraisal rights. You are encouraged to read these provisions carefully and in their entirety.

•

Government Approvals. We believe we are not required to make any material filings or obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any approvals, consents or filings are required to consummate the Asset Sale, we will seek or make such consents, approvals or filings as promptly as possible. See “Proposal: The Asset Sale—Government Approval” beginning on page [●].

•

Risk Factors. The Asset Sale involves a number of risks, including:

•

Over the last two fiscal years, the PLM Business we propose to sell to Essig has been responsible for the majority of our revenue and has reduced our losses incurred in the development of HomeView and the operations of SofTech Srl, a value-added reseller of CAD and PLM technologies and services;

•

Following the sale of the PLM Business, we expect to have seven (7) employees and contractors pursuing our pre-revenue HomeView product and managing the needs of the public company and five (5) employees at SofTech Srl. We expect to sustain operating losses for the foreseeable future;

•

We have discretion in the use of the net proceeds from the Asset Sale and may not use them effectively;

•

We may be required to make a cash payment to shareholders who exercise appraisal rights in connection with the Asset Sale, which would reduce the amount of proceeds that we have to use in the business.

•

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale;

•

Our HomeView business is somewhat dependent on certain employees who we expect will be hired by Essig in connection with the Asset Sale;

•

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business;

•

We cannot be sure if or when the Asset Sale will be completed;

•

The Asset Purchase Agreement limits our ability to sell the PLM Business to a party other than Essig without incurring additional fees and expenses;

•

The Buyer is not assuming any of the excluded liabilities under the Asset Purchase Agreement;

•

The Asset Purchase Agreement may expose us to contingent liabilities; and

•

Under the Asset Purchase Agreement, we may potentially earn up to two contingent payments, but there can be no guarantee we will earn such payments.

See “Risk Factors” beginning on page [●].

4

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following are some questions that you, as a shareholder of the Company, may have regarding the Special Meeting, including the PLM Sale Proposal, and brief answers to such questions. We urge you to carefully read this entire proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement because the information in this section does not provide all the information that may be important to you as a shareholder of the Company with respect to the PLM Sale Proposal. See “Where You Can Find More Information” beginning on page [●].

THE SPECIAL MEETING

Q.

When and where will the Special Meeting take place?

A.

The Special Meeting will be held on [●], 2016 at 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854 at 10:00 a.m., local time.

Q.

What is the purpose of the Special Meeting?

A.

At the Special Meeting, you will be asked to vote upon: (a) the PLM Sale Proposal and (b) the Adjournment Proposal. As of the date of this proxy statement, our Board of Directors knows of no other business that will be presented for consideration at the Special Meeting other than the PLM Sale Proposal.

Q.

What is the record date for the Special Meeting and what does it mean?

A.

Holders of our common stock as of the close of business on [●], 2016, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting.

Q.

How do I vote?

A.

You may vote either in person or by proxy. If you choose to vote by proxy, sign and date the proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the PLM Sale Proposal.

Q.

What is the difference between a record shareholder and a shareholder who holds shares in “street name”?

A.

If your shares of stock are registered in your name on the books and records of our transfer agent, Computershare, you are a record shareholder. If you own shares beneficially through a broker, bank or other nominee who is the record holder, your shares are held in street name.

Q.

What is the quorum required for the Special Meeting?

A.

The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

Q.

What vote is required to approve the PLM Sale Proposal?

A.

The approval of the PLM Sale Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock. These votes can be from shareholders that are present in person or represented by proxy at the Special Meeting.

Q.

What vote is required to approve the Adjournment Proposal?

A.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Special Meeting and entitled to vote. These votes can be from shareholders that are present in person or represented by proxy at the Special Meeting.

6

Q.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

A.

If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, it will have the effect of a vote “AGAINST” the PLM Sale Proposal. If you are present at the Special Meeting in person or by proxy but abstain from voting, it will have the effect of a vote “AGAINST” the PLM Sale Proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the PLM Sale Proposal.

Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, while broker non-votes, if any, and shares not in attendance (either in person or by proxy) will have no effect on the outcome of any vote on the Adjournment Proposal.

Q.

What does it mean if I received more than one proxy card?

A.

If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

Q.

Who can help answer my other questions?

A.

If you have more questions about the Special Meeting, including the PLM Sale Proposal, or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact SofTech, Inc., Attn: Corporate Secretary, Joseph P. Mullaney, 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854, telephone number (978) 513-2730.

PROPOSAL: ASSET SALE

Q.

Why did the Company enter into the Asset Purchase Agreement?

A.

Our Board of Directors’ decision to enter into the Asset Purchase Agreement was based on a careful evaluation of (i) the Company’s strategic alternatives, including (a) continuing to operate the PLM Business and seeking profitable growth opportunities related to that business; (b) seeking buyers that might be willing to acquire or merge with the consolidated entity; and (c) evaluating capital transactions that would allow us to retain the PLM Business and reduce the financial risk of our existing term note with EssigPR; (ii) the Board of Directors’ determination that the purchase price offered by Essig was a fair value for the PLM Business relative to other indications of value; (iii) the Company’s need for additional liquidity and financial flexibility; and (iv) the challenges and opportunities that would exist for the Company’s remaining operations following the Asset Sale, among other factors.

Q.

What will happen if the Asset Sale is approved by our shareholders?

A.

If the Asset Sale is approved by the requisite shareholder vote and the other conditions to the consummation of the Asset Sale are satisfied or waived, we will sell substantially all of our assets used in the PLM Business to the Buyer on the terms set forth in the Asset Purchase Agreement.

Following the consummation of the Asset Sale, we intend to focus on our HomeView technology offering and the other activities described under “Proposal: The Asset Sale—Activities of SofTech Following the Asset Sale.”

Q.

What will happen if the Asset Sale is not approved?

A.

Pursuant to the terms of the Asset Purchase Agreement, if we fail to obtain a shareholder vote in favor of the PLM Sale Proposal, the Asset Sale will not occur.

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Q.

What is the purchase price to be received by the Company?

A.

The Base Purchase Price for the assets to be sold in the Asset Sale is $3.25 million, which will result in net proceeds to the Company of approximately $1.3 million (of which $162,500 will be deposited in escrow for a two-year period following the closing of the Asset Sale to secure SofTech’s indemnification obligations under the Asset Purchase Agreement). The Base Purchase Price will be reduced by (a) the aggregate amount of indebtedness (principal and interest) as of the closing of the Asset Sale due by the Company to Essig under an existing term note (as of August 30, 2016, such amount was principal of $1.25 million and accrued interest expense of approximately $17,000) and (b) $715,000 (or approximately $6.50 per share) as payment for the repurchase at the closing of the Asset Sale of 110,000 shares of SofTech common stock owned by Joseph P. Daly, Essig’s primary shareholder. See “Proposal: The Asset Sale—SofTech Relationship with Essig” below for a description of the existing term note and the Put Shares. Additionally, we will have the opportunity to earn contingent payments during the two 12-month periods immediately following the closing.

Q.

What are the material terms of the Asset Purchase Agreement?

A.

In addition to the cash consideration we will receive at the closing of the Asset Sale, the Asset Purchase Agreement contains other important terms and provisions, including the following:

•

We have agreed to indemnify Buyer and certain of its related parties for losses resulting directly from (a) any inaccuracy of any of our representations or warranties in the Asset Purchase Agreement or any breach or non-fulfillment by us of any covenants, agreements or other obligations contained in the Asset Purchase Agreement; (b) any liability of the PLM Business not assumed by Essig in the transaction; or (c) SofTech’s pre-closing operation of the PLM Business;

•

We have agreed to conduct our business in the ordinary course and are subject to certain other restrictions on the conduct of the PLM Business during the period between the signing of the Asset Purchase Agreement on August 24, 2016 and the closing of the Asset Sale;

•

The obligations of Buyer and the Company to close the Asset Sale are subject to several closing conditions, including the approval of the Asset Sale by our shareholders and our obtaining certain third party consents;

•

The Asset Purchase Agreement may be terminated by us or Buyer in certain circumstances, in which case the Asset Sale will not be completed; and

•

From the date of the Asset Purchase Agreement until the closing of the Asset Sale, we may not initiate contact with or solicit any inquiry or proposal or engage in any discussions with any third party in connection with any possible proposal regarding a sale of the PLM Business or any similar transaction. In the event we terminate the Asset Purchase Agreement to accept an unsolicited superior offer from a third party, Essig will be due a termination fee totaling $200,000.

Q.

If consummated, how will the proceeds from the Asset Sale be used?

A.

The Company, and not the Company’s shareholders, will receive, at least initially, all of the net proceeds from the Asset Sale. After the Daly/Essig Payments, the net proceeds from the Asset Sale will be used primarily to launch the HomeView product and for other working capital purposes. The Company’s Board of Directors will continue to evaluate other activities aimed at enhancing shareholder value, including potentially share buybacks, dividends, merger, acquisitions and/or other targeted investments.

Additionally, certain of our shareholders (including Mr. Robert Anthonyson, an executive officer and director of the Company) have a right to require us to purchase shares of SofTech common stock held by them, and we may use a portion of the net proceeds to fund our repurchase obligation if such shareholders exercise those rights, as described in “Proposal: The Asset Sale—Use of Proceeds” beginning on page [●].

Q.

What does our Board of Directors recommend regarding the PLM Sale Proposal?

A.

Our Board of Directors has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are advisable to, and in the best interests of, the Company and its shareholders. This determination was made by a unanimous vote of the members of our Board of Directors. Our Board of Directors recommends that you vote “FOR” the PLM Sale Proposal.

8

Q.

Do I have appraisal rights in connection with the Asset Sale?

A.

To the extent that the Asset Sale may be deemed to constitute a sale of substantially all of the assets of SofTech within the meaning of Section 12.02 of the MBCA, SofTech’s shareholders may have the right to assert and exercise appraisal rights with respect to the Asset Sale and obtain a cash payment in an amount equal to the “fair value” of their shares, as determined in accordance with the MBCA. Whether appraisal rights may apply to a given transaction is a matter of some judicial interpretation. Any shareholder of SofTech believing he, she or it is entitled to appraisal rights and wishing to preserve such rights should carefully review Sections 13.01 through 13.31 of Chapter 156D of the MGL (the “Massachusetts Appraisal Rights Statutes”), which set forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with these procedures may result in the loss of any appraisal rights to which such shareholders otherwise may be entitled. In light of the complexity of Massachusetts Appraisal Rights Statutes, any Company shareholder wishing to dissent from any such Asset Sale and pursue appraisal rights may wish to consult his, her or its legal advisors. See “Proposal: The Asset Sale—Appraisal Rights” beginning on page [●], and the text of the applicable provisions of the MBCA, which are included as Annex B to this proxy statement.

Q.

Are there any risks related to the Asset Sale?

A.

Yes. You should carefully read the section entitled “Risk Factors” beginning on page [●].

Q.

What are the U.S. federal income tax consequences of the Asset Sale to U.S. shareholders?

A.

Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal: The Asset Sale—U.S. Federal Income Tax Consequences of the Asset Sale” beginning on page [●].

Q.

Are any governmental approvals required in connection with the Asset Sale?

A.

We believe we are not required to obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any approvals or consents are required to consummate the Asset Sale, we will seek such consents or approvals as promptly as possible.

Q.

When is the closing of the Asset Sale expected to occur?

A.

If the Asset Sale is approved by our shareholders and all conditions to completing the Asset Sale are satisfied or waived, the closing of the Asset Sale is expected to occur shortly after the Special Meeting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT SOFTECH’S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE SATISFACTION OF CERTAIN CLOSING CONDITIONS SPECIFIED IN THE ASSET PURCHASE AGREEMENT, SOFTECH’S ABILITY TO SUCCESSFULLY CLOSE THE ASSET SALE AND THE TIMING OF SUCH CLOSING, THE DIVERSION OF MANAGEMENT’S FOCUS AND ATTENTION PENDING THE COMPLETION OF THE ASSET SALE, THE IMPACT OF THE ANNOUNCEMENT OF THE ASSET SALE ON THE TRADING PRICE OF OUR COMMON STOCK, OUR BUSINESS AND ON OUR RELATIONSHIPS WITH OUR CUSTOMERS, SUPPLIERS, PARTNERS AND EMPLOYEES, THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY SOFTECH UNDER THE ASSET PURCHASE AGREEMENT, THE SUFFICIENCY OF SOFTECH’S CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES FOR SOFTECH’S FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS, AND MANAGEMENT’S PLANS AND EXPECTATIONS FOR THE FUTURE, INCLUDING WITH RESPECT TO HOMEVIEW. WITHOUT LIMITING THE FOREGOING, THE WORDS “BELIEVES,” “INTENDS,” “PROJECTS,” “PLANS,” “EXPECTS,” “ANTICIPATES” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION “RISK FACTORS” IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN OUR PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

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RISK FACTORS

There are a number of factors that we believe our shareholders should consider when deciding whether to vote to approve the PLM Sale Proposal.

Risks Related to SofTech Following the Sale of the PLM Business

Over the last two fiscal years, the PLM Business we propose to sell to Essig has been responsible for the majority of our revenue and has reduced our losses incurred in the development of HomeView and the operations of SofTech Srl.

The PLM Business was responsible for a majority of our consolidated revenue in fiscal 2016. See “SofTech, Inc. Unaudited Pro Forma Consolidated Financial Statements for the Fiscal Year Ended May 31, 2016” in Annex D. This has been the case since we sold the CADRA Business in October 2013. We will retain SofTech Srl, our subsidiary in Italy that is a value added reseller of CAD and PLM technologies and services. However, that entity has incurred operating losses for three consecutive fiscal years. HomeView, our newly released data management solution for the residential property market, is a pre-revenue technology. HomeView and other new product ideas that the management team has interest in pursuing as described in the patent filings over the last few years are speculative in that the products are still in development and the management team may not have the depth of experience required to be successful in those new markets. If we are unable to generate revenue from our remaining businesses or from other sources following the closing of the Asset Sale, our financial condition will be materially adversely affected and ultimately we may be unable to maintain our operations.

We have discretion in the use of the net proceeds from the Asset Sale and may not use them effectively.

If the Asset Sale is consummated, the cash purchase price for the PLM Business will be paid directly to the Company. Our management will have discretion in the application of the net proceeds from the Asset Sale and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds in a manner that does not produce income or that loses value. We currently intend to utilize the net proceeds from the sale of the PLM Business, after the Daly/Essig Payments, to launch the HomeView product and for other working capital purposes. The Company’s Board of Directors will also continue to evaluate other activities aimed at enhancing shareholder value, including potentially share buybacks, dividends, merger, acquisitions and/or other targeted investments.

Additionally, following the closing of the Asset Sale, certain shareholders of the Company have a contractual right to require the Company to repurchase from them up to an aggregate of 70,000 shares of common stock, at an aggregate repurchase price of $490,000, or $7.00 per share, upon the exercise by such shareholders of such put right. Mr. Robert Anthonyson, an executive officer and director of the Company, holds 30,000 of those shares. Such put rights will be exercisable in the second quarter of fiscal years 2017 (with respect to 60,000 of such shares) and 2018 (with respect to 10,000 of such shares). If such put rights are exercised, we may use a portion of the net proceeds to satisfy our repurchase obligations.

We may be required to make a cash payment to shareholders who exercise appraisal rights in connection with the Asset Sale, which would reduce the amount of proceeds that we have to use in the business.

Appraisal rights under the MBCA may be applicable in connection with the Asset Sale. Under the MBCA, if the Asset Sale is approved by the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock, shareholders that did not vote in favor of the transaction and otherwise properly asserted their appraisal rights with respect to their shares may be entitled to receive a cash payment in an amount equal to the fair value of their shares (as determined in accordance with the provisions of the MBCA). Any cash payments to shareholders in connection with the assertion of appraisal rights would reduce the amount of proceeds available for use in the business following the completion of the Asset Sale.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome and will represent an even greater percentage of our expenses post-closing as we will be a significantly smaller company following the sale of the PLM Business. We intend to evaluate the merits of remaining a public company after evaluating the market’s reaction to the transaction, the opportunities for HomeView, potential partnerships, merger and/or acquisition opportunities and other pertinent factors.

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Our HomeView business is somewhat dependent on certain employees who we expect will be hired by Essig in connection with the Asset Sale.

Certain employees of our PLM Business who we expect will be hired by Essig in connection with the Asset Sale have provided their expertise to the development and launch of HomeView. Essig has agreed to make those employees available to us on a part-time basis for a 12-month transition period following the closing of the Asset Sale at agreed-upon rates. These functions provided by these employees include quality assurance testing of the code, customer support and marketing.

There can be no assurance that this arrangement will be satisfactory in that it is possible that employees’ loyalty gets directed primarily or exclusively to their employer or those employees either do not accept employment with Essig or leave the employ of Essig following the closing of the Asset Sale.

Risks Related to the Asset Purchase Agreement

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect the trading price of our common stock, our business and/or our relationships with customers, partners, suppliers and employees. In addition, pending the completion of the Asset Sale, our management’s focus and attention and employee resources may be diverted from operational matters during the pendency of the Asset Sale.

In the event that the Asset Sale is not completed, the announcement of the termination of the Asset Purchase Agreement may also adversely affect the trading price of our common stock, our business or our relationships with customers, partners, suppliers and employees.

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including the approval of the Asset Sale by our shareholders. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in Buyer’s favor or if other mutual closing conditions are not satisfied, Buyer will not be obligated to complete the Asset Sale.

If the Asset Sale is not completed, our Board of Directors, in discharging its fiduciary obligations to our shareholders, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our shareholders as the Asset Sale.

The Asset Purchase Agreement limits our ability to sell the PLM Business to a party other than Essig.

The Asset Purchase Agreement contains provisions that make it more difficult for us to sell the PLM Business to a party other than the Buyer, including a non-solicitation provision and a provision requiring us to notify Buyer of any solicitation or offer made by any third party in connection with the sale of the PLM Business or any similar transaction. These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of our PLM Business from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Buyer. In the event we receive and accept a superior offer for the PLM Business from a party other than the Buyer, we will owe the Buyer a fee of $200,000.

The Buyer is not assuming any of the excluded liabilities under the Asset Purchase Agreement.

Under the Asset Purchase Agreement, Buyer is not assuming all of the liabilities associated with the PLM Business. Certain liabilities will remain with SofTech post-closing. For example, Buyer is only assuming customer support obligations and obligations for performance under the certain assigned contracts that arise after the closing, and is not assuming liability for any obligation or breach by SofTech occurring or arising prior to the closing. While the Company believes that it has adequately accrued for these liabilities or is adequately insured against certain of the risks associated with such excluded liabilities, there can be no assurances that additional expenditures will not be incurred in resolving these liabilities.

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The Asset Purchase Agreement may expose us to contingent liabilities.

We have agreed to indemnify the Buyer for certain breaches of representations, warranties or covenants made by us in the Asset Purchase Agreement. Significant indemnification claims by the Buyer could materially and adversely affect our business, financial condition and results of operations.

Under the Asset Purchase Agreement, we may potentially earn up to two contingent payments, but there can be no guarantee we will earn such payments.

Under the Asset Purchase Agreement, the Company will earn two additional contingent payments if the revenue of the PLM Business in the first 12-month period following the closing of the Asset Sale equals at least $3.2 million and if the revenue in the second 12-month period following the closing of the Asset Sale equals at least $3.75 million. In each period the additional payment would equal $75,000 plus 12.5% of the amount in excess of the minimum revenue threshold for each period plus $75,000. For example, if the revenue of the PLM Business for the first 12-month period is $3.5 million, the contingent payment due would be $103,125 calculated as $75,000 plus 12.5% times $3.5 million less $3.275 million. There can be no assurance that the revenue generated by the PLM Business will at least equal the minimum revenue threshold in each period or that we would earn any of the contingent payments.

THE SPECIAL MEETING

Time, Date and Place

The Special Meeting will be held on [●], 2016 at 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854 at 10:00 a.m., local time.

Proposal

The Special Meeting is being held for the following purposes:

•

to consider and vote on the PLM Sale Proposal; and

•

to consider and vote on the Adjournment Proposal.

Descriptions of the PLM Sale Proposal and the Adjournment Proposal are included in this proxy statement. A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement.

Required Vote

PLM Sale Proposal

The approval of the PLM Sale Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the PLM Sale Proposal.

Adjournment Proposal

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present at the Special Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, while broker non-votes, if any, and shares not in attendance (either in person or by proxy) will have no effect on the outcome of any vote on the Adjournment Proposal.

Record Date

Holders of our common stock as of the close of business on [●], 2016, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting. On the record date, there were [●] shares of common stock outstanding and entitled to vote at the Special Meeting and any postponements or adjournments of the Special Meeting. No other shares of capital stock were outstanding on the record date.

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Ownership of Directors and Executive Officers

As of September 1, 2016, our directors and executive officers beneficially held approximately 28.9% in the aggregate, and the Buyer beneficially held approximately 18.5% in the aggregate, of our shares of common stock entitled to vote at the Special Meeting.

Quorum and Voting

The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Votes withheld, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

Each share of common stock issued and outstanding on the record date for the Special Meeting is entitled to one vote.

Proxies; Revocation of Proxies

If you are unable to attend the Special Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card. If your shares of common stock are held in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted “FOR” the PLM Sale Proposal and the Adjournment Proposal and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Special Meeting. As of the date of this proxy statement, our Board of Directors knows of no other business that will be presented for consideration at the Special Meeting other than the PLM Sale Proposal and the Adjournment Proposal.

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting by:

•

giving written, dated notice to the Corporate Secretary of SofTech stating that you would like to revoke your proxy;

•

signing and returning to us in a timely manner another proxy card with a later date;

•

if you are a shareholder of record or have a legal proxy from the shareholder of record, attending the Special Meeting in person and voting; or

•

if your shares are held in “street name,” following the instructions of your bank, broker or other nominee with respect to the revocation of proxies.

Simply attending the Special Meeting will not constitute a revocation of your proxy.

Adjournments

The Special Meeting may be adjourned by the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Special Meeting for any purpose, including for the purpose of obtaining a quorum or soliciting additional proxies if there are insufficient votes to approve the PLM Sale Proposal. Any adjournment may be made without notice. Any adjournment will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Broker Non-Votes

Broker non-votes occur when a broker holding stock in “street name” does not vote the shares on some or all matters. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. Uncast votes on non-routine matters are referred to as “broker non-votes.” Because each proposal being considered at the Special Meeting is a non-routine matter, shares of our common stock as to which brokers have not received any voting instructions will not be deemed present for any purpose at the Special Meeting.

The inspector of elections will treat broker non-votes as shares that are not present and entitled to vote for the purpose of determining the presence of a quorum. Because the votes required to approve the PLM Sale Proposal are based on a percentage of the total number of shares of common stock outstanding, broker non-votes will have the effect of a vote “AGAINST” the PLM Sale Proposal. However, broker non-votes, if any, will have no effect on the outcome of any vote on the Adjournment Proposal.

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Solicitation of Proxies

This proxy solicitation is being made and paid for by SofTech on behalf of its Board of Directors. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have more questions about the PLM Sale Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact SofTech, Inc., Attn: Corporate Secretary, Joseph P. Mullaney, 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854, telephone number (978) 513-2730.

PROPOSAL: THE ASSET SALE

The following discussion is a summary of the material terms of the Asset Sale. We encourage you to read carefully and in its entirety the Asset Purchase Agreement, which is attached to this proxy statement as Annex A, as it is the legal document that governs the Asset Sale.

General Description of the Asset Sale

If the Asset Sale is consummated, we will sell substantially all of our assets used in the PLM Business to the Buyer for the Base Purchase Price of $3.25 million, which will result in net proceeds to the Company of approximately $1.3 million (of which $162,500 will be deposited in escrow for a two-year period following the closing of the Asset Sale to secure SofTech’s indemnification obligations under the Asset Purchase Agreement), factoring in the Daly/Essig Payments, as further described under “—The Asset Purchase Agreement” below. Additionally, we will have the opportunity to earn contingent payments during the two 12-month periods immediately following the closing. This proxy statement describes the transaction.

Parties to the Asset Sale

SofTech, Inc.
650 Suffolk Street
Suite 415
Lowell, Massachusetts 01854
(978) 513-2700

SofTech is a proven provider of engineering software solutions with its ProductCenter® PLM (product lifecycle management) technology offering and its Connector technology offering. In addition, through a Distributorship Agreement with Mentor Graphics Corporation it offers CADRA, a two-dimensional CAD technology, to customers in Europe. In addition, we offer other third party PLM technologies that we believe are complementary to our offerings. These solutions accelerate product development, introduction and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. We deliver enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively. HomeView, SofTech’s most recent software and service solution, is a secure, intelligent home asset management and maintenance system. HomeView allows homeowners to create a virtual home manual that logs, manages and tracks personal assets and attributes about the property. Home ownership is made easier by managing user manuals, warranty periods, service records, maintenance reminders and other projects with HomeView.

SofTech incorporated under the laws of the Commonwealth of Massachusetts in 1969. We completed our initial public offering in 1981. Our principal offices are located at 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854. Our telephone number is (978) 513-2700, and our website address is www.softech.com

SofTech’s common stock is quoted on the Over the Counter Bulletin Board QB Market tier under the symbol “SOFT.” We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC’s website at www.sec.gov or free of charge on our website as soon as reasonably practicable after we file the documents with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

14

Essig Research Inc.
497 Circle Freeway
Cincinnati, OH 45246
(513) 942-7100

Founded in 1993, Essig’s roots were in the development of complex 3-D finite element models and providing thermal and structural analysis of turbine airfoils to GE Aviation. Today, Essig has grown into a global business providing a variety of technical and logistical services through talented employees in several strategic locations in the United States, Puerto Rico, Mexico and the Philippines.

Essig is a world-class, ISO 9001 registered, high-tech engineering and manufacturing services company. It provides professional services specialized in engineering design and analysis, product definition, computer modeling, repair and tooling development, project management, logistics support, and advanced manufacturing techniques to customers worldwide. Essig continually enhances its customers’ manufacturing capabilities by providing the best in class engineering services available. Essig has a talented team of professionals and subject matter experts offering solutions to a variety of advanced engineering challenges.

The Company has existing business relationships with Essig and certain of its affiliates and Essig’s primary shareholder is an investor in SofTech. See “—SofTech Relationship with Essig” below for a description of these relationships.

Background of the Asset Sale

In March 2011, SofTech’s current management team (Joseph P. Mullaney, President and Chief Executive Officer, and Robert B. Anthonyson, Vice President of Business Development) completed a transaction (the “Recapitalization Transaction”) in which a group of eight investors purchased 39% of the Company’s common stock, arranged for debt facilities of $3.2 million personally guaranteed by the Company’s President and Chief Executive Officer and negotiated for a $7.6 million debt reduction from Greenleaf Capital, Inc. (“Greenleaf”), which at that time was the Company’s sole lender and largest shareholder. Subsequent to the Recapitalization Transaction the Company purchased all of Greenleaf’s 271,411 shares of the Company’s common stock and retired them. Prior to the Recapitalization Transaction, the Company had defaulted on its $10.6 million debt with Greenleaf which was in the final stages of a court procedure to enforce its rights for repayment. This action would in all likelihood have resulted in the equity holders realizing no value for their SofTech common stock holdings.

A core tenet of the management team’s strategy following the Recapitalization Transaction has been to actively consider ways to monetize some or all of SofTech’s assets and to pursue new strategic initiatives, such as potential business combinations, sale transactions, development of new product offerings, filing of new patent ideas and strategic partnerships.

The management team believed it was in a better position to enhance shareholder value relative to the overwhelming debt position of the Company prior to the Recapitalization Transaction given the greatly improved financial position of the Company and the experience of the investor group.

Since the Recapitalization Transaction, the Company has taken the following actions consistent with this strategy:

•

Sold the AMT product line in May 2011 in exchange for cash;

•

Sold certain CAD and PLM patents in June and September 2012 in exchange for cash and a percent of future funds recovered;

•

Filed three patents and acquired the rights to another;

•

Developed and launched the Connector product line;

•

Sold the CADRA product line in October 2013 in exchange for cash and a percent of future revenues;

•

Developed and launched a new data management product for the residential property market called HomeView; and

•

Entered into the Asset Purchase Agreement to sell the PLM Business, as described herein.

The above actions have allowed the Company to improve its liquidity by reducing its outstanding debt. The product line sales and patent sales generated taxable income that were sheltered from both federal and state income taxes through utilization of the Company’s tax assets. However, CADRA was responsible for a majority of the cash flow generated by SofTech. Subsequent to completion of the CADRA sale, the Company incurred operating losses and generated negative cash flow (GAAP net income (loss) plus non-cash expenses) for eight of the ten fiscal quarters from the third fiscal quarter of fiscal 2014 through the fourth fiscal quarter of fiscal 2016.

15

Since the sale of the CADRA product line to Mentor Graphics Corporation (“Mentor”), that product line’s revenue has declined from the $3.146 million for the fiscal year ended May 31, 2013, immediately preceding the sale to approximately $2 million for the 12 months ended April 30, 2016.

Since fiscal 2015, we have invested a significant amount of time and attention in developing and launching HomeView, our secure, intelligent home asset management and maintenance system. Following the consummation of the Asset Sale, we intend to focus on our HomeView offering, as described in further detail under “—Activities of SofTech Following the Asset Sale” below.

Developing the HomeView technology to the point of commercial launch has presented many challenges. SofTech has 26 employees and contractors located in the United States and Europe. We are a very small company competing against multiple, billion-dollar entities in the slow growth, mature, $20 billion PLM market. While the CADRA sale in 2013 allowed us to pay off a majority of our debt incurred as part of the Recapitalization Transaction, especially those debt facilities with quarterly EBITDA hurdles and other restrictive covenants, which allowed us the financial flexibility to develop the HomeView technology over the last two years, success going forward will require market focus and additional capital.

We explored the potential for raising additional equity capital or incurring additional debt that would allow us to continue to operate the PLM Business and increase our marketing efforts on HomeView. It became clear to us that investors did not understand the strategy of a company our size in two very different markets. We also concluded that additional debt, if available, would be at very high borrowing rates and would limit our activities. However, during these discussions with investors there seemed to be keen interest in the outright acquisition of the ProductCenter and Connector technologies. The predictable, recurring maintenance revenue, customer list, positive cash flow, maturity of the technology and expertise of the employees were all significant value indicators for these parties.

In April 2014, we proactively approached Company A, a significantly larger technology company operating in the PLM space, with an unsolicited approach for how our two companies might merge our operations. Our two companies had worked together in the past and each was very familiar with each other’s products, customers and personnel. In our view, our product lines did not overlap and significant synergies were possible from a combination. Absent a merger, we expressed a willingness to open discussions for the acquisition of our PLM Business by Company A.

Based on Company A’s expressed interest in learning more, we shared overview information about our historical operating results, recurring maintenance revenue, employee compensation and other information that would allow them to evaluate the market value of the business. No customer names or employees were identified in this preliminary phase of due diligence. We were trying to first determine Company A’s level of interest and, most importantly, trying to determine what it believed the business was worth.

By July 2014, Company A’s Chief Executive Officer informed us that it had interest in a transaction with SofTech but also had capital constraints that would restrict it from providing meaningful value to SofTech shareholders. Company A suggested that if we would be willing to sell the PLM Business to it with a series of contingent payments based on the operating results it would be willing to engage in further discussions. Company management determined from this interaction that the probability of a transaction with Company A at a value we believed was fair for our shareholders was remote.

Since our initial discussions with Company A concluded, we have had subsequent discussions with Company A’s management team at different levels about a potential transaction. However, at no time during those discussions did we conclude that Company A had the capital to complete a transaction at a fair price or that it would be willing to attempt to raise the requisite funds from a third party.

In April 2014 we also approached Company B, a billion-dollar technology company that focuses on acquiring technology businesses with a highly-predictable recurring revenue base and “slow-to-no” revenue growth. The acquisition would not have been strategic for this entity but purely a financial purchase. Company B had previously expressed interest in our PLM Business and had specifically rejected the idea of being an equity or debt provider to SofTech. After a period of preliminary due diligence of approximately two months, Company B offered to purchase the ProductCenter and Connector technologies in an asset sale, including maintenance contracts and other licensing arrangements but excluding the Consulting business, in exchange for $1.7 million in cash. After further due diligence, by approximately October 2014, Company B determined it also wanted to acquire the PLM consulting business and increased its non-binding offer to $2 million.

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By that time, revenue forecasts for both the ProductCenter and Connector product lines had improved. Prior to fiscal year 2015, ProductCenter revenue had declined for eight consecutive fiscal years. By the second quarter of fiscal 2015 the projections were for double-digit revenue growth for fiscal year ended May 31, 2015. License revenue was projected to grow from the expanded use of our technology at several large ProductCenter customers and our pipeline of Connector subscribers was also showing double-digit revenue growth. In addition, ProductCenter maintenance renewal rates were improving relative to fiscal 2013 and 2014 and there were several large consulting engagements proposed.

The Board evaluated Company B’s $2 million offer in light of the projected increases in revenue for these PLM solutions and determined that it was insufficient given the revenue growth expected from both the ProductCenter and Connector technologies in fiscal 2015. Ultimately, revenue from the PLM Business increased by 15.5% in fiscal 2015 as compared to fiscal year 2014.

In communicating to Company B the Board’s decision to reject the offer we attempted to negotiate an increased value based on the fact that the forecast for the PLM business had improved significantly. Company B’s response was that its interest was in acquiring “slow-to-no” revenue growth technology companies with a predictable recurring revenue stream. Company B was unwilling to increase its non-binding $2 million offer based on the revenue growth especially given the eight years of declining revenue that preceded it.

After a period of no discussions, Company B attempted to re-start negotiations and requested that we provide it with a value that we might find acceptable given the recent revenue growth. During this interaction it became clear that Company B had no interest in offering a reasonable market price for the PLM Business to reflect the value of the higher revenue and cash flow experienced in fiscal 2015.

In June 2015, the Company received a non-binding offer from Company C to acquire the ProductCenter and Connector technologies including the Consulting business but excluding the CADRA distribution business in Italy in exchange for $2.5 million. Company C is a fund that acquires technology companies. The PLM Business would have represented the fund’s first software company acquisition. SofTech representatives met Company C representatives at a “meet and greet” event in June 2015 sponsored by an entity that brings companies and capital (debt and equity) together. After a period of back and forth negotiations, in July 2015 Company C revised its non-binding offer to $3.0 million plus two contingent payments of $500,000 each based on achievement of two operating performance goals for each of the two years immediately following the completion of the transaction. One performance goal was based on the maintenance revenue and the other was based on cash flow. The revised offer included the stipulation that the company would enter into a binding letter of intent and that the completion of the transaction would be contingent on a number of SofTech employees agreeing to accept employment with Company C including SofTech’s Chief Executive Officer.

The Board determined that the contingent payments were unlikely to have any real value for two reasons: (a) the first year maintenance revenue would be negatively impacted by purchase accounting adjustments related to the deferred maintenance revenue obligation assumed by the buyer; and (b) the cash flow could be easily manipulated by discretionary expenditures incurred by the buyer. Company C refused to address these concerns and therefore the Board disregarded the potential value of the contingent payments and concluded the amount of Company C’s non-binding offer was the $3.0 million upfront purchase price. Company C also refused to increase the upfront purchase price stating that the revised offer was its best and final offer.

In December 2015, the Company contacted Company D to determine if it had any interest in acquiring our PLM business. Company D is a well-known, firmly established technology company in the CAD and PLM space. Company D is focused primarily in dealing with the problems of data exchange and interoperability between and among various proprietary CAD and PLM systems. Interoperability is a significant and difficult problem for design and manufacturing companies given the number of proprietary systems in use.

After a short period of evaluation Company D determined that our ProductCenter technology could pose a problem for it subsequent to acquisition because other PLM vendors they currently partner with might consider ProductCenter a competitor to their solutions. If they did view ProductCenter as a competitor, they might be concerned about utilizing Company D’s data exchange and interoperability solutions.

Company D expressed some level of interest in our Connector platform in that it was much more aligned with Company D’s strategy. Company D did not attempt to place a value on that interest. We determined that attempting to separate the Connector platform from the ProductCenter technology would be cumbersome and might actually result in a lower value for both businesses. The Board determined to discontinue its discussions with Company D.

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Between the date of the Recapitalization Transaction and October 31, 2011 Essig purchased approximately 57,000 shares of SofTech common stock in open market purchases, or approximately 5.8% of SofTech’s outstanding shares of common stock at that time. In the fall of 2011, we met with Joseph P. Daly, Essig’s primary shareholder, to gain an understanding of Essig’s business focus and how we might be able to work together for our mutual benefit. In December 2012 Essig participated in a private placement whereby it purchased 25,000 shares of SofTech common stock at $5.00 per share with a right to require the Company to repurchase those shares at $5.50 per share during a 30-day period following the 18-month anniversary of the investment. Essig exercised that put right in June 2014 and the Company repurchased the shares at the agreed upon put price.

Subsequent to that repurchase, in June 2014, Essig, Mr. Daly and SofTech entered into a Partnership Agreement, a Stock Purchase Agreement and a Term Loan. The Term Loan has been amended several times over the last two years. In connection with the Partnership Agreement, Essig and SofTech have shared office space at SofTech’s offices in Lowell, MA and co-marketed our product and service offerings to each of our customers. Under the Purchase Agreement, Mr. Daly purchased 110,000 shares of SofTech common stock at $5.00 per share. The shares are subject to a right of Mr. Daly to require SofTech to repurchase some or all of those shares during a 90-day period following the three-year anniversary of the investment at $7.00 per share. Under the Term Loan, Essig lent the Company $750,000 to be repaid from the deferred payments related to the CADRA Sale.

Since 2011, the companies have sought to work together to market their respective products and services to their respective customers with some limited success. A customer of Essig was introduced to SofTech’s ProductCenter solution and purchased licenses and support services in 2015 and 2016. Likewise, a long-time customer of SofTech hired Essig for its drafting expertise in 2016.

Given the Company’s interest in selling its PLM Business for reasons enumerated in this document, the comfort level between the two companies through the above described agreements and the belief that there were synergies that could be realized by combining the PLM Business with Essig’s engineering services business, in June 2015, SofTech and Essig entered into discussions to determine if we could come to terms on a transaction. During those discussions we explored various ways to structure such a transaction including a merger of the two entities, an asset sale of the PLM business and the acquisition of the stock of our Italian subsidiary, SofTech Srl. During June and July 2015, Essig conducted due diligence procedures and examined each of these potential structures while engaging in back and forth discussions with the Company.

On August 3, 2015, Essig and SofTech entered into a non-binding preliminary term sheet whereby Essig agreed to acquire the assets comprising the PLM Business (including technology, maintenance contracts, consulting business and the CADRA distribution business in Italy) in exchange for $3.6 million less any monies due Essig by SofTech under the existing debt facilities. Cash, billed accounts receivable, prepaid assets, notes receivable, tax assets, patent applications and all intellectual property related to SofTech’s eCommerce technologies were specifically excluded from the sale and would be retained by SofTech. Essig would assume the contractual support obligations related to maintenance and subscription agreements with a remaining term that ends subsequent to the closing date of the transaction.

On October 13, 2015, the SofTech Board of Directors met and reviewed, among other things, the status of the due diligence with Essig. The draft Asset Purchase Agreement and Schedules were distributed prior to the meeting and reviewed in detail with the directors. Just prior to the meeting, Essig had determined that they would be revising the preliminary term sheet to exclude the capital stock of SofTech Srl from the transaction. The directors discussed the impact on purchase price from that exclusion and provided management with its views on this matter.

On November 3, 2015, the SofTech Board of Directors met and reviewed, among other things, the status of the transaction to sell the PLM Business. Specifically discussed were the purchase price, contingent payments, SofTech Srl, other issues and the estimated timeline to completion.

From approximately August 2015 through January 2016, Essig engaged in due diligence activities with regard to the PLM Business including visiting our offices in Italy. Whether to include or exclude the SofTech Srl capital stock from the transaction was the matter of much discussion and deliberation. Ultimately, SofTech Srl was excluded from the transaction and the purchase price was reduced from $3.6 million to $3.25 million.

In addition to the revised purchase price of $3.25 million, Essig’s revised offer provided that the Company would be entitled to two additional contingent payments based on revenue of the PLM Business (“PLM Revenue”) for the two 12-month periods immediately following the closing of the transaction as follows:

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For the first 12-month period following the closing of the transaction the contingent payment would be derived as follows:

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If PLM Revenue is less than $3.2 million then zero.

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If PLM Revenue is more than $3.2 million then $75,000 plus 12.5% of the amount in excess of $3.275 million.

For the second 12-month period following the closing of the transaction the contingent payment would be derived as follows:

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If PLM Revenue is less than $3.75 million then zero.

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If PLM Revenue is more than $3.75 million then $75,000 plus 12.5% of the amount in excess of $3.825 million.

The revenue for the PLM Business for the 12-month period ended May 31, 2016 was approximately $3.434 million including about $218,000 of consulting revenue performed for a SofTech Srl customer.

On March 22, 2016, the SofTech Board of Directors met and reviewed, among other things, the status of the sale of the PLM Business to Essig especially in light of the time that had elapsed since the signing of the non-binding letter of intent. The directors discussed the primary reasons for the delay in closing the transaction. In addition, the key terms of the revised offer to purchase the PLM Business excluding SofTech Srl were presented.

From January 2016 until August 24, 2016, the Company and legal counsel for SofTech exchanged numerous drafts of the Asset Purchase Agreement with Essig and its legal counsel and worked with representatives from the parties to negotiate the terms of the transaction. The key issues of negotiation were: whether to include SofTech Srl in the transaction, the transitional services agreement for the one year period after the close, the contingent payments, the terms of the “no-shop” provision (including SofTech’s ability to enter discussions with third parties that make unsolicited inquiries in respect of the PLM Business), the size of and circumstances under which a termination fee would be paid by SofTech for certain events leading to a termination of the Asset Purchase Agreement, the period of indemnification, covenants restricting the actions of SofTech between signing the Asset Purchase Agreement and closing the transaction and the bring-down standard for Essig’s closing condition with respect to SofTech’s representations and warranties.

In addition to the meetings of the SofTech Board of Directors described above, the directors received eight written status updates between the time the preliminary term sheet with Essig was signed on August 5, 2015 and the signing of the Asset Purchase Agreement on August 24, 2016.

On August 22, 2016, after careful consideration, SofTech’s Board of Directors voted to adopt resolutions approving entering into the Asset Purchase Agreement and the transactions contemplated thereby, and determined the Asset Purchase Agreement to be advisable to, and in the best interests of, SofTech and its shareholders.

On August 24, 2016, the parties executed and delivered the Asset Purchase Agreement. Prior to the open of trading in the OTC Market on August 24, 2016, SofTech issued a press release announcing the transaction.

SofTech Relationship with Essig

Apart from the Asset Sale, the Company is currently party to three transactions with Essig, a related party, and its affiliates and Joseph P. Daly, Essig’s primary shareholder, each as described below:

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Equity Ownership in SofTech. As of August 24, 2016, Joseph P. Daly, the primary shareholder of Essig, beneficially owned 177,500 shares of SofTech’s common stock, representing 19.4% of the outstanding shares of SofTech’s common stock. Such beneficially owned shares consist of (a) 141,000 shares held directly by Mr. Daly, of which 110,000 shares were acquired from the Company in a private placement transaction (the “Put Shares”), (b) 26,500 shares held by EssigPR, Inc., a Puerto Rico corporation owned by Mr. Daly (“EssigPR”), and (c) 10,000 shares issuable upon exercise of stock options held by EssigPR.

Mr. Daly acquired the Put Shares from the Company on June 20, 2014 at a per share price of $5.00 per share. Under the terms of the share purchase agreement entered into between the Company and Mr. Daly, Mr. Daly may require the Company to repurchase some or all of the shares at $7.00 per share during the 90-day period immediately following the three-year anniversary of the closing date of the share issuance. If we are unable to honor such put right, the unpaid portion converts into a loan obligation secured by all our assets and bearing interest at an annual rate of 20%. If we default on our obligations under such note, the holder of such note may assert any rights it has as a secured creditor, including rights to foreclose on our assets. In connection with the Asset Sale, the Company has agreed to repurchase from Mr. Daly all of such shares at the closing of the Asset Sale for an aggregate cash payment of $715,000, of $6.50 per share.

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Term Note. SofTech had outstanding indebtedness of $1,250,000 as of August 30, 2016 pursuant to a promissory note issued by SofTech to EssigPR plus accrued interest expense of approximately $17,000 through that date. In connection with the Asset Sale, the Company has agreed to pay at the closing of the Asset Sale all of the outstanding principal and interest due on such note. Below is a description of such note:

On June 20, 2014, the Company entered into a three-year promissory note agreement (the “Note”) with EssigPR as the lender. The Note is a $750,000 term loan maturing on April 1, 2017, that accrues interest at a 9.5% interest rate, paid quarterly in arrears. The principal on the Note was to be paid from the holdback payment and earn-out payments in connection with Mentor’s purchase of the CADRA product line from SofTech pursuant to the asset purchase agreement relating to such transaction (the “CADRA Agreement”). Specifically, the holdback payment and earn-out payments.

In the event whereby the total payments received from Mentor as described above are insufficient to fully satisfy all amounts due under the Note, including principal and interest, the Company shall pay the remaining balance on April 1, 2017. In the event whereby these payments exceed the amounts due under the Note, such excess shall be the sole property of the Company.

On October 1, 2014, the Company entered into an additional short term borrowing arrangement with EssigPR (“Short Term Note”) whereby it was agreed that the Company would retain $300,000 of the holdback payment due from Mentor in October 2014 rather than utilize those monies to pay down the above described Note. The interest rate on the Short Term Note is 9.5%, payable quarterly in arrears. The Short Term Note could be repaid at any time without penalty and was due in full on April 10, 2015. EssigPR was awarded 5,000 fully vested stock options to purchase SofTech common stock at $1.00 per share. The stock options will expire on October 1, 2024 if not exercised. The Short Term Note arrangement did not increase the total principal amount of debt owed to EssigPR. Rather, the arrangement had the effect of establishing new payoff terms for that portion of the debt owed to EssigPR under the Note.

The Short Term Note has been amended multiple times during fiscal year 2015, 2016 and 2017 to extend the due date and/or increase the amount of the borrowings as detailed in Note F to the financial statements. The most recent amendment on August 12, 2016 was in contemplation of completion of the sale of the PLM Business as detailed hereunder.

On the occurrence and continuance of an event of default under the Note that is not cured after written notice from EssigPR, all or any part of the indebtedness under the Note may become immediately due at the option of EssigPR. Under the Note, events of default are (a) a default in the payment of any money owed by the Company to EssigPR under the Note or in any other transaction or (b) a default in the Company’s performance of any obligation to EssigPR under the Note or any other agreement between the two parties, whether such agreement is presently existing or entered into in the future. If the Company dissolves, becomes insolvent, or makes an assignment for the benefit of creditors, all such indebtedness under the Note shall become automatically due and payable.

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Partnership Agreement. SofTech and Essig are parties to a Partnership Agreement, dated as of June 20, 2014, pursuant to which the parties agreed to co-market and deliver Essig’s services to SofTech’s customers. The parties agreed to share all revenue derived from such activities 20% to SofTech and 80% to Essig, subject to modification upon agreement of the parties on a case-by-case basis in the event the responsibilities with respect to such activities differ from typical arrangement anticipated. Under the Partnership Agreement, SofTech agreed to provide office space to Essig at SofTech’s Lowell, Massachusetts headquarters. The Partnership Agreement expires on April 1, 2017.

Our Board of Directors was aware of the foregoing relationships between the Company and Essig and considered such relationships, among other matters, in approving the Asset Purchase Agreement.

Reasons for the Asset Sale

Our Board of Directors has determined that the sale of PLM Business in this transaction is in the best interests of SofTech’s shareholders because it believes that the purchase price represents a full valuation of the PLM Business and that the Company will have a better chance of increasing shareholder value by selling the PLM Business in this transaction than it would if it retained the PLM product line and continued to operate it. Specifically, the cash proceeds from the Asset Sale will provide the Company with needed financial liquidity and flexibility, which is important to the Company and its shareholders in order to avoid the risk of defaulting on its existing term note with EssigPR and to provide the Company with the opportunity to continue to operate its remaining business while pursuing other initiatives intended to increase shareholder value.

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The HomeView product has been developed over the course of the last two years with existing resources. The continued marketing of this new product will require additional capital and market focus to gain market acceptance. The Company has been unable to identify sources of reasonably priced capital as presently constituted. Specifically, potential investors raise concern regarding the ability of a small company like SofTech attempting to compete in the relatively small, mature, slow growth PLM market and the significantly larger, rapidly growing, emerging market for HomeView. Selling the PLM Business will address the Company’s need for near term additional capital, allow for us to focus primarily on one market, allow for us to be debt free for the first time in two decades and provide us with flexibility to potentially engage in activities aimed at enhancing shareholder value, such as share buybacks, dividends, merger, acquisitions and/or other targeted investments.

Immediately after the transaction, the Company estimates its balance sheet will be significantly enhanced. As detailed in the pro forma financial statements presented in Annex D hereto using the most recent balance sheet dated May 31, 2016, cash and receivables would total approximately $2.6 million or about $3.26 per share. Even after reducing the cash and receivables for accounts payable, accrued expenses and redeemable common stock, the net balance is approximately $1.5 million, or $1.91 per share. The Company believes this liquidity can be used to enhance shareholder value by more aggressively marketing the HomeView product and potentially taking other actions, including paying dividends, buying back shares, raising additional capital at prices that exceed the trading price over the recent past and/or identifying strategic partners or merger partners in the HomeView space that can help bring that product to market more efficiently and effectively.

In evaluating the terms under which Essig offered to purchase the PLM Business, the Board considered many factors. The most important factors considered were the following:

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Value. The Board of Directors determined that the purchase price offered by Essig was a fair value for the PLM Business relative to other indicators of value, considering the $3.25 million purchase price (of which the net proceeds to the Company will be approximately $1.3 million after the Daly/Essig Payments), the potential contingent payments, the liabilities assumed and the billed receivables retained by SofTech. The closing price of SofTech’s common stock on August 23, 2016 (the trading day immediately preceding the date on which we announced the transaction) was $1.40, or an aggregate market capitalization of the Company of approximately $1.3 million. Other indicators of value included discussions with unrelated third parties as described under “—Background of the Asset Sale” above, the market value of the PLM Business as reflected in the Company’s stock price and the Company’s market value as indicated by the investors that purchased 39% of the Company’s equity in the Recapitalization Transaction.

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Liquidity. The transaction would result in the Company repaying all of its outstanding indebtedness and becoming debt-free for the first time in two decades. While reasonable levels of borrowing can enhance shareholder value it also increases the financial risk profile of the business. The Company experienced debt default in both 1999 and again in 2010, each occurring when the Company had a different management team and Board of Directors. Default on debt allows the lender, at its discretion, to seek immediate repayment through foreclosure or other means that can significantly diminish or erase shareholder value. This is exactly the situation faced by the SofTech shareholders immediately before the Recapitalization Transaction. Additionally, following the closing of the Asset Sale, certain shareholders of the Company have a contractual right to require the Company to repurchase from them up to an aggregate of 70,000 shares of common stock, at an aggregate repurchase price of $490,000, or $7.00 per share, upon the exercise by such shareholders of such put right. Mr. Robert Anthonyson, an executive officer and director of the Company, holds 30,000 of those shares. Such put rights will be exercisable in the second quarter of fiscal years 2017 (with respect to 60,000 of such shares) and 2018 (with respect to 10,000 of such shares).

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Strategy. The current management team took operational control in March 2011. The stated strategy of the new management team has been to enhance shareholder value from the $1.09 per common share price on the date the Recapitalization Transaction was completed (March 11, 2011). A core tenant of the management team’s strategy following the Recapitalization Transaction has been to actively consider ways to monetize some or all of the Company’s assets and to pursue new strategic initiatives, such as potential business combinations, sale transactions or strategic partnerships. The sale of the Company’s AMT product line in May 2011, the sale of its patents in June 2012 and September 2012 and the sale of its CADRA product line in October 2013 reflected implementation of that strategy. The Company’s tax attributes allowed these taxable events to be offset resulting in no federal or state tax being assessed. The proposed sale of the PLM product line is a continuation of that stated strategy. The Board of Directors believes that the Company has a better chance of enhancing shareholder value by using the proceeds from the Asset Sale to pursue strategic initiatives than by continuing to operate the PLM Business.

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Use of Tax Attributes to Reduce Taxable Income. At the Recapitalization Transaction date, the Company had certain federal and state tax attributes totaling approximately $24 million. The Company has spent a considerable amount of time and money seeking ways to both protect the tax attributes from being limited and using the attributes to reduce taxable income prior to the expiration of the tax assets. The transaction whereby Greenleaf agreed to accept $3 million in exchange for its $10.6 million indebtedness, the taxable gain from the sale of the AMT product line, the sale of the Company’s patents and the CADRA sale all utilized federal and state tax attributes to completely offset federal and state tax payments that might otherwise be due. Management estimates that the sale of the PLM Business will generate a significant taxable gain that will be substantially reduced or completely offset from federal and state taxes as a result of utilizing these tax attributes.

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Remaining Operations. The Board of Directors carefully considered the challenges and opportunities that would exist for the Company’s remaining operations following the Asset Sale. As described under “Activities of SofTech Following the Asset Sale” below, subsequent to the sale of the PLM product line, we will continue operating as a going concern developing and offering our HomeView technology to the consumer market. We will continue to operate SofTech Srl, our Italian subsidiary, as a value added distributor of PLM solutions but will seek opportunities to monetize that asset if at all possible in the coming year. The above described businesses and prospects, together with estimated tangible assets of about $1.7 million subsequent to the transaction, provide additional opportunities for the Company to continue to positively impact shareholder value subsequent to the sale of the PLM Business. We believe that the Company’s liquidity would be significantly enhanced, its financial risk profile substantially reduced and management’s ability to continue its March 2011 strategy of enhancing shareholder value strengthened as a direct result of completing this proposed transaction.

The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but rather includes material factors considered by the directors. Our Board of Directors also considered other factors, including those described in the section entitled “Risk Factors” in this proxy statement, in deciding to approve, and unanimously recommending that our shareholders approve, the Asset Sale. In reaching its decision and recommendation to our shareholders, our Board of Directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In addition, our Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above.

Recommendation of Our Board of Directors

After careful consideration by the Board of Directors, the Board unanimously approved the Asset Purchase Agreement and the other transactions contemplated thereby, and unanimously determined that the terms of the Asset Purchase Agreement are advisable to, and in in the best interests of, the Company and its shareholders. Accordingly, the Board unanimously recommends that shareholders approve the transaction as described herein.

Activities of SofTech Following the Asset Sale

As further described under the “Reasons for the Asset Sale” above, the Board of Directors believes that increasing shareholder value will be more likely achieved by selling the PLM Business in this transaction than by retaining the PLM product line and continuing to operate it. The Board of Directors currently believes that the long-term interests of SofTech’s shareholders would be best served by the Company pursuing the activities described below and other strategic initiatives that the Board of Directors may subsequently determine are in the best interests of SofTech’s shareholders.

HomeView Product

Since fiscal 2015, we have invested a significant amount of time and attention in developing and launching HomeView, our secure, intelligent home asset management and maintenance system. Following the consummation of the Asset Sale, we intend to focus on our HomeView offering, as further described below.

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In December 2012, the Company filed a patent with the United States Patent and Trademark Office describing a system that would allow a homeowner to manage and maintain their homes. During fiscal 2015 and 2016, we invested a significant amount of time, resources and attention investigating this marketplace and developing a new product called HomeView that embodies the concepts detailed in that patent application. The HomeView product is a database that allows the homeowner to detail all of the items making up a home, essentially enabling the homeowner to create a bill of materials of the raw materials used in construction and all of the things added thereafter such as appliances, paint colors, renovations, air conditioning and heating systems, invoices, service records, cost records and any other pertinent information deemed relevant by the homeowner. We view the system as a living owner’s manual that could be transferred to future owners. We envision a time when no residential property will change ownership unless and until a full record of its components are delivered to the buyer as happens in a commercial building transactions or when a consumer purchases a Carfax report before acquiring a used vehicle.

There are approximately 132 million residential properties in the United States with an estimated market value of approximately $27 trillion. Homeowners spend between 2% and 4% of the value of their homes annually in repairs, maintenance and renovations depending on the age of their homes. HomeView would seek to aid homeowners by notifying them of maintenance needs, anonymously collecting bids from service providers and potentially generating revenue by arranging for the service of those items or replacement. Opportunities might develop for group purchasing of common goods and services at a substantial discount. Manufacturers and distributors of home goods might be interested in targeted advertising based on the age and expected obsolescence of certain items in the home. For example, a plumber might find it useful to query the database to identify all hot water heaters in his or her service area that were installed more than 10 years ago. The plumber could make targeted offers for replacement and educate the consumer on upgrade alternatives. There are likely to be many other revenue opportunities that develop if HomeView can attract enough users.

The average home in the United States was built in 1965 and has had between five to six different owners. There is no standard means of providing any kind of continuity between and among homeowners. This despite the fact that homes represent between 30% and 40% of a person’s net worth depending on their age. The Carfax technology has been in the marketplace for thirty years and has become the de facto standard in the United States for due diligence prior to purchasing a used vehicle. We want to establish HomeView in a similar role for the 5 to 6 million used (existing) homes that are sold each year in the United States.

The fact is that a U.S. homeowner’s home represents, on average, about 30% to 40% of the homeowner’s net worth depending on their age. Most homeowners remember the purchase price of their home but have only a general sense of the investments they have made during their ownership. HomeView provides this kind of cumulative tally so that homeowners can know precisely how much they have invested at any time. Today’s technology makes it so much easier.

The skillset of our development group related to database technologies and data management expertise allowed us to develop the HomeView technology, however, reaching the consumer market is substantially different from the market for our commercial products.

The business model for HomeView is to offer the solution at no charge to the users who might be homeowners, builders, real estate agents and care givers. We believe the Carfax concept is a useful comparison for the HomeView product. Carfax is a product that has been in the marketplace for more than 30 years helping used car buyers learn more about the vehicle they are interested in purchasing. It provides a history of where the vehicle has been registered and, in some cases, its maintenance history. If a used car buyer can get a robust record of where the car has been, if there were any insurance claims against it and a record of maintenance they will be willing to pay more for that used vehicle than if no information is made available.

That same logic holds true for the largest investment most people will ever make, their homes. Depending on age, a home represents 30% to 40% of a person’s net worth yet homebuyers rely almost exclusively on a 3 to 4 hour home inspection to identify all the potential problems. The technology advances over the last several years with database, websites, digital cameras and mobile devices coupled with the availability of housing data make it easier than ever to accumulate this information in a product like HomeView.

There are multiple trends that we believe will aid in the adoption of HomeView. Some of these identified trends are as follows:

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Aging U.S. Population. HomeView allows seniors to remain in their home longer by allowing care givers to aid in the maintenance and upkeep of the property from afar. Reminders of maintenance needs , automated bidding to perform the work, record of work performed and service providers can all be accessed remotely.

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Millennial Home Buyers. The next major group of homebuyers will be the millennial generation. This group in the United States has never known a time when online access was not available. Smart mobile devices are a key part of their social and business life no matter their occupation. Paper files or no information about something they wish to purchase will be an unacceptable situation.

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Smart Home Technology. Certain things in the home such as thermostats, security cameras, lighting and door locks and openers are readily available online and at big box stores. In the coming years, more and more things within the home such as appliances, heating systems, TV’s, stereos and everything else you can think of will be connected to the Internet. HomeView was developed to play an important role in capturing and preserving this information coming from multiple sources so homeowners and service providers can deal with issues related to interoperability, compatibility and security.

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Capability of Mobile Devices. Today’s mobile devices are really handheld computers, cameras and video devices that have features and capabilities that were unimaginable just 10 years ago. We can expect these devices to continue to add capabilities that will make it even easier to manage the information in your home.

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User Familiarity with Technology. The wide use of Facebook and other social media sites has educated most children and adults on how to upload pictures, videos and documents to a website. If you can do those things you are fully capable of easily utilizing HomeView.

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Safety and Security. Most consumer products in the United States are carefully evaluated by various federal and state agencies to ensure that they are safe to use. This includes our food supply, toys, automobiles and most other consumer goods. When a problem is identified this safety net can identify exactly where the offending products were sold. Consider for example the current air bag recall where car owners can be identified and directly informed about the problem. HomeView would allow a similar approach with our homes which represent our largest single asset and the place we (and our families) spend the majority of our time, giving homeowners access to a bill of materials for all the items that went into the construction of their homes so that if formaldehyde leaching wallboard or laminated flooring, or asbestos insulation, or lead paint, or poisonous floor glues were used in the construction homeowners could be notified in the event of material recalls or other safety warnings. HomeView could be utilized for this notification purpose.

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Sharing Economy. The power and popularity of the Internet has allowed for information that was previously tightly controlled or simply hard to access to be widely available. Airbnb has made it possible and quite easy to rent an extra room in your house if you wish. HomeAway has made it possible and quite easy to rent your vacation home when you aren’t using it. Home Exchange has made it possible to swap homes with other homeowners rather than rent a hotel room. Online review sites allow consumers to get information about vendors that was never possible before. We believe HomeView can play an important role in allowing homeowners to better manage their largest investment by sharing information with other homeowners about operating costs, insurance premiums, and other things related to home ownership.

In short, we believe HomeView is a technology that can help homeowners maintain their home, reduce operating expenses, ensure a home’s safety and security and allow for maximum sales price when it is time to sell. Home buyers also enjoy maximum transparency as to what they are purchasing.

We believe the sale of the PLM Business will allow us to focus our attention on one business and to increase our activities related to HomeView. Specifically, we plan on increasing our marketing efforts through social media to attract target audiences to our content and convert those content viewers to account holders. This increased marketing effort and spending will likely include contracting with third party specialists. In addition, we plan on increasing our development efforts to add planned features that we believe will aid in the faster adoption of the technology than would be otherwise possible. We also plan on increasing our efforts in identifying and engaging with potential partners that already serve the residential homeowners market in the United States. We strongly believe the improved liquidity and market focus that would result from the Asset Sale will facilitate our execution of these plans.

Distribution Activity

SofTech Srl is our wholly-owned subsidiary in Milan, Italy. Its primary business focus prior to the sale of the CADRA product line to Mentor in October 2013, was marketing and supporting that technology. Since the completion of the sale of that technology, SofTech Srl has been attempting to diversify its product line by entering into distribution agreements with other third party PLM technologies and developing the services capability around those offerings.

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SofTech Srl continues to market and support the CADRA technology through a Distributorship Agreement that has been renewed twice since the CADRA Sale and currently expires in March 2017. SofTech Srl purchases software at 30% gross margin and maintenance and support contracts at 35% gross margin.

In addition, SofTech, Inc. entered into a Partner Agreement with Aras, Inc. in November 2012. Under this agreement SofTech and its subsidiaries are authorized to sell and support Aras’ PLM solution called Aras Innovator. In January 2016 SofTech, Inc. entered into an agreement with T-Systems to market and Support their technology that allows for improved connectivity between and among disparate technologies and with Kisters, a technology with advanced search capability.

In fiscal 2016, SofTech Srl was awarded a Phase 1 contract at AgustaWestland, a large CADRA customer, to demonstrate in a test environment that we could apply third party technologies from Aras, T-Systems and Kisters to improve the existing manufacturing processes using their existing investment in proprietary design and manufacturing products. This initial contract work was completed in fiscal 2016 and has been met with favorable reaction at this important customer.

In fiscal 2016, SofTech Srl increased its revenue from fiscal 2015 by 20.1% and reduced its operating losses by 51.0% to about $165,000. While this improvement signals that the strategy of adding product and service offerings beyond marketing and supporting CADRA is working, the fact that the entity continued to incur operating losses makes it more difficult for the Company to sell it. Further complicating the situation is that statutory requirements for reducing headcount in Italy, like many locations in Europe, are very difficult and expensive to resolve.

We will continue to pursue the strategy described above that had such a significant positive impact in fiscal 2016 while also looking for opportunities to monetize this entity.

Exploring Strategic Initiatives

Since the completion of the Recapitalization Transaction in March 2011, an event that saved the pre-Recapitalization Transaction shareholders from the likelihood of incurring a complete loss of value on their SofTech holdings as detailed above, the stated strategy of the new management team has been to enhance shareholder value from the $1.09 per common share price on the date of the Recapitalization Transaction. A core tenant of the management team’s strategy following the Recapitalization Transaction has been to actively consider ways to monetize some or all of the Company’s assets, develop new revenue streams and to pursue new strategic initiatives such as potential business combinations, sale transactions or strategic partnerships.

We will continue to evaluate business combination and other sale opportunities. We believe that, in addition to our remaining businesses and prospects described above, our status as a publicly traded company and tax attributes could make us an attractive strategic partner. As of May 31, 2016, SofTech had approximately $22 million in federal tax attributes and approximately $4 million in state tax attributes. We expect to generate taxable income in fiscal year 2017 from this transaction, which we believe will be significantly or completely offset from federal and state taxation by use of these tax assets. We will continue to seek ways to monetize these remaining tax assets for the benefit of our shareholders.

One possibility would be to acquire or merge with a profitable entity that is well established in the residential property marketplace. An example might be companies that offer home inspection services usually related to the purchase and sale of a property. Another example might be companies that are in the business of offering homes for sale through their websites. Over the last ten years information about every residential property in the United States has become widely available through sites like Zillow, Realtor.com, Trulia and many others. However, the information about each property is very similar and essentially repeats information that is in the public record or included in the Multiple Listing Services. We believe having additional data containing historical information about the home (plot plans, building and renovation permits, CAD drawings, electrical, plumbing and sprinkler layout, paint colors, vendors, service providers, etc.) and the things in it would enhance the value of the offering to the potential home buyers.

Other Potential Income Sources

Deferred CADRA Purchase Price. The sale of the CADRA assets includes a contingent earn-out payment equal to 10% of Mentor’s revenue derived from the CADRA technology up to a maximum of $750,000 over the three year period following completion of the transaction. Through May 31, 2016, the Company has collected $527,000 of that $750,000 maximum payment. One additional contingent payment is due on April 1, 2017 based on Mentor’s CADRA revenue for the nine month period ended October 31, 2016. Mentor has reported the CADRA revenue for the three months ended April 30, 2016 was approximately $403,000. We have estimated the fair market value based on the current CADRA revenue trends at approximately $130,000 on our May 31, 2016 balance sheet.

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Patent Sale to Acacia. In 2012, we sold certain patents to Acacia Research in exchange for $300,000 in cash and a percentage of recoveries from licensing and enforcement of the patents. We have not received any additional payments and are not aware of any licensing or enforcement actions that might result in an additional payment to us from Acacia.

Contingent Payments from Asset Sale. The Company may potentially earn up to two additional payments from Essig if the revenue generated by the PLM Business exceeds specified levels during the two 12-month periods immediately following the closing of the Asset Sale, as further described under “Proposal: The Asset Sale—The Asset Purchase Agreement—Consideration to be Received by SofTech and the Contingent Payments.”

Management believes that the above described activities represent opportunities for SofTech to improve its shareholder value following completion of the sale of the PLM Business.

Use of Proceeds

Currently, we expect that the net proceeds from the Asset Sale, following the Daly/Essig Payments, will be used to launch our HomeView product and for other working capital purposes. Our Board of Directors will also continue to evaluate other activities aimed at enhancing shareholder value, including potentially share buybacks, dividends, merger, acquisitions and/or other targeted investments.

Additionally, following the closing of the Asset Sale, certain shareholders of the Company have a contractual right to require the Company to repurchase from them up to an aggregate of 70,000 shares of common stock, at an aggregate repurchase price of $490,000, or $7.00 per share, upon the exercise by such shareholders of such put right. Mr. Robert Anthonyson, an executive officer and director of the Company, owns 30,000 of those shares. Such put rights will be exercisable in the second quarter of fiscal years 2017 (with respect to 60,000 of such shares) and 2018 (with respect to 10,000 of such shares). If such put rights are exercised, we may use a portion of the net proceeds to satisfy our repurchase obligations.

U.S. Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. The following discussion is based upon the U.S. Internal Revenue Code (the “Code”), its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the Internal Revenue Service (the “IRS”) or the courts.

The proposed Asset Sale will be treated as a sale of corporate assets in exchange for cash. The proposed Asset Sale is a taxable transaction for U.S. federal income tax purposes upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. The determination of whether SofTech will realize gain or loss on the Asset Sale and whether and to what extent SofTech’s tax attributes will be available is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. Therefore, it is possible that the proposed Asset Sale will generate a U.S. federal income tax liability to SofTech; however, we believe our tax assets can be used to mitigate or eliminate any tax liabilities that may arise from this transaction.

The proposed Asset Sale by SofTech is entirely a corporate action. Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale.

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Accounting Treatment of the Asset Sale

The sale of the PLM Business will not be presented as a discontinued operation in the Company’s consolidated financial statements due to our continued involvement as a distributor of the ProductCenter and Connector technologies at SofTech Srl. Specifically, our involvement in the PLM Business subsequent to the sale of the PLM Business as a distributor of the technology throughout Europe represents material activity in the cash flows of the PLM Business which precludes discontinued operations presentation. The gain or loss on the sale of the PLM Business will be presented as a separate line item in the Statement of Operations as sale proceeds are earned and/or cash is received after reducing such proceeds for the net book value of the assets sold to, and liabilities assumed by, Essig in the transaction. The Company has concluded that although the PLM Business is being sold to a related party, the proper accounting treatment is to record the expected gain on the sale of the assets when the transaction is completed. This conclusion was based on the following facts:

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The sales price is reasonable and is objectively supportable;

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The Buyer is independent of the Company and has substantial economic substance;

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The sales price will be substantially received, all but the contingent payments, at the completion of the transaction therefore collectability is not in doubt; and

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The Company has no obligation to support the PLM Business being sold subsequent to the completion of the transaction.

Government Approvals

We believe that the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) do not apply to the Asset Sale and that we will not be required to make any filings with the Department of Justice’s Antitrust Division or the Federal Trade Commission (“FTC”). However, the FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Asset Sale. At any time before or after the consummation of the Asset Sale, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of substantial assets of Buyer, SofTech or their respective subsidiaries. Private parties, state attorneys general or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which Buyer, SofTech and their respective subsidiaries are engaged, the parties believe that the Asset Sale will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Asset Sale on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

We believe we are not required to make any other material filings or obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any approvals, consents or filings are required to consummate the Asset Sale, we will seek or make such consents, approvals or filings as promptly as possible.

Appraisal Rights

General. Section 13.02(a) of the MBCA provides that shareholders of a Massachusetts corporation, such as SofTech, are generally entitled to appraisal rights in the event of the sale of substantially all of a corporation’s assets. Whether appraisal rights may apply to a given transaction is a matter of some judicial interpretation. Any shareholder of SofTech believing he, she or it is entitled to appraisal rights and wishing to preserve such rights should carefully review the Massachusetts Appraisal Rights Statutes, which set forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with these procedures may result in the loss of any appraisal rights to which such shareholders otherwise may be entitled. In light of the complexity of Massachusetts Appraisal Rights Statutes, any Company shareholder wishing to dissent from any such asset sale and pursue appraisal rights may wish to consult his, her or its legal advisors.

Any SofTech shareholder who wishes to exercise appraisal rights or who wishes to preserve that right should review carefully the following discussion and Sections 13.01 through 13.31 of the MBCA, a copy of which is attached as Annex B to this proxy statement. A shareholder’s failure to strictly comply with the procedures specified in such sections of the MBCA may result in a loss of the shareholder’s appraisal rights.

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Notice of Intent and Demand for Payment. Any holder of SofTech’s common stock wishing to exercise the right to demand appraisal under the MBCA must (i) deliver to SofTech, before the vote to approve the Asset Sale is taken at the Special Meeting of SofTech’s shareholders to be held on [●], 2016 (or any adjournment or postponement thereof), written notice of the shareholder’s intent to demand payment for his, her or its shares of SofTech’s common stock if the Asset Sale is completed, and (ii) not vote, or cause or permit to be voted, any such shares in favor of the Asset Sale. If a SofTech shareholder returns a signed proxy but does not specify a vote against the Asset Sale or a direction to “ABSTAIN” with respect to such vote, the proxy will be voted “FOR” the Asset Sale, which will have the effect of waiving that shareholder’s appraisal rights. A shareholder’s written notice is effective on the earliest of (a) receipt by SofTech, (b) five days after it was mailed (postpaid and correctly addressed) by the shareholder to SofTech, or (c) the date shown on a return receipt if sent by registered or certified mail, return receipt requested or, if sent by messenger or delivery service, the date shown on the return receipt signed by or on behalf of SofTech. The written notice described in clause (i) above must be delivered to Joseph P. Mullaney, President and Chief Executive Officer, SofTech, Inc., 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854. SofTech recommends that any such notice be sent by registered or certified mail, return receipt requested.

Generally, a shareholder may assert appraisal rights only if the shareholder seeks appraisal rights with respect to all of his, her or its shares of SofTech’s common stock. A shareholder of record for more than one beneficial shareholder may assert appraisal rights with respect to fewer than all of the shares registered in such shareholder of record’s name, provided that such shareholder of record notifies SofTech in writing of the name and address of each beneficial shareholder on whose behalf such shareholder of record is asserting appraisal rights and, with respect to each such beneficial shareholder, appraisal rights are asserted in respect of all shares of SofTech’s common stock owned by the beneficial shareholder. A beneficial shareholder may assert appraisal rights as to shares of SofTech’s common stock only if he, she or it (i) submits to SofTech the shareholder of record’s written consent to the assertion of such rights not fewer than 40 nor more than 60 days after SofTech sends out the written appraisal notice described below, and (ii) asserts such appraisal rights with respect to all of his, her or its shares of SofTech’s common stock. SofTech shareholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Appraisal Notice and Form. If the Asset Sale is completed, within 10 days after the effective date of the Asset Sale, SofTech will deliver a written appraisal notice and a form containing certain information to all shareholders who have properly demanded appraisal rights. The appraisal notice will include a copy of Sections 13.01 through 13.31 of the MBCA and a form that specifies the date of the first announcement to shareholders of the principal terms of the Asset Sale. The form will require the shareholder asserting appraisal rights to certify (i) whether or not beneficial ownership of the shares for which appraisal rights are asserted were acquired before the date of the first announcement of the Asset Sale and (ii) that the shareholder did not vote, or cause or permit to be voted, any of his, her or its shares of SofTech’s common stock in favor of the Asset Sale. The form provided with the appraisal notice will state:

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where the form must be returned, where certificates for shares must be deposited and the date by which such certificates must be deposited;

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the date on which the form is due, which will not be fewer than 40 nor more than 60 days after the date the appraisal notice and form are sent, and notice that the shareholder shall have waived the right to demand appraisal with respect to such shares unless the form is received by the specified date;

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SofTech’s estimate of the “fair value” of the shares of SofTech’s common stock, as determined in accordance with the MBCA, as described below;

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that, if requested in writing, SofTech will provide within 10 days after the date on which all forms are due, the number of shareholders who have returned the forms and the total number of shares owned by such shareholders; and

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the date by which the shareholder may withdraw his, her or its notice of intent to demand appraisal rights, which date will be within 20 days after the date on which all forms are due.

Fair Value Determination. Under the MBCA, “fair value” of the shares of SofTech’s common stock with respect to which appraisal rights are exercised means, for all purposes of the appraisal rights process, “the value of the shares immediately before the effective date of the asset sale, excluding any element of value arising from the expectation or accomplishment of the asset sale unless exclusion would be inequitable.”

Perfection of Rights. A SofTech shareholder who wishes to exercise appraisal rights shall execute and return the form provided, with all certifications completed, and deposit such shareholder’s certificates representing his, her or its shares of SofTech’s common stock in accordance with the terms of the notice. Once a shareholder deposits such stock certificates, the shareholder loses all rights as a shareholder of SofTech unless the shareholder withdraws his, her or its election in accordance with the withdrawal procedures summarized below. If a shareholder fails to make the certification on the appraisal form that such shareholder acquired the shares before the date of the first announcement of the Asset Sale, SofTech may elect to treat the shareholder’s shares as “after-acquired shares,” as described below.

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Withdrawal of Appraisal Rights. A SofTech shareholder who has otherwise properly perfected his, her or its appraisal rights may decline to exercise such appraisal rights and withdraw from the appraisal process by notifying SofTech in writing within 20 days after the date on which the appraisal form was due. If the shareholder fails to withdraw from the appraisal process before the expiration of the withdrawal period, such shareholder may not thereafter withdraw without SofTech’s written consent.

Payment. Within 30 days after the date on which the appraisal form is due, SofTech will pay in cash to each shareholder who has properly perfected his, her or its appraisal rights the amount SofTech estimates to be the “fair value” of the shareholder’s shares (as determined in accordance with the MBCA, as described above), plus interest but subject to any applicable withholding taxes. The payment to each shareholder will be accompanied by:

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the required financial statements of SofTech;

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a statement of SofTech’s estimate of the “fair value” of the shares (as determined in accordance with the MBCA, as described above), which estimate will equal or exceed the estimate given with the appraisal notice; and

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a statement that the shareholder may demand further payment if he, she or it is dissatisfied with the payment or offer in accordance with the procedures set forth in Section 13.26 of the MBCA, as described below.

Notwithstanding the foregoing, in the event that the shareholder is demanding payment for “after-acquired shares,” SofTech may elect to withhold payment from such shareholder, in which case SofTech must, within 30 days after the date on which the appraisal form is due, provide all shareholders who have “after-acquired shares” with the required financial statements of SofTech and notify them:

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of SofTech’s estimate of the “fair value” of the shares (as determined in accordance with the MBCA, as described above), which estimate will equal or exceed the estimate given with the appraisal notice;

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that the shareholders may accept such offered payment in full satisfaction of their demands or demand appraisal under Section 13.26 of the MBCA, as described below;

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that those shareholders who wish to accept SofTech’s offer shall notify SofTech of their acceptance within 30 days after receiving such offer; and

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that those shareholders who do not satisfy the requirements for demanding appraisal under Section 13.26 of the MBCA shall be deemed to have accepted SofTech’s offer.

Within 10 days after receiving the shareholder’s acceptance of the offer, SofTech will pay in cash the amount offered to each shareholder who agreed to accept SofTech’s offer for his, her or its “after-acquired shares.” Within 40 days after sending the notice to holders of “after-acquired shares,” SofTech must pay in cash the amount offered to each shareholder who does not satisfy the requirements for demanding appraisal under Section 13.26 of the MBCA.

Procedure if Shareholder is Dissatisfied with Payment or Offer. Pursuant to Section 13.26 of the MBCA, within 30 days after receipt of payment for his, her or its shares, a shareholder who properly perfected and exercised appraisal rights and is dissatisfied with the amount of the payment received for his, her or its shares shall notify SofTech in writing of that shareholder’s estimate of the “fair value” of the shares (which shall be determined in accordance with the MBCA, as described above) and demand payment of that estimate plus interest, less any payment previously paid. In addition, within 30 days after receiving SofTech’s offer to pay for a shareholder’s “after-acquired shares,” a shareholder holding “after-acquired shares” who was offered payment, as described above, and who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the “fair value” of the shares (which shall be determined in accordance with the MBCA, as described above) plus interest. A shareholder who fails to so notify SofTech within the applicable 30 day period described above will be deemed to have waived the right to demand payment and shall be entitled only to the payment made or offered, as described above.

Court Proceedings. If a shareholder makes a proper and timely demand for payment that remains unsettled, SofTech will commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the “fair value” of the shares (as determined in accordance with the MBCA, as described above) and accrued interest. If SofTech does not commence the proceeding within the 60-day period, it will pay in cash to each shareholder the amount the shareholder demanded, plus interest.

The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the MBCA and is qualified in its entirety by reference to the full text of Sections 13.01 through 13.31 of the MBCA, which is attached to this proxy statement as Annex B. The foregoing discussion does not constitute any legal or other advice nor does it constitute a recommendation as to whether or not holders of SofTech’s common stock should exercise their appraisal rights. Any SofTech shareholder wishing to exercise appraisal rights is urged to consult with his, her or its legal counsel before attempting to do so, as a failure to strictly comply with all of the procedures set forth in Sections 13.01 through 13.31 of the MBCA may result in the loss of the shareholder’s appraisal rights.

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Interests of Certain Persons in the Asset Sale

As described below, certain members of our Board of Directors and certain of our executive officers have interests in the Asset Sale that are different from, or are in addition to, the interests of our shareholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement and the transactions contemplated thereby.

Satisfaction of a Put Right

From September 2014 through October 2014, we sold an aggregate of 60,000 shares to certain accredited investors in a private placement for $5.00 per share, for an aggregate $300,000. Pursuant to the terms of the private placement, the investors have the right to require SofTech to repurchase the common stock acquired in this private placement at $7.00 per share between September 18, 2016 and November 8, 2016 (the “Put Right”). One of the investors in the private placement was SofTech Vice President and director Robert Anthonyson, who purchased 20,000 shares of common stock. As described above in “Proposal: The Asset Sale—Use of Proceeds,” we may use a portion of the net proceeds from the Asset Sale to satisfy the Put Right held by certain investors, including Mr. Anthonyson, pursuant to which Mr. Anthonyson would receive $140,000.

In September 2015, Mr. Anthonyson purchased an additional 10,000 shares at $5.00 per share with a similar Put Right. Mr. Anthonyson can require the Company to repurchase those shares at $7.00 per share between September 21, 2017 and October 21, 2017, pursuant to which Mr. Anthonyson would receive an additional $70,000.

The Asset Purchase Agreement

Below and elsewhere in this proxy statement is a summary of the material terms of the Asset Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We encourage you to carefully read the Asset Purchase Agreement in its entirety as the summaries contained herein may not contain all of the information about the Asset Purchase Agreement that is important to you. Certain terms defined in the Asset Purchase Agreement have the same meaning as the defined terms used below in this description.

The Asset Purchase Agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Asset Purchase Agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Asset Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Asset Purchase Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure schedules referenced in the Asset Purchase Agreement that the parties delivered in connection with the execution of the Asset Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Asset Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to shareholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of SofTech or any of our affiliates.

The Asset Sale

Acquired Assets

Upon the terms and subject to the conditions of the Asset Purchase Agreement, including the satisfaction of the closing conditions, Buyer will purchase substantially all of the assets of SofTech’s PLM Business.

The assets of SofTech to be purchased by Buyer are specifically identified in the schedules to the Asset Purchase Agreement and include:

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All of SofTech’s rights to and interest in specified computer software relating to PLM Business;

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Certain physical assets relating to the PLM Business;

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Certain PLM Business customer information; and

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Certain contracts relating to the PLM Business.

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Excluded Assets

Buyer will not purchase, and SofTech will retain, all remaining assets of SofTech not specifically identified in the relevant schedules to the Asset Purchase Agreement, including the following assets:

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SofTech’s wholly-owned subsidiary in Italy, SofTech Srl that operates as a value added reseller for various third party software solutions;

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All intellectual property related to the eCommerce ideas specifically including HomeView, OfferSafe and Split-It;

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All rights to deferred payments due from Mentor related to the CADRA sale;

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All rights to royalty payments that may be due from the sale of the patents to Acacia Research in 2012; and

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All billed accounts receivable of the PLM Business through the closing date of the Asset Sale.

Assumed Liabilities

Buyer will assume the following liabilities of SofTech related to the PLM Business:

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Customer support obligations with respect to PLM Business products manufactured or sold by SofTech prior to the closing date of the Asset Sale;

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Obligations for performance under the Assigned Contracts that arise after the closing of the Asset Sale;

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Tax liabilities for which Buyer is responsible; and

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Specified liabilities directly identified which are related to the PLM Business as of the closing date of the Asset Sale.

Excluded Liabilities

We will retain all liabilities of the PLM Business that are not specifically identified under “—Assumed Liabilities” above.

Consideration to be Received by SofTech and the Contingent Payments

The Base Purchase Price for the assets to be sold in the Asset Sale is $3.25 million, which will result in net proceeds to the Company of approximately $1.3 million (of which $162,500 will be deposited in escrow for a two-year period following the closing of the Asset Sale to secure SofTech’s indemnification obligations under the Asset Purchase Agreement), as further described below. The Base Purchase Price will be reduced by (a) the aggregate amount of indebtedness (principal and interest) as of the closing of the Asset Sale due by the Company to Essig under existing short term borrowing facilities (as of August 30, 2016, such amount was principal of $1.25 million and accrued interest expense of approximately $17,000) and (b) $715,000 (or approximately $6.50 per share) as payment for the repurchase at the closing of the Asset Sale of 110,000 shares of SofTech common stock owned by Joseph P. Daly, Essig’s primary shareholder.

Additionally, the Company will have the opportunity to earn two contingent payments based on revenue of the PLM Business (“PLM Revenue”) for the two 12-month periods immediately following the closing of the Asset Sale, as described below:

For the first 12-month period following the closing of the Asset Sale, the contingent payment will be derived as follows:

•

If PLM Revenue is less than $3.2 million then zero.

•

If PLM Revenue is more than $3.2 million then $75,000 plus 12.5% of the amount in excess of $3.275 million.

For the second 12-month period following the closing of the Asset Sale, the contingent payment will be derived as follows:

•

If PLM Revenue is less than $3.75 million then zero.

•

If PLM Revenue is more than $3.75 million then $75,000 plus 12.5% of the amount in excess of $3.825 million.

For purposes of comparison, the revenue for the PLM Business for the 12-month period ended May 31, 2016 was approximately $3.434 million including about $218,000 of consulting revenue performed for a SofTech Srl customer.

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Indemnification of Buyer

We have agreed to indemnify Buyer and certain of its related parties for losses incurred by them resulting directly from (a) any inaccuracy of any of our representations or warranties in the Asset Purchase Agreement or any breach or non-fulfillment by us of any covenants, agreements or other obligations contained in the Asset Purchase Agreement; (b) any liability of the PLM Business not assumed by Essig in the transaction; or (c) SofTech’s pre-closing operation of the PLM Business.

SofTech is not obligated to indemnify Buyer for any losses unless such losses exceed $75,000, and then only to the extent such losses exceed $75,000. Except with respect to Excluded Liabilities, for which SofTech’s indemnification obligation is not capped, SofTech’s maximum aggregate liability under the Asset Purchase Agreement is $3.25 million.

SofTech’s indemnification obligations under the Asset Purchase Agreement with respect to breaches of representations and warranties survive for two years following the closing date of the transaction, provided that the obligations with respect to tax-related representations and warranties survive until the expiration of the applicable statute of limitations.

Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties made by SofTech regarding, among other things:

•

corporate organization and power, qualification and good standing of the Company;

•

the authorization, execution, delivery and enforceability of the Asset Purchase Agreement;

•

except as otherwise disclosed, the absence of conflicts with or defaults under our organizational documents, other contracts and applicable law;

•

financial statements of the PLM Business;

•

accounts receivable;

•

material contracts;

•

tax matters, including the filing of tax returns;

•

intellectual property;

•

title to the acquired assets;

•

compliance with law and the absence of litigation and governmental proceedings;

•

outstanding liabilities;

•

environmental matters;

•

customers, suppliers and distributors;

•

employment matters;;

•

capital expenditures; and

•

product and service warranties.

In addition, the Buyer made representations and warranties to us regarding, among other things:

•

corporate organization and existence;

•

the authorization, execution, delivery and enforceability of the Asset Purchase Agreement;

•

the absence of conflicts with or defaults under Buyer’s organizational documents, other contracts and applicable laws;

•

compliance with laws and the absence of litigation; and

•

Buyer’s ability to fund the purchase price at the closing of the Asset Sale.

Covenants Relating to the Conduct of the Business

We have agreed in the Asset Purchase Agreement that, between the date of the Asset Purchase Agreement and the closing of the Asset Sale, SofTech will:

•

except as authorized or permitted by the Asset Purchase Agreement, conduct its business and operations according to its ordinary and usual course of business and materially consistent with past practices;

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•

not enter into any material contract, agreement, arrangement or other understanding related to the PLM Business with any customer or other third party in a manner that materially deviates from SofTech’s past business practices. SofTech will obtain Buyer’s prior written approval before it makes any offer, commitment, accepts any order or enters into any material contract, agreement, arrangement or understanding to provide a customer or other third party of the Business with discounted product or support services in a manner that materially deviates from SofTech’s past business practices, irrespective of whether this is a new customer order or a renewal. SofTech further agrees not to accept any early renewals related to the Business in any manner outside of its normal course of business prior to Close;

•

not materially increase the rate or terms of compensation payable or to become payable by SofTech to employees of the PLM Business or commit itself to any additional, bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any employees of the PLM Business (except for merit increases to employees made in the ordinary course of business consistent with past practices);

•

not take or omit to take any other action that would be reasonably expected to cause any of the representations and warranties contained in the Asset Purchase Agreement to be untrue in any material respect;

•

maintain the PLM Business and related assets in good operating condition and repair subject to ordinary wear and tear, make all necessary renewals, additions and replacements thereto, and not make or institute any unusual or novel methods of management, accounting or operation;

•

pay promptly all operating expenses and provide evidence of such payment by canceled check and receive all profits until the closing of the Asset Sale; and

•

not enter into any contract, agreement, arrangement or other understanding to do any act prohibited by, or to refrain from doing any act required by, any of the foregoing.

We may, however, do any of the above prohibited actions with Buyer’s prior written consent.

No Solicitation

The Asset Purchase Agreement requires that we, from signing until the earlier of the termination of the Asset Purchase Agreement or close, not initiate contact with or solicit any inquiry or proposal or engage in any discussions with any third party in connection with any possible proposal regarding a sale of the PLM Business or any similar transaction. We agree to immediately provide notice to Buyer of any solicitation or offer made by any third party in connection with the sale of the PLM Business or any similar transaction.

In the event whereby the Board of Directors, acting in its fiduciary responsibility to the shareholders, accepts an offer superior to that of Essig to acquire the PLM Business, SofTech shall pay Essig a total of $200,000 as follows:

•

$50,000 upon acceptance of the superior offer; and

•

$150,000 when that superior offer closes.

Expenses

Whether or not the Asset Sale is completed, each party will be required to pay its own costs and expenses (including legal fees and expenses) incurred by it in connection with the Asset Purchase Agreement and the Asset Sale.

Conditions to the Asset Sale

SofTech and Buyer will not be obligated to complete the Asset Sale unless a number of conditions are satisfied or waived. These joint closing conditions are:

•

No order, stay, injunction or decree of any court of competent jurisdiction or of an arbitrator shall have been issued and be in effect restraining or prohibiting the consummation of the transactions contemplated in the Asset Purchase Agreement; and

•

No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending) seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by the Asset Purchase Agreement.

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In addition, the obligations of SofTech to effect the Asset Sale are subject to the satisfaction or waiver of additional conditions, including:

•

each of the representations and warranties made by the Buyer contained in the Asset Purchase Agreement shall be true and correct as of the closing except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct as of that date, in each case except where the failure to be so true and correct is not material;

•

each of the obligations of the Buyer required by the Asset Purchase Agreement to be performed at or prior to the closing shall have been duly performed and complied with as of the closing, except where the nonperformance of any such covenant is not material; and

•

shareholder approval of the Asset Sale shall have been obtained.

In addition, the obligation of Buyer to effect the Asset Sale is subject to the satisfaction or waiver of additional closing conditions, including:

•

each of the representations and warranties made by SofTech contained in the Asset Purchase Agreement shall be true and correct as of the closing (other than changes permitted or authorized by the Asset Purchase Agreement) except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct as of such date, in each case except where the failure to be so true and correct is not Material (as such term is defined in Section 2.1 of the Asset Purchase Agreement);

•

each of the obligations of SofTech required by the Asset Purchase Agreement to be performed by it at or prior to the closing shall have been performed and complied with as of the closing, except where the nonperformance of any such covenant is not Material (as such term is defined in Section 2.1 of the Asset Purchase Agreement);

•

SofTech shall have complied with local laws and regulations related to board of directors’ resolutions, shareholder resolutions and consents, as required to consummate the transactions contemplated in the Asset Purchase Agreement;

•

there shall not have occurred a Material Adverse Effect (as such term is defined in Section 2.1 of the Asset Purchase Agreement);

•

SofTech shall have obtained consent to the Asset Sale from certain third parties having contractual arrangements with SofTech; and

•

shareholder approval of the Asset Sale shall have been obtained.

Termination of the Asset Purchase Agreement

We may mutually agree with the Buyer at any time to terminate the Asset Purchase Agreement, even after our shareholders have approved the Asset Sale.

The Asset Purchase Agreement may also be terminated under certain circumstances, including:

•

by us or Buyer at any time after November 30, 2016 (“Termination Date”), provided that, if the closing has not occurred by the Termination Date because a party is in material breach of the Asset Purchase Agreement and has failed to cure such material breach prior to closing, then the party responsible for such breach may not avail itself of the right to terminate, and provided further that in any such event, the non-breaching party shall not be deprived of any remedy under the Asset Purchase Agreement or at law against the breaching party;

•

by Buyer, if there has been a breach by us of a representation or warranty contained in the Asset Purchase Agreement or failure by us to perform any covenant or condition to closing the transactions contemplated under the Asset Purchase Agreement and such breach or failure has not been waived by Buyer or cured by us prior to closing;

•

by us, if there has been a breach by Buyer of a representation or warranty contained in the Asset Purchase Agreement or failure by Buyer to perform any covenant or condition to closing the transactions contemplated under the Asset Purchase Agreement and such breach or failure has not been waived by us or cured by Buyer prior to closing;

34

•

by us or Buyer, if shareholder approval of the Asset Sale is not obtained; or

•

by us, in order to accept a superior offer (subject to the payment of the termination fee) as described above under “—No Solicitation.”

Amendment and Waiver

SofTech and Buyer may mutually amend or waive any provision of the Asset Purchase Agreement at any time. No amendment of any provision of the Asset Purchase Agreement will be valid unless it is in writing and signed by each of SofTech and Buyer. No waiver will be valid unless it is in writing signed by the party waiving compliance.

Transition Services Agreement

At the closing of the Asset Sale, SofTech and Buyer will enter into a transition services agreement pursuant to which SofTech and Buyer will make available to each other certain of their respective employees for a period of up to 12 months following the date of the closing of the Asset Sale.

License Agreement

At the closing of the Asset Sale, SofTech and Buyer will enter into a license agreement pursuant to which SofTech will grant to Buyer an exclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide license to use, in connection with the operation of the PLM business, the “SofTech” trademark and certain other related trademarks retained by SofTech in the Asset Sale.

Consummation of the Asset Sale

We expect to complete the Asset Sale as promptly as practicable after our shareholders approve the PLM Sale Proposal.

Vote Required

Assuming a quorum is present, the approval of the PLM Sale Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock, in person or by proxy. If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, it will have the effect of a vote “AGAINST” the PLM Sale Proposal. If you are present at the Special Meeting in person or by proxy but abstain from voting, it will have the effect of a vote “AGAINST” the PLM Sale Proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the PLM Sale Proposal.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE ASSET SALE.

PROPOSAL: APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

If the number of shares of SofTech common stock present in person or represented by proxy at the Special Meeting voting in favor of PLM Sale Proposal is not sufficient to approve the PLM Sale Proposal at the time of the Special Meeting, we intend to move to adjourn the Special Meeting in order to enable the Board of Directors to solicit additional proxies in respect of the proposal to approve the PLM Sale Proposal.

In this proposal regarding the adjournment of the Special Meeting, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve the PLM Sale Proposal. If our shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against the PLM Sale Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the PLM Sale Proposal such that the PLM Sale Proposal would be defeated, we could adjourn the Special Meeting without a vote on the PLM Sale Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the PLM Sale Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

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Vote Required

Assuming a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present at the Special Meeting, in person or by proxy, and entitled to vote at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, while broker non-votes, if any, and shares not in attendance (either in person or by proxy) at the Special Meeting will have no effect on the outcome of any vote on the Adjournment Proposal. No proxy that is specifically marked “AGAINST” the PLM Sale Proposal will be voted in favor of the proposal to adjourn the Special Meeting, unless it is specifically marked “FOR” the Adjournment Proposal.

The Board of Directors believes that if the number of shares of SofTech common stock present in person or represented by proxy at the Special Meeting voting in favor of the proposal to approve the PLM Sale Proposal is not a sufficient number of shares to approve the PLM Sale Proposal, it is in the best interests of SofTech and its shareholders to enable the Board to continue to seek to obtain a sufficient number of additional votes in favor of the PLM Sale Proposal.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICE AND DIVIDEND DATA

Our common stock is quoted on the OTCQB® market maintained by OTC Markets Group, Inc. under the symbol “SOFT”. The following table sets forth the high and low closing price for our common stock for the periods indicated, which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal Year Ended May 31, 2016
First Quarter	$1.40	$1.25
Second Quarter	2.10	1.45
Third Quarter	1.85	1.20
Fourth Quarter	1.75	1.40
Fiscal Year Ended May 31, 2015
First Quarter	$2.40	$1.25
Second Quarter	2.80	1.40
Third Quarter	1.93	1.45
Fourth Quarter	1.55	1.10

On August 24, 2016, the last reported sale price of our common stock was $1.80 per share. As of August 24, 2016, there were 903,724 shares of our common stock outstanding held by approximately 102 holders of record, and we had outstanding options to purchase an aggregate of 149,500 shares of common stock, with a weighted average exercise price of $1.75 per share.

Dividend Policy

We have not paid any cash dividends on our common stock since 1997, and we have no present intention to pay any cash dividends again in the future.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock as of August 24, 2016 for (a) each person named in the “Summary Compensation Table” as a Named Executive Officer included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2016, (b) each director individually, (c) all directors and executive officers as a group, and (d) each person known by us to beneficially own more than 5% of our common stock. The address for our executive officers, directors and Chandra Singh is in care of SofTech, Inc., 650 Suffolk Street, Suite 415, Lowell, MA 01854.

Name of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership	Percent of Class
Joseph P. Mullaney	108,635(6)	11.7%
Robert B. Anthonyson	184,838(6)	19.9
J. Phillip Cooper	37,784(4)	4.1
Chandra Singh	127,036(3)	14.1
Joseph P. Daly	177,500(5)	19.4
All directors and executive officers as a group (3 persons)	331,257(7)	34.1

(1)

Based upon information furnished by the persons listed. Except as otherwise noted, all persons have sole voting and investment power over the shares listed. A person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)

There were 903,724 shares of common stock outstanding on August 24, 2016.

(3)

Includes 3,225 shares owned by spouse, as to which beneficial ownership is disclaimed.

(4)

Includes 16,917 shares issuable upon exercise of stock options granted to Mr. Cooper in connection with his service as a Board member.

(5)

As reported on Form 4 filed with the SEC on August 18, 2015, includes 10,000 shares issuable upon exercise of stock options held by EssigPR and 26,500 shares owned by EssigPR, Inc., a corporation located in Rincon, Puerto Rico owned by Mr. Daly. Mr. Daly’s business address is 497 Circle Freeway, Cincinnati, Ohio 45246.

(6)

Includes shares issuable under stock options as follows: Mr. Mullaney – 25,000 and Mr. Anthonyson – 25,000.

(7)

Includes 66,917 shares issuable upon exercise of stock options held by all directors and executive officers as a group.

SHAREHOLDER PROPOSALS AND NOMINATIONS

SofTech expects to hold an annual meeting of its shareholders in 2017. If a shareholder of the Company wishes to present a proposal before the annual meeting of shareholders in 2017 or wishes to nominate a candidate for election to the Company’s Board of Directors, such shareholder must also give written notice to the Corporate Secretary at the Company’s offices located at 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854. Notice by the shareholder must be received by the Company not later than the close of business on the 10th day following the date on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first. If a shareholder gives notice of such a proposal or nomination after the applicable deadline, the shareholder will not be permitted to present the proposal or nomination to the shareholders for a vote at the meeting.

The notice should set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent of the nominee to be named in the proxy statement and to serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, (iii) any material interest held by the proposing shareholder or any beneficial owner on whose behalf the proposal is made; and (c) proposing shareholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, and (iv) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal. The shareholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or an adjournment or postponement thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with his best judgment.

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HOUSEHOLDING OF PROXY STATEMENT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more shareholders reside (“Householding”). Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A shareholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a shareholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each shareholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Shareholders may also obtain a separate proxy statement or may receive a printed or an e-mail copy of this proxy statement without charge by sending a written request to SofTech, Inc., Attn: Corporate Secretary, 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854 or by calling us at (978) 513-2700. We will promptly deliver a copy of this proxy statement upon request. Householding does not apply to shareholders with shares registered directly in their name.

WHERE YOU CAN FIND MORE INFORMATION

SofTech files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

Please call the SEC at (800) SEC-0330 for further information about the public reference room. SofTech’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this proxy statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting:

•

Annual Report on Form 10-K for the fiscal year ended May 31, 2016; and

•

Current Reports on Form 8-K filed on August 11, 2016 and August 29, 2016.

Notwithstanding the foregoing, information furnished under Items 2.02, 7.01 and 8.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement. In addition, statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are only summaries of the material terms and as such we encourage you to carefully read in its entirety that contract or other document filed as an exhibit with the SEC.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to SofTech, Inc., Attn: Corporate Secretary, 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854 or by calling us at (978) 513-2700. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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ANNEX A

ASSET PURCHASE AGREEMENT

Asset Purchase Agreement (the “Agreement”) dated as of August 24, 2016 (the “Effective Date”) by and among SofTech Group Incorporated, a Delaware corporation or its nominee (the “Buyer” or “Essig”) and SofTech, Inc., a Massachusetts corporation including its wholly-owned subsidiaries Workgroup Technology Corporation and Information Decisions, Inc. (collectively, the “Seller” or “SofTech”).

WITNESSETH

WHEREAS, subject to the terms and conditions hereof, Seller desires to sell substantially all of the properties and assets of its Product Lifecycle Management business; and

WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase the Subject Assets for the consideration specified herein and the assumption by Buyer of certain liabilities and obligations of Seller specified herein;

NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

PURCHASE AND SALE OF ASSETS

1.1

Sale of Assets. Subject to the provisions of this Agreement, at the Closing Date (as defined below), Seller shall sell to Buyer and Buyer shall purchase from Seller all of the Seller’s right, title and interest in and to the properties and assets used exclusively in the Seller’s Product Lifecycle Management (“PLM”) operations (collectively, the “Business”) of every kind and description, tangible and intangible, real, personal or mixed, and wherever located all of which assets are set forth on Schedule 1.1 (the “Subject Assets”).

The following assets and properties of Seller shall be excluded from such purchase and sale (the “Excluded Assets”):

(a)

Seller’s corporate seals, corporate franchise, organizing or governing documents, By-laws, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller’s organization or stock capitalization (collectively, the “Corporate Records”);

(b)

Seller’s wholly-owned Italian subsidiary, SofTech Srl;

(c)

Seller’s tax and accounting records;

(d)

All cash on hand, cash overdraft positions, bank deposits and cash equivalents of or associated with Seller and/or the Business wherever conducted as of the Closing Date;

(e)

All billed accounts receivable as of the Closing Date for product licenses, subscriptions, third party product licenses, maintenance and professional services so long as such invoices were issued based on written purchase orders and the billing took place in accordance with the ordinary course of business and the revenue recognition procedures of Seller provided that such billed accounts receivable are listed on Schedule 1.1(e), to be delivered to the Buyer at or prior to the Closing and comply with the provisions of Section 4.7;

(f)

All properties and assets other than the Subject Assets (as defined below), whether tangible or intangible (including all technology, materials, documents, software code, trademarks, patent filings) related to the eCommerce ideas including HomeView, OfferSafe, SplitIt, or otherwise used, or intended for use, in the business of Seller’s and its subsidiaries’ e-Commerce operations;

(g)

All SofTech tax assets including, but not limited to, net operating loss carryforwards and tax credits;

(h)

All payments due from Mentor Graphics Corporation related to the deferred payments from the sale of the CADRA product line in October 2013.

(i)

The Seller’s contractual arrangement with Acacia Research Group and its wholly-owned subsidiary Auto-Dimensions, LLC related to future rights to 30% of net recoveries from the licensing and/or enforcement of the Seller’s patents sold to Acacia Research Group in 2011 and 2012; and

(j)

All assets not specifically identified on Schedule 1.1 as Subject Assets.

(k)

The assets, property and business of Seller to be sold to and purchased by Buyer under this Agreement set forth on Schedule 1.1 are hereinafter sometimes referred to as the “Subject Assets”, and the assets, property and business of Seller to be excluded from the sale to Buyer are hereinafter sometimes referred to as the “Excluded Assets”.

1.2

Intentionally Omitted.

1.3

Limited Assumption of Liabilities. At the Closing, Buyer shall assume and agree to pay or discharge when due in accordance with their respective terms, only the following liabilities of the Seller: (a) those liabilities listed on Schedule 1.3; (b) all obligations under contracts listed on Schedule 2.11 and which contracts have been provided to Buyer; (c) all liabilities in respect of Taxes (as defined below) for which Buyer is responsible; and (d) any warranty or other obligations to provide service on, or to repair or replace, any products manufactured or sold by Seller prior to the Closing Date. Buyer shall not assume or be liable for any liabilities or obligations of Seller arising at or prior to the Closing unless identified herein or on Schedule 1.3.

The liabilities to be assumed by the Buyer under this Agreement are hereinafter sometimes referred to as the “Liabilities” and the liabilities which are not assumed by Buyer under this Agreement are hereinafter sometimes referred to as the “Excluded Liabilities”. The assumption of said Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller, and nothing herein shall prevent Buyer or Seller from contesting in any manner any of said Liabilities.

1.4

Closing/Purchase Price and Payment.

(a)

Subject to the terms and conditions hereof the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 a.m. (ET) on the third (3rd) business day following the date on which all of the conditions set forth in Sections 5 and 6 have been satisfied or waived (other than such conditions that by their terms cannot be satisfied until the Closing Date), which conditions shall be required to be so satisfied or waived on the Closing Date), unless another time and/or date is agreed to in writing by the Seller and the Buyer (the “Closing Date”). The Closing shall be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, unless another place is agreed to in writing by the parties (it being understood that the Closing may be effected by the delivery of documents via e-mail, facsimile and/or overnight courier). The Closing shall be deemed to be effective at 12:01 a.m. (ET) on the Closing Date, at which time title and risk of loss to the Subject Assets shall pass from the Seller and its applicable affiliates, as applicable, to the Buyer and the Buyer shall be responsible for insuring the Subject Assets and the Business.

(b)

The purchase price payable for the Subject Assets (the “Purchase Price”) shall be the sum of $3,250,000 less: (i) any monies owed by Seller to EssigPR and/or Joseph P. Daly under its existing borrowing agreements with the Seller, less (ii) $715,000 in exchange for 110,000 shares of SofTech common stock purchased by Joseph P. Daly (“Mr. Daly”), Essig’s CEO in June 2014 with a put option that allowed Mr. Daly to require SofTech to repurchase some or all of the shares at $7.00 per share during the period from approximately June 21, 2017 to September 20, 2017. The Buyer shall pay to the Seller the Purchase Price, less the Escrow Amount (as defined below), in cash by wire transfer of immediately available U.S. funds in accordance with the wire transfer instructions provided by the Seller to the Buyer prior to the Closing.

(c)

At the Closing, the Buyer will deposit $162,500.00 (the “Escrow Amount”) with Finneran & Nicholson, P.C. to be held in such counsel’s client trust account pursuant to an Escrow Agreement to be negotiated by the parties and executed at the Closing (the “Escrow Agreement”).

(d)

The Purchase Price will be allocated among the Subject Assets in the manner set forth on Section 10.5(b) below.

1.5

Contingent Payments. In addition to the base Purchase Price detailed above, Seller shall be entitled to additional payments dependent on the revenue generated by the Business in the two twelve month periods immediately following the Closing Date (“Contingent Payments”).

For the period from the Closing Date to the one year anniversary of the Closing Date, Seller shall earn a payment (“Contingent Payment I”) based on the gross revenue generated by the Business from the licensing of the technology, maintenance, subscription and/or consulting revenues related to the PLM Business only, and excluding any and all revenues related to drafting, design, analysis, engineering services and any other activities not directly related to the PLM business, regardless of source (the “Revenue”) as follows:

•

For Revenue less than $3.2 million then zero.

•

For Revenue in excess of $3.2 million then $75,000 plus 12.5% of the amount in excess of $3.275 million

For the period from the one year anniversary of the Closing Date to the two year anniversary of the Closing Date, Seller shall earn a payment (“Contingent Payment II”) based on the Revenue as follows:

•

For Revenue less than $3.75 million then zero.

•

For Revenue in excess of $3.75 million then $75,000 plus 12.5% of the amount in excess of $3.825 million

Revenue shall be calculated based on U.S. Generally Accepted Accounting Principles (“GAAP”) except that no purchase accounting adjustments shall be applied to the derivation of Revenue for the determination of the Contingent Payments.

For existing customers of the Business at or prior to the Closing, when PLM products and/or services are bundled with other services historically offered by Buyer, the amount of gross revenue allocated as Revenue of the Business for derivation of Contingent Payments shall be determined as allocated in the purchase order and invoice unless discounts in excess of 10% have been applied to the order. If the Buyer includes discounts of more than 10% in the transaction, such discount amounts will be applied equally to the Revenue and other services provided by the Buyer. For new customers of the Business after the Closing, allocation of revenue shall be consistent with the purchase order and invoice regardless of discounting.

From the Closing Date through the end of the second contingent period, except with the prior written consent of Seller, Buyer shall maintain separate accounting records for the Business, which will be used to calculate Revenue for each contingent period.

Within 30 days after the end of each contingent period described above, Buyer shall deliver to Seller a certificate setting forth in reasonable detail Buyer’s calculation of the Revenue for each contingent period and its calculation of Contingent Payment I and Contingent Payment II, as applicable, with reasonably detailed supporting documentation. If Buyer objects to such calculation within 30 days of receipt of such certificate, the parties shall in good faith attempt to resolve such disagreement and, thereafter, shall refer such dispute to a mutually acceptable independent accounting firm to resolve such dispute, which resolution shall be final and binding on the parties.

Contingent Payment I and II, as so finally determined, shall be due and payable within 60 days of the end of the applicable contingent period. Upon thirty (30) days prior written request, and delivery to the Buyer of a non-disclosure agreement in form and substance acceptable to the Buyer in its sole discretion, Seller shall have the right at its sole cost and expense to access Seller’s accounting records for the Business to substantiate the reported Revenue. Such right shall expire after the final determination of Revenue for the applicable contingent period.

If Buyer determines that Seller is in Material breach or default of the Agreement when either of the Contingent Payments are due, Buyer may, in its sole discretion, offset against such Contingent Payments such amounts equal to the Losses the Buyer has incurred due to such Material breach or default by the Seller. If, such Material breach or default by the Seller is resolved under the provisions of this Agreement in favor of the Seller, the Buyer will pay to the Seller the amount(s) of such offsets.

If the Buyer sells or transfers all of, or a portion of, the Business to an unrelated third party (“Post-Closing Sale”), at any time during the two-year period immediately following the Closing Date, at the closing of the Post-Closing Sale, the Buyer will pay to the Seller an amount equal to 5% of the gross proceeds from the Post-Closing Sale. After the closing of the Post-Closing Sale, during the remaining contingent period for which Contingent Payments may be due, the Revenue triggers set forth in this subsection 1.5 regarding whether any Contingent Payments may be due and owing by the Buyer will be reduced on a pro rata basis according to the actual Revenue generated in the twelve-month period immediately prior to the closing of the Post-Closing Sale and the $75,000 portion of either of the Contingent Payments shall be reduced on a pro rata basis as well.

1.6

Transfer of Subject Assets. Unless waived by Buyer at the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all Subject Assets. Such instruments of transfer (a) shall be in the form (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance reasonably satisfactory to Buyer and its counsel, and (c) shall effectively vest in Buyer good and marketable title to all the Subject Assets free and clear of all liens, restrictions and encumbrances except anything arising from actions of Buyer and except for such liens as are identified on the Disclosure Schedule with respect to which Buyer shall take the assets subject to such liens or such other liens or encumbrances, if any, that would not Materially interfere with the present use of the Subject Assets (collectively, “Permitted Liens”). Notwithstanding anything to the contrary in this Agreement, those contracts described in Schedule 1.6, attached hereto which the Seller requires a sublicense prior to assigning same to Buyer, shall pass as promptly as reasonably commercially practicable following the Closing.

1.7

Delivery of Records and Contracts. At the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller’s leases, contracts, commitments, agreements applicable to the Business and rights in each case to the extent included in the Subject Assets, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Buyer in its sole discretion may waive the obtainment of any necessary consent or assignment prior to the Closing, in which case Seller’s sole obligation with respect thereto will be to use reasonable efforts to cooperate with Buyer in obtaining same following the Closing. Seller shall also make available to Buyer all of Seller’s business records, tax returns, books and other data, in each case included in the Subject Assets, and Seller shall take all reasonable steps to put Buyer in actual possession and operating control of the Subject Assets.

1.8

Further Assurances. Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets. Seller shall cooperate with Buyer upon request to permit Buyer to enjoy Seller’s rating and benefits under the workman’s compensation laws and unemployment compensation laws of the applicable jurisdictions, to the extent permitted by such laws.

1.9

Sales and Transfer Taxes. All sales, use, value added, and transfer taxes, fees and duties under applicable law incurred in connection with this Agreement or the transactions contemplated thereby will be paid by the Seller whether imposed by federal, state, local or foreign governmental authorities.

Section 2

REPRESENTATIONS AND WARRANTIES OF SELLER

2.1

Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby makes to Buyer the representations and warranties contained in this Section 2 as of the date hereof (all such representations and warranties are deemed to be supplemented or conditioned by any material contained the Disclosure Schedules and the statements, forms, reports, certifications and other documents filed or furnished by Seller with the U.S. Securities and Exchange Commission). For purposes of this Section 2, “knowledge” means, with respect to the Seller, the actual knowledge of Joseph P. Mullaney and Robert Anthonyson without inquiry (and will in no event encompass constructive, imputed or similar concepts of knowledge).

2.2

Organization and Qualification of the Business. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of SofTech’s Articles of Organization and bylaws, as amended to date, certified by the Secretary of State of the Commonwealth of Massachusetts are complete and correct, and no amendments are pending or contemplated. SofTech is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which it is not qualified except in any jurisdiction where the failure to so qualify will not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” or “Material” means: (a) a material adverse impact upon the Subject Assets; (b) a material adverse impairment of the ability of the Seller to perform its material obligations under this Agreement; or (c) a material adverse impairment of the ability of the Seller to perform its material obligations or rights, respectively, with respect to any third party, in each case excluding any impact or impairment resulting from (i) changes in general economic, financial market, business or geographic conditions, (ii) changes or developments generally applicable to any of the industries in which Seller primarily operates, (iii) any outbreak or escalation of hostilities or war or military actions, any act of sabotage or terrorism or any natural disasters, (iv) changes in applicable laws, or (v) the announcement of the transactions contemplated by this Agreement.

2.3

Subsidiaries. SofTech conducts the Business through wholly-owned subsidiaries including Information Decisions, Inc., a Michigan corporation, HomeView, Inc., a Massachusetts corporation, and SofTech Srl, a wholly-owned subsidiary based in Milan, Italy. Two other wholly-owned subsidiaries exist but were dormant for at least twelve months prior to the Closing Date, those being Workgroup Technology Corporation, a Delaware corporation and SofTech Gmbh, a German entity.

2.4

Intentionally Left Blank.

2.5

Authority. Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and the Schedules attached hereto and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument have been fully authorized by all necessary action of Seller and no other action on the part of Seller is required in connection therewith except for the approval of the holders of at least two-thirds of the outstanding capital stock of Seller entitled to vote thereon (the “Shareholder Vote”). The execution, delivery and performance of this Agreement by Seller does not and will not: (a) violate any provision of the Seller’s Articles of Organization or bylaws; (b) violate in any Material respect any laws of the United States, or any state or other jurisdiction applicable to Seller or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made except for the Shareholder Vote; and (c) result in a Material breach of, constitute a Material default under, accelerate any Material obligation under, or give rise to a right of termination of any Material contract, agreement, or lease to which Seller is a party.

2.6

Status of Tangible Property.

(a)

No Real Property Owned. Seller does not currently, nor has Seller ever in the past, owned any real property.

(b)

Leased Real Property. All real property leased by Seller as tenant or lessee and used in the Business as of the date hereof is listed on Schedule 2.6(b). Copies of all the leases have been provided to Buyer and are complete, accurate, true and correct. Each of the Leases is in full force and effect on the terms set forth therein and have not been modified, amended or altered, in writing or otherwise.

(c)

Personal Property. A complete list of machinery, equipment, furniture, fixtures, leasehold improvements and all other tangible personal property owned or leased by Seller and used in the Business is listed on Schedule 2.6(c).

(d)

Title to Acquired Assets. The Seller is the sole lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver to the Buyer the Business and the Subject Assets, without any restrictions or claims of any person(s), of any kind whatsoever. Except for mortgages, security interests and other liens described on Schedule 2.24 hereto which secure indebtedness for borrowed money and which will be discharged at or prior to the Closing, all of the Subject Assets and the Business are entirely free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind or restrictions against the transfer or assignment thereof (collectively, “Encumbrances”), and there are no filings in any registry of deeds in any jurisdiction or under the Uniform Commercial Code or similar statute in any jurisdiction showing the Seller as debtor which create or perfect or which purport to create or perfect any Encumbrance in or on any of the Subject Assets and/or the Business. At and as of the Closing, the Seller will convey the Subject Assets and the Business to the Buyer by bills of sale, certificates of title and instruments of assignment and transfer effective to vest in the Buyer, good and valid record and marketable title to all of the Subject Assets and the Business, free and clear of all Encumbrances, of whatever type and kind.

2.7

Financial Statements.

(a)

Buyer has received the following financial statements related to the actual performance and the financial position of the Business, copies of which are attached hereto as part of Schedule 2.7: balance sheets as of May 31, 2015 and 2016; and statements of operations for the twelve months ended May 31, 2015 and 2016 (the “Financial Statements”). Said Financial Statements are complete, true, accurate and correct, have been prepared in accordance with GAAP applied consistently during the periods covered thereby, and present fairly in all Material respects the financial condition of the Business at the dates of said statements and the results of its operations for the periods covered thereby. These Financial Statements have been extracted from the operating results and financial position of the consolidated operating results and financial position of the Seller based on cost allocations. Such cost allocations include, among other things, the estimated allocation of employee compensation, employee benefits, third party contractor expenses and other costs.

(b)

As of the date hereof, SofTech had no Material liabilities directly related to the Business of any nature that would be required to be disclosed in accordance with GAAP, whether accrued, absolute, contingent or otherwise, asserted or unasserted except liabilities (i) stated or adequately reserved against in the Financial Statements, or (ii) specifically reflected on the Schedules furnished to Buyer hereunder as of the date hereof, or (iii) incurred in the ordinary course of business since the date of the Financial Statements.

2.8

Taxes.

(a)

Seller has paid or caused to be paid, and will pay, all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, capital stock taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes, whether or not measured in whole or part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, “Taxes”) required to be paid by it through the date hereof and the Closing whether disputed or not.

(b)

Seller has, in accordance with applicable law, filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. Schedule 2.8(b) lists all federal, state, local and foreign income tax returns filed by Seller for the fiscal year ended May 31, 2015 (the most recent fiscal year for which tax returns were due) with notation as to those returns that have been audited or are currently being audited. Seller has made available to Buyer a complete and correct copy of each of those returns listed and all examination reports and statements of deficiencies assessed against or agreed to by Seller with respect to such returns.

2.9

Accounts Receivable.

(a)

Except as set forth in the Schedule 2.9(a) attached hereto, all of the accounts receivable of Business shown or reflected in the Financial Statements or existing on the Closing Date hereof are valid and enforceable claims, to the knowledge of Seller are fully collectible and subject to no set-off or counterclaim except to the extent of the reserve established for doubtful accounts. Schedule 2.9(a) is the detailed aging of accounts receivable of the Business as of May 31, 2016 reconciled to the balance sheet of the same date.

(b)

Schedule 2.9(b) presents a roll forward, by fiscal year, of the allowance for doubtful accounts of the Business from June 1, 2014 through May 31, 2016 detailing the additions to the reserve and the accounts written off against the reserve. Seller represents that since June 1, 2014 all uncollectible accounts of the Business have been written off against such reserve and no revenue reversals or direct write offs have been recorded except as reflected on Schedule 2.9(b).

2.10

Absence of Certain Changes. Since the date of the May 31, 2016 Financial Statements the Seller has carried on the Business only in the ordinary course, and there has been no change in the condition (financial or otherwise), results of operations, assets, liabilities or business of the Seller other than changes arising in the ordinary course of business, none of which, either individually or in the aggregate, has been Materially adverse. Without limiting the foregoing, since such date there has been no Material damage to, or destruction of, or other Material adverse change in the physical condition, capacity or operation of, any of the Subject Assets and/or the Business. Further, there has not been:

(a)

any Material adverse change in the financial condition, properties, assets, liabilities, business or operations of the Business;

(b)

any Material contingent liability incurred by the Business as guarantor or otherwise with respect to the obligations of others or any cancellation of any Material amount of debt or claim owing to, or waiver of any right of Seller;

(c)

any Material obligation or liability of any nature incurred by Seller in connection with the Business, whether accrued, absolute, contingent or otherwise, asserted or unasserted, other than obligations and liabilities incurred in the ordinary course of business;

(d)

any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any assets of the Business other than in the ordinary course of business;

(e)

any labor trouble or claim of unfair labor practices involving the Business; any Material change in compensation to any officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices pursuant to existing agreements, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

(f)

any Material payment or discharge of a lien or liability of Seller which was not shown in the Financial Statements or incurred in the ordinary course of business thereafter;

(g)

any change in accounting methods or practices, credit practices or collection policies used by Seller;

(h)

any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in paragraphs (a) through (g) above; or

(i)

any Material change in relations with customers, suppliers, employees, consultants, distributors, or independent contractors of the Business.

(j)

any sale, lease, abandonment or other disposition by the Seller of any machinery, equipment or other operating tangible personal property used in the conduct of the Business or any of the Subject Assets other than disposition of such tangible personal property that was no longer usable in the Business or which was replaced by tangible personal property of equal or greater value;

(k)

any change in the accounting methods or practices followed by the Seller in connection with the Business or in any depreciation, amortization or inventory valuation policies theretofore used or adopted;

(l)

any Material liability incurred by the Seller, contingent or otherwise, other than trade accounts, operating expenses, obligations under executory contracts incurred for fair consideration, taxes accrued with respect to operating during such period, and indebtedness for money borrowed or for the deferred purchase price of property purchased for fair consideration, all incurred in the ordinary course of the Business;

(m)

any Material increase in the rate of compensation paid or to be paid, directly or indirectly, to any employee or agent of the Seller;

(n)

any resignation or threatened resignation of any senior management-level employee of the Business;

(p)

any payment of distributions and/or dividends to any of the shareholders; or

(p)

any actions taken by the Seller beyond the established business practices of the Seller to invoice maintenance or subscription services for the Business in advance of when such services would normally be invoiced, except as set forth in Schedule 2.10(p), attached hereto;

(q)

any other Material adverse change in the Business and/or Subject Assets or, to the best knowledge of the Seller, prospects of the Business.

2.11

Contracts. Schedule 2.11 is a complete and accurate list of all written and oral contracts, commitments, plans, agreements and licenses to which Seller is a party as of the date hereof relating to the Business. Seller is not a party to any other contract, commitment, plan, agreement or license relating to the Business that is not described on Schedule 2.11.

Seller is not in default in any Material respect under any such contracts, commitments, plans, agreements or licenses described on Schedule 2.11 and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute default. To the knowledge of Seller, no other party to any such contract, commitment, plan, agreement or license is in default thereunder.

2.12

Litigation. There is:

(a)

No claim, action, suit, proceeding or investigation pending or, to the best knowledge of any Seller, threatened against, relating to or affecting any of the Subject Assets or the Business or affecting Buyer’s acquiring sole and exclusive rights, title possession and use of the Business and the Subject Assets, free and clear of any and all claims, rights, title, encumbrances and/or restrictions, of whatever type and kind, or that challenges any of the transactions contemplated hereby, nor is there any basis for any such claim, action, suit, proceeding or investigation. There are no other Material “loss contingencies” (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 (“FASB 5”), which would be required by FASB 5 to be disclosed or accrued in financial statements of the Seller were such statements prepared at the time such warranty was made or deemed made.

(b)

There are no investigations of either the Seller, the Business or the Subject Assets being conducted, which have been conducted, or, to the best of Seller’s knowledge, threatened to be conducted, by any grand jury, administrative agency or other governmental authority. Seller has not received any inspection reports, questionnaires, inquiries, demands, request for information, and/or claim of violations or noncompliance with law from any governmental authority.

(c)

There are no outstanding judgments, orders, writs or decrees of any judicial or other governmental authority binding specifically upon Seller, the Business or the Subject Assets and not of general application, other than judgments, orders, writs and decrees with which Seller has complied and which have no future applicability and are set forth on Schedule 2.12, if any.

(d)

Neither the Seller nor any of the directors, officers, employees, agents or other representatives of the Seller acting or purporting to act on behalf of the Seller has, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services, in violation of applicable law, (i) as a kickback or bribe to any person or (ii) to any political organization, or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

(e)

Neither the Seller nor any of the directors, officers, employees, agents or other representatives of the Seller acting or purporting to act on behalf of the Seller has committed, been charged with, or been under investigation with respect to, nor does there exist, any Material violation of any provision of any federal, state or local law or administrative regulation in respect of the Business or any of the Subject Assets.

2.13

Compliance with Laws. Seller is in compliance in all Material respects with, and has complied in all Material respects with, all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or governmental authority including without limitation which apply to the conduct of the Business, and Seller has not within the prior six (6) year period preceding the date hereof, received written notice of a Material violation or alleged Material violation of any such statute, ordinance, order, rule or regulation. The Seller is in compliance in all Material respects with, and has complied in all Material respects with all Federal and state securities laws, rules and regulations.

2.14

Intentionally Left Blank.

2.15

Corporate Records. The corporate record books of SofTech record all Material corporate action taken by its shareholders and board of directors and committees thereof. The copies of the SofTech’s Corporate Records with respect to the Business are true and complete copies of the originals of such documents. Seller has provided Buyer with access to all Material tax and accounting records related to the Business in order to perform its due diligence procedures. Seller represents that such tax and accounting records related to the Business are complete in all Material respects.

2.16

Employee Benefit Plans.

(a)

Schedule 2.16 lists and describes all employee benefit plans that have been offered to employees of the Business between June 1, 2014 and the date hereof (the “Plans”). Seller has provided Buyer with complete copies of all documents embodying or governing such plans.

(b)

The Seller has not engaged in any transaction in connection with which it could be subject to either a civil penalty assessed pursuant to Section 502(I) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a tax imposed by Section 4975 of the Internal Revenue Code of 1954, as amended (the “Code”). No Plan or any trust created under any Plan has been terminated since September 2, 1974. No Material liability to the Pension Benefit Guaranty Corporation has been or is expected by the Seller to be incurred with respect to any Plan by the Seller. There has been no “reportable event” within the meaning of Section 4043(b) of ERISA with respect to any Plan, and no event or condition which presents a Material risk of termination of any plan by the Pension Benefit Guaranty Corporation.

(c)

Full payment has been made of all amounts that the Seller is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. The terms “current value” and “accrued benefit” have the meanings specified in Section 4062(b)(1)(A) of the Code and Section 3 of ERISA, respectively.

2.17

Environmental Matters. SofTech has never generated, transported, used, stored, treated, disposed of or managed any Hazardous Waste. No Hazardous Material has ever been or is threatened to be spilled, released or disposed of by or on behalf of SofTech at any site presently or formerly owned, operated, leased or used by SofTech. For the purposes of this Section 2.17, (i) “Hazardous Material” shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) “Hazardous Waste” shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) “Environmental Law” shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) “Seller” shall mean and include Seller and all other entities for whose conduct Seller is or may be held responsible under any Environmental Law.

2.18

Directors, Officers, and Suppliers.

(a)

Schedule 2.18(a) is a true and complete list of all directors and officers of Seller as of the date hereof. Neither the Seller nor, to Seller’s knowledge, any other director or officer of Seller, owns, directly or indirectly, on an individual or joint basis, any Material interest in, or serves as an officer, director, employee of or consultant to, any customer, competitor or supplier of SofTech or any organization that has a Material contract or arrangement with or lease of real or personal property to the Business.

(b)

Schedule 2.18(b) is a true and complete list of the suppliers of the Business to whom SofTech has made a payment of $25,000 or more during or with respect to the fiscal year ended May 31, 2015 and 2016 (each, a “Material Supplier”) and with respect to each, the name, address, description of services performed and dollar volume involved.

(c)

The Seller enjoys good relations with the customers, referral sources and suppliers involved in the Business and no customer, referral source or Material Supplier has informed Seller it will cease doing business or Materially decrease its business with the Seller.

2.19

Intentionally Left Blank.

2.20

Employees and Labor Matters.

(a)

As of the date hereof, Seller employs 16 full-time employees and 1 part-time employee (each, a “Business Employee”) in the Business. Seller generally enjoys a good employer-employee relationship. Schedule 2.20(a) sets forth the name, position, pay rate, full-time or part-time status, date of hire, date of birth, and exempt or non-exempt status of each of Seller’s employees and independent contractors that are involved in the Business other than Seller’s management team. Seller has no knowledge that any Business Employee or third party contractor of the Business does not plan to accept employment with Buyer after the Closing.

(b)

Schedule 2.20(b), as of the date hereof, is a list of all employees of the Business that have terminated employment, for any reason, voluntarily or otherwise, with SofTech over the last twelve (12) months with a brief description of the circumstances of such termination. Also included on said Schedule is a description of the former position held by the former employee and the pay rate of said former employee.

(c)

Seller is not delinquent in payments to any Business Employee, past or present, for any wages, salaries, commissions, bonuses or other direct compensation for any services provided or amounts required to be reimbursed, relating to the Business. There are no workers’ compensation or other similar claims filed against Seller by any Business Employee, and the Seller does not have knowledge of any injury or other event that may give rise to any such claim, relating to the Business. There are no charges of employment discrimination, harassment, unfair labor practices, or any non-compliance with any wage or overtime laws that have been filed against or involving Seller, relating to the Business. There are no grievances, complaints, or charges that have been filed against Seller, relating to the Business. Seller is, and has been at all times since its effective date, in compliance with the requirements of the Immigration Reform Control Act of 1986, relating to the Business. Seller’s payroll systems and classification of employees is, and for 18 months prior to the Closing has been, consistent with and in compliance with the requirements of the Fair Labor Standards Act, as amended, and any and all applicable state minimum wage and overtime laws, relating to the Business.

2.21

Customers and Distributors.

(a)

As of the date hereof, Schedule 2.21(a) sets forth any representative, distributor or direct customer who accounted for more than $50,000 of revenue to the Business in any of the fiscal years ended May 31, 2014, 2015 and 2016 (each, a “Material Customer”). No Material Customer has provided written notice to Seller of its intent to cease doing business with or Materially decrease its business with the Seller.

(b)

Schedule 2.21(b) is a complete list of all ProductCenter and Connector customers that were billed for maintenance and subscription services during the fiscal years ended May 31, 2014, 2015 and 2016 hereinafter defined as the “Maintenance and Subscription Installed Base”. The Maintenance and Subscription Installed Base includes customer name, location, contact person, phone number and fax number. Seller represents that to its knowledge such listing is complete and accurate in all Material respects.

(c)

Schedule 2.21(c) is a complete list of purchase orders received from customers of the Business as of the date hereof that have not been fully billed against setting forth the customer name, original purchase order amount and the billings through the date specified.

2.22

Proprietary Rights.

(a)

“Proprietary Rights” means all of the following owned by, issued to or licensed to Seller and used exclusively in the Business, and any and all corresponding rights that, now or hereafter, may be secured throughout the world: patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions, or reexaminations thereof; trademarks, service marks, trade dress, logos, trade names, corporate names, together with all goodwill associated therewith; software code, copyrights and copyrightable works; and registrations, applications and renewals for any of the foregoing; trade secrets and confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and accounting data, business and marketing plans, and customer and supplier lists and related information); computer software (including, without limitation, data, data bases and documentation); other intellectual property rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth in Schedule 2.22 attached hereto.

(b)

Schedule 2.22 sets forth a complete list as of the date hereof of all: (i) patented or registered Proprietary Rights and pending patent applications or other applications for registrations of Proprietary Rights owned or filed by or on behalf of SofTech; (ii) all trade names and unregistered trademarks and service marks owned by SofTech and used exclusively in the Business; (iii) all software owned by SofTech and licensed to third parties exclusively through the Business (“Software”); and (iv) all licenses or similar agreements under which Seller is the licensee of any Proprietary Rights.

(c)

Except as set forth in Schedule 2.22: (i) SofTech owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Proprietary Rights reasonably necessary for the operation of the Business as currently conducted, free and clear of all liens, licenses, security interests, encumbrances and other restrictions (other than Permitted Liens), (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to its knowledge, is threatened, (iii) to its knowledge, the conduct of the Business has not infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third parties, and SofTech has not received any notices of, and does not have knowledge of, any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Proprietary Rights (including any demands by third parties that SofTech take a license of any intellectual property for use in the Business); and (iv) to its knowledge, no independent contractor developed or assisted in the development of any other Software, except in accordance with a written agreement assigning to SofTech such independent contractor’s right, title and interest in such Software.

(d)

To its knowledge, SofTech has taken all steps required to maintain and protect the Proprietary Rights. Such steps have included, but are not limited to: (i) the affixation of all copyright notices required by U.S. law to all copies of Software and the documentation related thereto; (ii) distribution of source code of Software to employees, consultants, contractors and potential investors, only subject to appropriate confidentiality agreements; and (iii) disclosure of confidential information of the Business (including but not limited to source code and systems documentation for Software) only to persons who require access to such information for the Business, and only subject to written confidentiality agreements.

2.23

Capital Expenditures. There are no capital expenditures exceeding $75,000.00 in total related to any computer hardware or software license issues which the Seller now anticipates will be required to be made in connection with the continuation of the Business as now conducted or in connection with the Subject Assets or that the Seller anticipates will be required to be made during the three years following the date hereof, including without limitation in order to comply with any existing laws, regulations or other governmental requirements applicable to the Business and/or the Subject Assets.

2.24

Warranty. Except as expressly provided herein, Seller makes no warranty of any kind whatsoever, including, without limitation, any representation as to physical condition, suitability for a particular use, value of assets or future earnings or performance of the Business. All implied warranties of merchantability and fitness for a particular purpose are expressly excluded.

Section 3

REPRESENTATIONS AND WARRANTIES OF BUYER

3.1

Making of Representations and Warranties. As a material inducement to Seller to enter into and to consummate the transactions contemplated by this Agreement, Buyer hereby represents and warrants the following:

(a)

Essig is duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by them.

(b)

Essig has the full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Essig of this Agreement has been duly authorized by all necessary corporate action of Essig, and no other action on the part of Essig or its Board of Directors or shareholders is required in connection therewith.

3.2

Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Buyer to Seller pursuant to this transaction do not contain any untrue statement of a Material fact.

3.3

Litigation. There is no litigation or governmental or administrative proceeding or investigation pending against Buyer which is reasonably likely to have a Material Adverse Effect on Buyer’s assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement or performance by Buyer of its obligations under this Agreement.

3.4

Compliance with Laws. Buyer is in compliance in all Material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or governmental authority which apply to the conduct of its business, and Buyer has not received any notice of a violation or alleged violation of any statute, ordinance, order, rule or regulation.

3.5

Purchase Price. Buyer has, and at the Closing will have, the capital required to consummate the transaction contemplated hereby, including the Purchase Price. Buyer expressly represents that this transaction is not subject and contingent upon a funding event.

Section 4

COVENANTS

4.1

Conduct of Seller Business. Except as authorized or permitted by this Agreement, from the Effective Date, until the Closing (or earlier termination of this Agreement), Seller will conduct its business and operations according to its ordinary and usual course of business and Materially consistent with past practices until the Closing Date. Without limiting the generality of the foregoing, and, except as expressly contemplated in this Agreement, from the Effective Date until the Closing Date (or earlier termination of this Agreement), without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), Seller will:

(a)

Not enter into any Material contract, agreement, arrangement or other understanding related to the Business with any customer or other third party in a manner that Materially deviates from Seller’s past business practices. Seller will obtain Buyer’s prior written approval before it makes any offer, commitment, accepts any order or enters into any Material contract, agreement, arrangement or understanding to provide a customer or other third party of the Business with discounted product or support services in a manner that Materially deviates from Seller’s past business practices, irrespective of whether this is a new customer order or a renewal. Seller further agrees not to accept any early renewals related to the Business in any manner outside of its normal course of business prior to Closing Date;

(b)

Not Materially increase the rate or terms of compensation payable or to become payable by Seller to employees or independent contractors of the Business or commit itself to any additional bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any employees of the Business (except for merit increases to employees made in the ordinary course of business consistent with past practices);

(c)

Not take or omit to take any other action that would cause any of the representations and warranties contained in this Agreement to be untrue in any Material respect;

(d)

Not enter into any contract, agreement, arrangement or other understanding to do any act prohibited by, or to refrain from doing any act required by, any of the foregoing provisions of this Section.

(e)

Maintain the Business and Subject Assets in good operating condition and repair subject to ordinary wear and tear, and make all necessary renewals, additions and replacements thereto, and shall not make or institute any unusual or novel methods of management, accounting or operation.

(f)

Seller will pay promptly all operating expenses and provide evidence of such payment by canceled check and receive all profits until the Closing and Buyer will incur all expenses and profits from and after that date and time.

4.2

Access to Information. Until the Closing Date, Seller shall, during ordinary business hours and on at least two days’ prior written notice, and subject to Section 4.3 below: (a) give Buyer and its authorized representatives reasonable access to all books, records, plants, offices and other facilities and real estate properties of Seller, (b) permit Buyer to make such inspections thereof as Buyer may reasonably request, and (c) cause its officers and advisors to furnish Buyer with such financial, technical and operating data and other information with respect to the Business as Buyer may from time to time reasonably request. Any such inspection or investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of Seller. Notwithstanding anything to the contrary in this Agreement, (x) Seller will not be required to disclose any information to Buyer or Buyer’s representatives if such disclosure would (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable laws, fiduciary duty or agreement entered into prior to the date hereof and (y) prior to the Closing, without the prior written consent of the Seller, neither Buyer nor any of its representatives shall contact or cause to be contacted any suppliers to, or customers of, the Business.

4.3

Notification of Certain Matters; Further Financial Reports. Seller shall give prompt notice in writing to Buyer if any of the following occur prior to Closing Date: (a) the occurrence of any event which has resulted, or may result, in a Material Adverse Effect, that could result in the failure to satisfy any condition specified in this Agreement; (b) the occurrence of any event which has resulted in, or may result in, a change in any representation or warranty of the Seller that is not Material; (c) the nonperformance by the Seller of any covenant of the Seller that is not Material or (d) any written notice or other written communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement (collectively, “Supplemental Information”). Buyer shall be deemed to have waived its rights to seek indemnification under Section 8 hereof with respect to a breach of a representation or warranty by the Seller to the extent such breach arises from a circumstance or event occurring in its entirety after the date hereof (“Subsequent Event”) that is described in such Supplemental Information if the Buyer elects nevertheless to consummate the transactions contemplated by this Agreement notwithstanding such Subsequent Event. In addition, between the Effective Date and the Closing Date, Seller shall provide promptly to Buyer financial reports related to the Business prepared by Seller in the ordinary course of business, and such other information as Buyer may reasonably request, promptly upon such request.

4.4

Negotiations with Others. From the Effective Date until the earlier of the termination of this Agreement or the Closing Date, Seller will not initiate contact with or solicit any inquiry or proposal or engage in any discussions with any third party in connection with any possible proposal regarding a sale of the Business or any similar transaction. Seller agrees to immediately provide notice to Buyer of any solicitation or offer made by any third party in connection with the sale of the Business or any similar transaction and the option of the Buyer to meet or exceed such offer. Nothing herein shall prohibit Seller from having discussions with a third party that result from an unsolicited inquiry in respect of the Business if Seller’s Board of Directors makes a fiduciary determination that such inquiry may reasonably lead to a superior offer. In the event whereby a third party submits an offer for the Business during the Interim Period that is deemed to be a superior offer or is not met or exceeded by the Buyer in the sole discretion of the SofTech Board of Directors acting in its fiduciary responsibility to the SofTech shareholders, and which is accepted and ultimately completed, whether or not during the Interim Period, Buyer shall be paid a fee of $200,000, payable as follows:

(a)

$50,000.00 immediately upon acceptance by the Seller of the superior offer;

(b)

$150,000.00 pursuant to a promissory note in form and substance acceptable to the Buyer, with the principal amount repayment in full accelerated upon the close of the superior offer.

4.5

Cooperation on Tax Matters. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement.

4.6

Confidentiality; Publicity. All information furnished under this Agreement to either party or its representatives will be held in confidence in accordance with the Non-Disclosure Agreement signed by the parties dated October 4, 2011. Neither party will issue any press release describing this transaction except with the prior written approval of the other party; provided, however, if a party determines, based upon advice of counsel, that a press release or public announcement is required, or reasonably necessary to comply with, the rules and regulations of the OTC Market or any other securities exchange on which either party’s shares are listed, such party may make such press release or public announcement, in which case that party shall use commercially reasonable efforts to provide the other party reasonable time to comment on such release or announcement in advance of such issuance, and nothing in this Agreement shall preclude Seller from communicating with its shareholders with respect to this transaction. Buyer acknowledges that Seller shall be required to provide information to its shareholders subsequent to the Effective Date in order to solicit approval for completion of this transaction. Notwithstanding the foregoing, or anything to the contrary in the Non-Disclosure Agreement referenced above, Seller acknowledges that after Closing Date Buyer will be unrestricted in its right to use and disclose information related to the Subject Assets and with respect to the Liabilities, and the existence and terms of this transaction. Buyer acknowledges that after Closing Date Seller will be unrestricted in its right to disclose such information and the existence and terms of this transaction so long as such disclosure is for the purpose of obtaining Shareholder Approval of this transaction or is required by applicable law or stock exchange requirements based upon reasonable advice of counsel or is required by the Seller’s certified public accountants or is in connection with Seller’s enforcement of its rights under this Agreement or any related agreement, except none of the foregoing shall restrict Seller from disclosing any such information that (a) is available to the public on the Closing Date, (b) thereafter becomes available to the public other than as a result of a disclosure by Seller or any of its affiliates, representatives or employees, or (c) is or becomes available to the Seller or any of its affiliates, representatives or employees on a non-confidential basis from a source that to the Seller’s or such other person’s knowledge, as applicable, is not prohibited from disclosing such information to Seller or such other person by a legal, contractual or fiduciary obligation to any other person.

4.7

Accounts Receivable. Other than as set forth in Schedule 2.10(p), from the Effective Date through the Closing Date the Buyer shall not take any actions beyond established business practices to invoice maintenance or subscription services for the Business in advance of when such services would normally be invoiced. In the unusual event whereby a customer requested a billing in advance of when consulting services were performed, all such consulting invoices and/or payments for undelivered consulting services shall be included in the Subject Assets.

4.8

Employment Matters. From the date hereof until the Closing or the earlier termination of this Agreement pursuant to Section 7, the Buyer shall not contact any Business Employee without the prior written consent of Seller and, to the extent such contact involves a meeting between the Buyer and a Business Employee, Seller shall be entitled to have a representative present at any such meeting.

4.9

Shareholder Meeting. Subject to the terms of this Agreement, following the date hereof Seller shall take all action necessary to call, give notice of, convene and hold a meeting of Seller’s shareholders for the purpose of obtaining the Shareholder Vote.

Section 5

CONDITIONS TO CLOSING BY BUYER

The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing Date of each of the following conditions:

5.1

Representations and Warranties; Performance of Obligations; Certificate. Each of the representations and warranties made by Seller contained in Section 2 shall be true and correct as of the Closing (taking into account any Supplemental Information or Subsequent Event), except to the extent that any such representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct as of such date, in each case except where the failure to be so true and correct is not Material and subject to Seller’s compliance with the notice obligations under Section 4.3.

Each of the covenants of Seller required by this Agreement to be performed by it at or prior to the Closing shall have been performed and complied with as of the Closing, except where the nonperformance of any such covenant is not Material and subject to Seller’s compliance with the notice obligations under Section 4.3.

Each of the conditions of Seller required by this Agreement to be performed by it at or prior to the Closing shall have been performed and complied with as of the Closing.

At the Closing, Buyer shall have received a certificate, dated as of the Closing Date and duly executed by Seller, to the effect that the conditions set forth in the preceding two paragraphs have been.

5.2

Compliance with Laws. Seller has complied in all Material respects with all local laws and regulations related to board of director resolutions, shareholder resolutions and consents, as required to consummate the transactions contemplated in this Agreement.

5.3

Absence of Litigation. No order, stay, injunction or decree of any court of competent jurisdiction or of an arbitrator shall have been issued and be in effect restraining or prohibiting the consummation of the transactions contemplated in this Agreement. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending) seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement.

5.4

No Material Adverse Effect. There shall not have occurred with respect to Seller, the Business or properties that has a Material Adverse Effect on the Business.

5.5

Consent of Third Parties. Each other party to any contract (as set forth in Section 2.11) with the Seller under which the transactions contemplated by this Agreement (a) would constitute a default giving rise to a claim for damages or injunctive relief which could Materially adversely affect any of the Subject Assets or the Business; (b) would accelerate any obligations; or (c) would permit cancellation of such contract, shall have given such consent at no expense to the Buyer, as may be necessary to permit the consummation of the transactions contemplated by this Agreement without default or acceleration under or cancellation of such contract.

5.6

Intentionally Left Blank.

5.7

Items To Be Delivered by Seller at Closing.

(a)

Transfer Documents. Assignments, bills of sale, and such other instruments as are required to grant Buyer title to the Subject Assets and the Business as provided in this Agreement, including without limitation the warranty bill of sale for the Business and for the Subject Assets.

(b)

Intentionally Left Blank.

(c)

Records and Customer Lists. Except for Excluded Assets, all books, records and customer lists used in the Business.

(d)

Tax Waiver / Tax Good Standing Certificate. A copy of the tax waiver and tax good standing certificate received from the Massachusetts Department of Revenue waiving any and all claim, title and interest in the Acquired Assets and Seller’s Business and showing no amounts due and/or owing by the Seller.

(e)

Termination of Employment. Notice of the termination of employment of all of the employees and contractors of the Company listed on Schedule 2.20(a) who are eligible to be hired by the Buyer after the Closing.

(f)

Settlement Statement. A Settlement Statement setting forth the disbursements provided for in this Agreement, including, without limitation, the Purchase Price, and all adjustments thereto.

(g)

Transfer of Telephone Numbers. Authorization for the transfer of the Telephone Numbers.

(h)

Transfer of Website Content. Transfer of all content related to the Business that currently exists on Seller’s website.

(i)

Certificate of Good Standing. A Certificate of Good Standing and Certificate of Legal Existence for the Seller from the Secretary of the Commonwealth of Massachusetts.

(j)

Intentionally Left Blank.

(k)

Seller Consent/Shareholder Vote. Consent of the Directors, of the Seller and evidence of the Shareholder Vote authorizing the execution and delivery of this Agreement, the Schedules attached hereto, all related documents thereto and the authority of the Seller to enter into the transactions contemplated hereby.

(l)

Officer Certificate. Seller shall have delivered to Buyer an officer’s certificate duly executed by the President of the Seller, in form and substance satisfactory to the Buyer and the Buyers’ counsel, certifying that the conditions in this Section 5 have been satisfied and certain other relevant matters.

(m)

Intentionally Left Blank.

(n)

License Agreement. The License Agreement executed and delivered by the parties.

(o)

Services Agreement. The Services Agreement executed and delivered by both parties.

(p)

Trademark Assignment. The parties will execute and deliver an assignment agreement for registered trademarks.

(q)

Escrow Agreement. The parties will execute and deliver the Escrow Agreement.

5.8

Seller’s Employees. After the Closing, Seller shall permit Buyer to offer employment to any of the Business Employees and contractors, free of any non-competition or other restrictions imposed by the Seller, and shall at Buyer’s request use its best efforts to encourage such persons to accept employment with Buyer. Buyer shall have no obligations whatsoever regarding the employment by Seller of its employees, agents or contractors before or after the Closing or the termination of such employment with Seller, and Buyer’s employment of any of Seller’s employees, agents or contractors shall not establish or evidence any such obligation.

Section 6

CONDITIONS TO CLOSING BY SELLER

The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

6.1

Representations and Warranties; Performance of Obligations; Closing Deliveries. Each of the representations and warranties made by Buyer contained in this Agreement shall be true as of the Closing, except for changes permitted or authorized by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true as of that date, in each case except where the failure to be so true and correct is not material and subject to Buyer having given written notice to Seller of any such failure that is not Material.

Each of the covenants of Buyer required by this Agreement to be performed by it at or prior to the Closing shall have been performed and complied with as of the Closing, except where the nonperformance of any such covenant is not Material and subject to Buyer’s having given written notice to Seller of any such nonperformance.

Each of the conditions of Buyer required by this Agreement to be performed at or prior to the Closing shall have been performed and complied with as of the Closing.

The Shareholder Vote shall have been obtained.

6.2

Absence of Litigation. No order, stay, injunction or decree of any court of competent jurisdiction or of an arbitrator shall have been issued and be in effect restraining or prohibiting the consummation of the transactions contemplated in this Agreement. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending) seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement.

6.3

Items to Be Delivered By Buyer. At the Closing, the Buyer will deliver to Seller all of the following:

(a)

Purchase Price. The Buyer shall have delivered to the Seller the Purchase Price as specified in Section 1.4.

(b)

Settlement Statement. The Settlement Statement executed by the parties.

(c)

Release. The Buyer and Daly shall have executed and delivered a Release Agreement.

(d)

Shareholder Vote. Delivery of evidence of the vote or consent of the shareholders of the Buyer authorizing the transaction.

Section 7

TERMINATION AND ABANDONMENT

7.1

Termination. Except as specifically provided hereunder, this Agreement may not be terminated at any time prior to Closing:

(a)

by mutual written consent of Seller and Buyer;

(b)

by Seller or Buyer at any time after November 30, 2016 (“Termination Date”), provided that, if the Closing has not occurred by the Termination Date because a party is in Material breach of this Agreement and has failed to cure such Material breach prior to Closing, then the party responsible for such breach may not avail itself of the right under this Section, and provided further that in any such event, the non-breaching party shall not be deprived of any remedy under this Agreement or at law against the breaching party;

(c)

by Seller or Buyer if at the meeting of Seller’s shareholders convened to approve this transaction the Shareholder Vote is not obtained;

(d)

by Buyer, if there has been a breach by Seller of a representation or warranty contained in this Agreement or failure by Seller to perform any covenant or condition to Closing the transactions contemplated under this Agreement which in each case has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such breach or failure has not been waived by Buyer or cured by Seller prior to Closing;

(e)

by Seller, if there has been a breach by Buyer of a representation or warranty contained in this agreement or failure by Buyer to perform any covenant or condition to Closing the transactions contemplated under this Agreement which in each case has prevented the satisfaction of any condition to the obligations of Seller at the Closing and such breach or failure has not been waived by Seller or cured by Buyer prior to Closing; or

(f)

by Seller, pursuant to Section 4.4 in order to accept a superior offer subject to payment to Buyer of the amounts set forth in Section 4.4, to the extent required thereunder to be paid.

7.2

Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the contemplated transactions by any or all of the parties pursuant to Section 7.1, written notice shall promptly be given by the terminating party to the other party and, in such event, this Agreement shall terminate and the contemplated transactions shall be abandoned, without further action by any of the parties; provided, however, that the foregoing shall not be construed to deprive any party of any remedy under this Agreement or at law if this Agreement is terminated in violation of this Agreement.

Section 8

INDEMNIFICATION

8.1

Indemnification by the Seller. Seller agrees to indemnify and hold Buyer and their respective subsidiaries, shareholders, officers, directors, partners or employees harmless from and against any damages, diminution in value, liabilities, losses, claims, taxes or expenditures (including without limitation reasonable attorney’s fees and court costs) (“Losses”) suffered by any of them as a direct result of any breach of any representation, warranty or covenant contained in this Agreement, or any Excluded Liability, and/or any and all Losses arising out of Seller’s operation of the Business and Subject Assets prior to the Closing, including without limitation with respect to any employee or contractor of the Seller in each case to the extent a claim for indemnity with respect thereto is asserted within the time period specified in Section 8.6.

8.2

Indemnification by Buyer. Buyer agrees to indemnify and hold Seller harmless from and against any Losses suffered by any of them as a direct result of any breach of any representation, warranty, covenant or agreement contained in this Agreement, any Liability or any liability based upon, arising out of, with respect to or by reason of the operation of the Business or the ownership of the Subject Assets following the Closing, in each case to the extent a claim for indemnity with respect thereto is asserted within the time period specified in Section 8.6.

8.3

Notice and Defense of Claims. In the event of a claim arising under the indemnification provisions detailed above, the party making the claim shall do so in writing to the person or persons responsible for the indemnification. The party receiving such claim has 30 days to review the written notification and either agree the claim is valid or dispute such claim in writing to the other party, or contend that liability might be properly asserted but that a claim for a certain dollar amount has not matured as of such date; provided, that a claim in respect of any action at law or suit in equity by or against a third person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In calculating any Loss there shall be deducted (i) any insurance recovery in respect thereof to the extent possible (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the amount of any tax benefit to the indemnified party (or any of its affiliates) with respect to such Loss (after giving effect to the tax effect of receipt of the indemnification payments). In the case of Loss asserted against, resulting to, imposed upon, or suffered by any indemnified party by reason of any claim by any third party (a “Third Party Claim”), the indemnified party shall provide a claim as previously provided. Upon receipt of a claim in respect of a Third Party Claim, the indemnitor may, in its sole discretion, undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party (it being understood, in the event that the indemnitor undertakes such defense, the defense, compromise, or settlement of such claim shall be for the account of, and at the risk of, the indemnitor); provided, however, that the indemnified party shall have the right at its own expense to participate in the defense thereof and to employ counsel at its own expense to assist in such defense. If the indemnified party has not, within fifteen (15) days after a claim with respect to any Third Party Claim is made, received written notice from the indemnitor stating that the indemnitor elects to assume the defense of such Third Party Claim, the indemnified party shall have the right, with counsel reasonably acceptable to the indemnitor, to undertake and control the defense, compromise or settlement of such Third Party Claim. The indemnitor shall not, without the prior written consent of each indemnified party against whom a Third Party Claim is asserted, settle or compromise any claim or consent to the entry of any judgment relating to or cease to defend any such Third Party Claim, unless such settlement, compromise, or judgment includes as an unconditional term thereof the giving by the claimant or by the plaintiff to each indemnified party against whom a Third Party Claim is asserted, a release from all liabilities in respect of such Third Party Claim and does not result in the imposition on the indemnified party of any remedy other than monetary damages for which the indemnified party is fully indemnified. The indemnitor shall, at its expense, provide each indemnified party against whom a Third Party Claim is asserted with reasonable access to all records and documents of the indemnitor relating to any Third Party Claim. The indemnified party shall, at the expense of the indemnitor, provide the indemnitor with reasonable access to all records and documents of the indemnified party relating to any Third Party Claim. In the event of agreement with the validity of such claim, payment shall be made within 45 days of receipt of notification. If the dispute cannot be settled by negotiation between the parties within 90 days of receipt of notification, upon election of either party, the dispute shall be referred to the American Arbitration Association to be settled in Boston, MA on an expedited basis in accordance with the commercial arbitration rules of said organization. Fees and expenses of such arbitration shall be shared equally.

8.4

Exclusive Remedy. The parties agree that the remedies provided in Section 8 shall be the exclusive remedies with respect to the terms, conditions, representation, warranties, covenants and obligations of the parties set forth in this Agreement or any related agreement or otherwise relating to the subject matter of this Agreement or any such related agreement (except as may be specifically set forth in any such related agreement) in furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under the law, any and all rights, claims or causes of action for any breach or any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement or in any other related agreement it may have against the other parties and their affiliates and of their respective representatives arising under or based upon any law, except pursuant to the indemnification provisions set forth in this Section 8.

8.5

Tax Effect of Indemnification Payments. In determining the amount of claims against an indemnifying party pursuant to this Section 8, there shall be added (in the case of a tax detriment) or deducted (in the case of a tax benefit) to or from the amounts to be paid by the indemnifying party an amount equal to the net present value of any tax benefit or tax detriment (federal, state, local or foreign) realized or expected by the independent public accountants of Seller to be realized by the indemnified party by reason of such claim and the receipt of any indemnity payment pursuant to this Section 8.

For purposes of this Section 8.5, “present value” shall be calculated using the applicable annual Federal mid-term rate, as that term is defined in the Code, as in effect for the month in which the payment is to be made; “tax benefit” and “tax detriment” shall be calculated using the actual effective tax rate with respect to the taxable period or periods for which the tax benefit or the tax detriment, as the case may be, is realized or incurred, or expected by the independent public accountants of Seller to be realized or incurred, as the case may be.

8.6

Limitation on Indemnification by Seller. The right of the Buyer to indemnification from the Seller shall be subject to the following provisions:

(a)

The Seller shall be provided with a $75,000 deductible for all claims for indemnification under Section 8.1. No payments of such claims shall be made by the Seller until such time as such claims exceed $75,000 and only to the extent that such claims exceed that amount;

(b)

No indemnification shall be payable to the Buyer from the Seller pursuant to Section 8.1 for claims in excess of $3.25 million in the aggregate exclusive of claims relating to the Excluded Liabilities as to which there shall be no such limitation and which shall not be counted toward such limitation; and

(c)

Notwithstanding any other provision of this Agreement to the contrary, if on the Closing Date, either party knows of any information that would cause one or more of the representations, warranties, or covenants made by the other party to be inaccurate as of the date made, such party will have no right or remedy after the Closing with respect to such inaccuracy and will be deemed to have waived its rights to indemnification in respect thereof.

8.7

Survival. The representations and warranties of each party contained in this Agreement shall survive the Closing Date until the two year anniversary of the Closing Date. Any claim for indemnity shall be asserted on or before such date except that any claim relating to Taxes may be asserted until the 60th day after the running of the applicable statute of limitations with respect to the taxable period to which the particular claim relates. Notwithstanding anything to the contrary contained in this Agreement, no time or other limitation applies to losses relating to Excluded Liabilities.

Section 9

POST CLOSING OBLIGATIONS

9.1

Nonsolicitation. Each of the Buyer and Seller agree that, for a period of one year from the Closing Date, without the prior written consent of the other party, which consent shall not be unreasonably withheld, they shall not, directly or indirectly, solicit for employment, hire as an employee, consultant or contractor, or otherwise engage any employee who was employed by the other party as of the transaction date except as contemplated and detailed in Section 9.1. For the purpose of this Section 9.2 only, all employees of the Business that are offered employment by the Buyer shall be deemed employees of Buyer at the transaction date regardless of their ultimate acceptance of such offer of employment with Buyer.

9.2

Seller Website. Seller will include on its website www.softech.com a prominent banner referencing that Buyer has acquired the Business, and a link to the Seller’s website for any users interested in Product Lifecycle Management, ProductCenter, Connectors or any other aspect of the Business.

Section 10

OTHER INFORMATION

10.1

Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts.

10.2

Notices. Any notice or communication required hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission (with confirming copy by mail), via email or overnight delivery upon receipt. All notices will be sent to the addresses set forth below:

To Seller:
SofTech, Inc. 650 Suffolk Street Lowell, MA 01854 Attention: Joe Mullaney

Email: jmullaney@softech.com

To Buyer:		With a copy to:
	SofTech Group Incorporated 650 Suffolk Street Lowell, MA 01854 Attention: Joe Daly Email: daly@essig.com		Adam D. Page, Esq. Finneran & Nicholson, P.C. 30 Green Street Newburyport, MA 01950 Facsimile: 978-465-2589 Email: cases@finnic.com

10.3

Entire Agreement; Acknowledgments. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. All inducements to the making of this Agreement relied upon by either party have been expressed herein. Buyer acknowledges that it has conducted, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of Seller and the Business in making its determination to proceed with the transactions contemplated by this Agreement and Buyer has relied on the results of its own independent investigation and verification, in addition to the representations and warranties of Seller expressly and specifically set forth in Section 2. SUCH REPRESENTATIONS AND WARRANTIES BY SELLER CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF SELLER OR THE BUSINESS OR AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY) ARE SPECIFICALLY DISCLAIMED BY SELLER AND ARE NOT BEING RELIED UPON BY BUYER OR ANY OF ITS REPRESENTATIVES OR AFFILIATES.

10.4

Assignability. This Agreement may not be assigned by the Buyer or the Seller without the prior written consent of the other party. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. No right hereunder shall be created in any person or entity not a party to this Agreement, it being the express intention of the parties hereto that no third party beneficiary rights shall be created or implied by virtue of this Agreement.

10.5

Tax Treatment.

(a)

The Buyer and the Seller shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any federal, state or local tax, including without limitation, with respect to calculation of gain, loss and basis with reference to the Purchase Price allocations made pursuant to this Section 10.5. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

(b)

In furtherance of the foregoing, Buyer and Seller shall determine the allocation of the base Purchase Price at or prior to the Closing and shall cooperate in filing any and all forms necessary or appropriate with federal, state and local taxing authorities.

10.6

No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

10.7

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

SOFTECH, INC.

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

Chief Executive Officer

SOFTECH GROUP INCORPORATED

By: /s/ Joseph Daly

Joseph Daly

Chief Executive Officer

LIST OF SCHEDULES

Schedule 1.1

Subject Assets

Schedule 1.1(e)

Billed Accounts Receivable

Schedule 1.3

Liabilities

Schedule 1.6

Contracts Requiring Sublicense

Schedule 2.6(b)

Leased Real Property

Schedule 2.6(c)

Personal Property

Schedule 2.7

Financial Statements

Schedule 2.8(b)

Tax Returns

Schedule 2.9(a)

Accounts Receivable

Schedule 2.9(b)

Roll forward of Accounts Receivable Reserve

Schedule 2.10(p)

Actions Beyond Established Business Practices

Schedule 2.11

Material Contracts

Schedule 2.16

Employee Benefits

Schedule 2.18(a)

Current Officers and Members of the Board of Directors

Schedule 2.18(b)

Suppliers

Schedule 2.20(a)

Employees and Contractors

Schedule 2.20(b)

Terminated Employees

Schedule 2.21(a)

Customers and Distributors

Schedule 2.21(b)

Maintenance and Subscription Installed Base

Schedule 2.21(c)

List of Outstanding Purchase Orders

Schedule 2.22

Proprietary Rights

ANNEX B

Massachusetts Appraisal Rights Statute

ANNOTATED LAWS OF MASSACHUSETTS

MASSACHUSETTS BUSINESS CORPORATION ACT

Part 13

SUBDIVISION A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Section 13.01.

Definitions.

In this PART the following words shall have the following meanings unless the context requires otherwise:

“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a)

listed on a national securities exchange,

(b)

designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc., or

(c)

listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

“Person”, any individual, corporation, partnership, unincorporated association or other entity.

“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder”, the record shareholder or the beneficial shareholder.

Section 13.02.

Right to Appraisal.

(a)

A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1)

consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, a. all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and b. no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as i. a shareholder of the corporation, ii. a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or iii. in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2)

consummation of a plan of share exchange in which his shares are included unless: c. both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and d. no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as i. a shareholder of the corporation whose shares are to be exchanged, ii. a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or iii. in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

(3)

consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i)

his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii)

the sale or exchange is pursuant to court order; or

(iii)

in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as iv. a shareholder of the corporation, v. a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or vi. in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4)

an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:

(i)

creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii)

creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any. sinking fund or purchase, of the shares;

(iii)

alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv)

excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v)

reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5)

an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6)

any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7)

consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

(8)

consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b)

Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c)

Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d)

The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(1)

the proposed action is abandoned or rescinded; or

(2)

a court having jurisdiction permanently enjoins or sets aside the action; or

(3)

the shareholder’s demand for payment is withdrawn with the written consent of the corporation.

(e)

A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03.

Assertion of Rights by Nominees and Beneficial Owners.

(a)

A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b)

A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1)

submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2)

does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

SUBDIVISION B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

Section 13.20.

Notice of Appraisal Rights.

(a)

If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b)

In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21.

Notice of Intent to Demand Payment.

(a)

If proposed corporate action requiring appraisal rights under section 13.09 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1)

shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2)

shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b)

A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22.

Appraisal Notice and Form.

(a)

If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b)

The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1)

supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify a. whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and b. that the shareholder did not vote for the transaction;

(2)

state:

(i)

where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii)

a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii)

the corporation’s estimate of the fair value of the shares;

(iv)

that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v)

the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

(3)

be accompanied by a copy of this chapter.

Section 13.23.

Perfection of Rights; Right to Withdraw.

(a)

A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after–acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b)

A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c)

A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to under this chapter.

Section 13.24.

Payment.

(a)

Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b)

The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1)

financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)

a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3)

a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

Section 13.25.

After-Acquired Shares.

(a)

A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) subsection (b) of section 13.22.

(b)

If the corporation elected to withhold payment under subsection (a) it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1)

of the information required by clause (1) of subsection (b) of section 13.24:

(2)

of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3)

that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4)

that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5)

that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c)

Within 10 days after receiving the shareholder’s acceptance pursuant to subsection (b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d)

Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26.

Procedure if Shareholder Dissatisfied With Payment or Offer.

(a)

A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b)

A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

SUBDIVISION C. JUDICIAL APPRAISAL OF SHARES

Section 13.30.

Court Action.

(a)

If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b)

The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c)

The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d)

The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e)

Each shareholder made a party to the proceeding is entitled to judgment i. for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or ii. for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31.

Court Costs and Counsel Fees.

(a)

The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b)

The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)

against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2)

against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c)

If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d)

To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

ANNEX C

SOFTECH, INC. AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR

THE FISCAL YEARS ENDED MAY 31, 2016 AND 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

SofTech, Inc.

Lowell, Massachusetts

We have audited the accompanying consolidated balance sheets of SofTech, Inc. and Subsidiaries (the “Company”) as of May 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, changes in redeemable common stock and shareholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SofTech, Inc. and Subsidiaries as of May 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, MA

August 29, 2016

SOFTECH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(in thousands)
	May 31,	May 31,
	2016	2015
ASSETS

Cash and cash equivalents	$175	$310
Accounts receivable (less allowance for uncollectible accounts of $18 as of May 31, 2016 and 2015)	477	587
Earn-Out Payments from CADRA Sale, current portion	130	243
Prepaid and other assets	207	315

Total current assets	989	1,455

Property and equipment, net	71	57
Goodwill	948	948
Capitalized software development costs, net	825	422
Capitalized patent costs	113	109
Earn-Out Payments from CADRA Sale, net of current portion	-	133
Related party note receivable	134	134
Other assets	35	35

TOTAL ASSETS	$3,115	$3,293

LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS’ DEFICIT

Accounts payable	$178	$137
Accrued expenses	323	283
Deferred maintenance and subscription revenue	1,531	1,732
Current portion of capital lease	24	19
Current portion of long-term debt – related party	900	446

Total current liabilities	2,956	2,617

Capital lease, net of current portion	39	30
Other liabilities	-	10

Total liabilities	2,995	2,657
Commitments and contingencies Redeemable Common Stock and Shareholders’ Deficit:
Redeemable common stock, $0.10 par value, 180,000 and 170,000 shares issued and outstanding at May 31, 2016 and 2015, respectively.	1,260	1,190

Shareholders’ deficit:
Common stock, $0.10 par value 20,000,000 shares authorized, 723,724 issued and outstanding at May 31, 2016 and 2015, respectively.	73	73
Additional paid in capital	27,138	27,056
Accumulated deficit	(28,073)	(27,400)
Accumulated other comprehensive loss	(278)	(283)
Total shareholders’ deficit	(1,140)	(554)

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS’ DEFICIT	$3,115	$3,293

See accompanying notes to consolidated financial statements.

SOFTECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands, except for share and per share data)
	Years Ended
	May 31,	May 31,
	2016	2015
Revenues:
Products	$515	$535
Services	3,661	3,407
Total revenues	4,176	3,942

Cost of revenues:
Products	67	151
Services	1,455	1,539
Total cost of revenues	1,522	1,690

Gross margin	2,654	2,252

Research and development expenses	633	894
Selling, general and administrative expenses	2,555	2,481
Change in fair value of earn-out and holdback payments	46	(85)

Operating loss	(580)	(1,038)

Interest expense	96	165
Other (income) expense	(5)	114

Loss before income taxes	(671)	(1,317)
Provision for income taxes	2	2

Net loss	$(673)	$(1,319)

Basic and diluted net loss per share	$(0.75)	$(1.48)
Weighted average common shares outstanding-basic and diluted	902,529	890,120

See accompanying notes to consolidated financial statements.

SOFTECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	(in thousands)
	For the Twelve Months Ended
	May 31,	May 31,
	2016	2015

Net loss	$(673)	$(1,319)

Other comprehensive income:
Foreign currency translation adjustment	5	199

Comprehensive loss	$(668)	$(1,120)

See accompanying notes to consolidated financial statements.

SOFTECH, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE COMMON STOCK AND SHAREHOLDERS’ DEFICIT

	(in thousands, except for share and per share data)
	Years Ended
	May 31,	May 31,
	2016	2015
Redeemable common stock:
Balance at beginning of year	$1,190	$275
Issuance of redeemable common stock	50	850
Repurchase of redeemable common stock	-	(275)
Accretion of redeemable common stock to redemption value	20	340
Redeemable common stock at end of year	$1,260	$1,190

Common stock:
Balance at beginning of year	$73	$83
Repurchase of common stock	-	(10)
Balance at end of year	73	73
Additional paid in capital:
Balance at beginning of year	27,056	27,338
Repurchase of common stock	-	(27)
Accretion of redeemable common stock to redemption value	(20)	(340)
Fee to be paid to redeemable common stock investors	(6)	(30)
Stock based compensation	108	115
Balance at end of year	27,138	27,056
Accumulated deficit:
Balance at beginning of year	(27,400)	(26,081)
Net loss	(673)	(1,319)
Balance at end of year	(28,073)	(27,400)
Accumulated other comprehensive loss:
Balance at beginning of year	(283)	(482)
Foreign currency translation adjustments	5	199
Balance at end of year	(278)	(283)

Total shareholders’ deficit at end of year	$(1,140)	$(554)

Outstanding shares:
Balance of redeemable common stock at beginning of year	170,000	50,000
Repurchase of redeemable common stock	-	(50,000)
Issuance of redeemable common stock	10,000	170,000
Balance of redeemable common stock at end of year	180,000	170,000

Balance of common stock at beginning of year	723,724	825,135
Repurchase of common stock	-	(101,411)
Balance of common stock at end of year	723,724	723,724

See accompanying notes to consolidated financial statements.

SOFTECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(in thousands)
	Years Ended
	May 31,	May 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(673)	$(1,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	74	279
Change in fair value of earn-out and holdback payments	46	(85)
Non-cash loss on foreign currency transactions	4	114
Stock-based compensation	108	115
Non-cash interest expense	-	27
Changes in current assets and liabilities:
Accounts receivable	110	86
Prepaid expenses and other current assets	108	(111)
Accounts payable, accrued expenses and other liabilities	65	(663)
Deferred maintenance revenue	(201)	270
Net cash used in operating activities	(359)	(1,287)

Cash flows from investing activities:
Proceeds from earn-out and holdback payments	200	604
Capital expenditures	(22)	(3)
Capitalized software development costs	(438)	(202)
Capitalized identifiable intangible assets	-	(33)
Capitalized patent costs	(4)	(3)
Net cash provided by (used in) investing activities	(264)	363

Cash flows from financing activities:
Proceeds from issuance of redeemable common stock, net of issuance costs	50	820
Cost of repurchasing common stock	-	(37)
Borrowings under debt agreement	647	750
Cost of repurchasing redeemable common stock	-	(275)
Repayment under debt agreements	(193)	(1,304)
Repayments under capital lease	(18)	(14)
Net cash provided by (used in) financing activities	486	(60)

Effect of exchange rates on cash	2	85
Decrease in cash and cash equivalents	(135)	(899)
Cash and cash equivalents, beginning of year	310	1,209
Cash and cash equivalents, end of year	$175	$310

Supplemental disclosures of cash flow information:
Interest paid	$88	$122
Income taxes paid	$2	$2

Supplemental disclosures of non-cash investing and financing activities:
Purchase of property and equipment under capital lease	$32	$-
Accretion of redeemable common stock	$20	$340

See accompanying notes to consolidated financial statements.

SOFTECH, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

SofTech, Inc. (the “Company”) was formed in Massachusetts on June 10, 1969. The Company is primarily engaged in the development, marketing, distribution and support of computer software solutions that serve the Product Lifecycle Management (“PLM”) industry. The Company’s operations are organized geographically with offices in the United States and in Italy. The Company also has resellers in Asia and Europe.

In addition to the products offered to the PLM industry, in 2012, the Company filed a patent application describing an information management system for the residential property market. The Company established a wholly-owned subsidiary, HomeView, Inc. on April 7, 2015 in Massachusetts. HomeView™, a technology being developed by HomeView, Inc., is a secure, intelligent home asset management and maintenance system. HomeView allows homeowners to create a virtual home manual that logs, manages and tracks personal assets and attributes about the property. Home ownership is made easier by managing user manuals, warranty periods, service records, maintenance reminders and other projects with HomeView. Our plans are to offer this technology as a hosted solution wherein the software would reside on our servers.

During fiscal years 2015 and 2016, the Company invested a substantial amount of time in, among other things, researching this market, reviewing various business models, creating specifications for the technology and developing the technology. In January 2016, the product was introduced to the market and a free version of the app was made available on iTunes.

The Company has been actively engaged in acquiring and filing new U.S. patents, evaluating alternatives for monetizing its existing patents and investigating the acquisition of specific patents already awarded that might enhance shareholder value.

The consolidated financial statements of the Company include the accounts of SofTech, Inc. and its wholly-owned subsidiaries, Information Decisions, Inc., Workgroup Technology Corporation, HomeView, Inc., SofTech, GmbH (inactive since 2014) and SofTech Srl. All significant intercompany accounts and transactions have been eliminated in consolidation.

BASIS OF ACCOUNTING AND LIQUIDITY

The consolidated financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company’s long-term viability is dependent on its ability to generate sufficient product revenue, net income and cash flows from operations to support its business as well as its ability to obtain additional capital.

The Company has sustained net operating losses and negative cash flow from operations for fiscal year 2015 and fiscal 2016 as detailed in the table below (000’s):

	Fiscal Years Ended
	May 31,	May 31,
	2016	2015

Net loss	$(673)	$(1,319)

Net cash used in operating activities	$(359)	$(1,287)

The majority of the net losses and net cash used in operating activities detailed above relate to our Italian subsidiary and expenses we have incurred in launching our HomeView technology.

As outlined further in these disclosures, the Company has debt obligations that are payable during October 2016 and common stock that is redeemable during the next twelve months. The Company’s ability to meet its obligations and continue as a going concern is dependent on the successful execution of its operating plans.

Our Italian subsidiary, SofTech Srl, was primarily focused on marketing and supporting the CADRA technology prior to the sale of that product line in fiscal 2014. Since that time, it has been offering CADRA under a Distributorship Agreement while developing new revenue streams. The losses diminished significantly in fiscal 2016 as compared to 2015 as a result of these new initiatives. In fiscal 2016, we were awarded a contract to implement a solution at our largest European customer to, among other things, automate their bill of materials using third party technologies and professional services. This project was substantially completed during the fiscal year and we are discussing expansion of that solution with this customer. We anticipate continued improvement in operating results.

With regard to HomeView, we are continuing to develop the technology and expect multiple new releases for the foreseeable future. We began introducing this product to the market in January 2016. The Company expects that additional capital will be required to continue to introduce HomeView into the market effectively.

As of July 31, 2016, approximately 350 HomeView accounts have been established tracking approximately 12,000 details about the things in the homes of those users. Through various marketing efforts we continue to attract new visitors to the HomeView website.

As detailed in previous filings, one of the alternatives for obtaining the additional capital we need to continue the market introduction of HomeView and meet our near term capital needs is the sale of one or more of the Company’s existing revenue producing product lines. Subsequent to year end the Company entered into just such an agreement as described immediately hereunder. After pursuing other funding alternatives management determined that the sale was the most favorable alternative for shareholders.

The transaction is subject to the approval of the Company’s shareholders and is expected to be completed by October 2016. The approval of two-thirds of the shares outstanding is required. Approximately 56% of outstanding shares are owned by Company Directors and the buyer.

If completed, the liquidity provided will allow for the Company to repay all of its outstanding debt, repurchase Put shares that come due within the next twelve months and fund its working capital requirements for at least the next twelve months.

On August 24, 2016, we entered into an Asset Purchase Agreement pursuant to which we agreed to sell our ProductCenter and Connector product lines to SofTech Group Incorporated, an affiliate of Essig Research, Inc. (“Essig”), for a total of $3.25 million plus contingent payments based on revenue targets for the two twelve-month periods immediately following the transaction date (the “PLM Sale”). Essig is an affiliate of EssigPR, Inc., which is owned by Joseph P. Daly, a related party of the Company whose beneficial ownership was approximately 19.4% of the Company’s outstanding common stock as of August 24, 2016. The assets to be acquired by Essig include the properties and assets used exclusively in the PLM operations which is composed of the ProductCenter and Connector product lines. Essig will assume the contractual liabilities associated with maintenance and subscription support services. Specifically excluded from the sale and retained by SofTech are cash, billed accounts receivable and all remaining assets and liabilities not specifically identified, including the operations of SofTech Srl and HomeView. Approximately $1.15 million of indebtedness as of August 24, 2016 owed by the Company to EssigPR, Inc. under existing debt agreements would be repaid as part of this transaction, thereby reducing the cash paid to the Company at the closing. In addition, at the closing of the transaction, the Company has agreed to repurchase from Mr. Daly 110,000 shares of its common stock at approximately $6.50 per share. These shares are currently subject to a $7.00 put right that, absent such repurchase, would have been exercisable by Mr. Daly in fiscal 2018. The closing of the PLM Sale, which is subject to approval by the SofTech shareholders and the satisfaction of other customary closing conditions (including a holdback of a portion of the purchase price to secure any indemnification claims arising under the Asset Purchase Agreement), is expected to occur in October 2016. The transaction is not subject to any financing condition.

The transaction is subject to the approval of the Company’s shareholders and is expected to be completed by October 2016. The approval of two-thirds of the shares outstanding is required. If completed, the liquidity provided will allow for the Company to repay all of its outstanding debt, repurchase Put shares that come due within the next twelve months and fund its working capital requirements for at least the next twelve months. There can be no assurance, however, that the sale will be completed.

CADRA SALE

On October 18, 2013, the Company sold substantially all of the assets of its CADRA product line, including all intellectual property related to that technology but specifically excluding cash, billed accounts receivable and liabilities other than the deferred maintenance liability associated with CADRA customer maintenance contracts for support services (the “CADRA Sale”), to Mentor Graphics Corporation (“Mentor”), pursuant to an Asset Purchase Agreement dated August 30, 2013 (the “Asset Purchase Agreement”). The aggregate consideration for the CADRA Sale is up to $3.95 million. Through May 31, 2016 the Company has received a total of approximately $3.7 million from Mentor and could receive up to an additional $223,000 based upon the CADRA revenue generated by Mentor for the period from February 1, 2016 through October 31, 2016. In accordance with the terms of the Asset Purchase Agreement the final payment would be received on or before April 1, 2017. During fiscal year 2016 and 2015 the Company received earn out payments of $200,000 and $283,000, respectively, under the terms of the Asset Purchase Agreement.

In conjunction with completing the CADRA Sale, the Company entered into a one-year, exclusive Distributorship Agreement with Mentor allowing us to market and support the CADRA technology as a reseller throughout Europe (except Germany) at a thirty percent (30%) gross margin. In March 2016 that arrangement was extended through March 24, 2017 on a non-exclusive basis. Under the new arrangement, gross margin on software remained at 30% and the gross margin on support contracts is 35%.

RECLASSIFICATIONS

Certain accounts in the financial statements for the fiscal year ended May 31, 2015 have been reclassified for presentation purposes and had no impact on net loss. Specifically, on the Statement of Cash Flows for the fiscal year ended May 31, 2015, the Proceeds from the earn-out and holdback payments of $604,000 which were previously classified under financing activities, have been reclassified as investing activities in these financial statements. In addition, on the Statement of Changes in Redeemable Common Stock and Shareholders’ Deficit for the fiscal year ended May 31, 2015 investor fees of $30,000 which were previously netted against the $850,000 in proceeds from the issuance of redeemable common stock were separately presented.

B. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates included in the financial statements pertain to revenue recognition, the allowance for doubtful accounts receivable, the fair value estimate of the Earn-Out Payments due from Mentor related to the sale of the CADRA business and the valuation of long term assets including goodwill, capitalized patent costs, capitalized software development costs and deferred tax assets. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash at certain financial institutions in amounts that at times, exceed Federal Deposit Insurance Corporation limits. Cash held in foreign bank accounts at May 31, 2016 totaled approximately $90,000. The Company does not believe it is exposed to significant credit risk related to cash and cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon management's assessment of the collectability of accounts receivable, which considers historical writeoff experience and any specific risks identified in customer collection matters. Bad debts are written off against the allowance when identified. The Company’s allowance for uncollectible accounts was approximately $18,000 at May 31, 2016 and 2015.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and equivalents and accounts receivable. The Company maintains its cash and equivalents with high credit quality financial institutions. The Company believes it is not exposed to any significant losses due to credit risk on cash and equivalents. Accounts receivable are stated at the amount management expects to collect from outstanding balances. Consequently, the Company believes that its exposure to losses due to credit risk on net accounts receivable is limited.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. The Company provides for depreciation on a straight-line basis over the following estimated useful lives:

Computer software and equipment	2-5 years
Office furniture	5-10 years
Automobiles	4-6 years
Leasehold improvements	Less of life of lease or estimated lease term

Property and equipment was composed of the following at May 31 (000’s):

	2016	2015
Computer Software	$506	$473
Equipment	502	479
Office Furniture	116	116
Leasehold Improvements	31	31
	1,155	1,099
Less Accumulated Depreciation	(1,084)	(1,042)

	$71	$57

Depreciation expense, including amortization of assets under capital lease, was approximately $40,000 for both fiscal years 2016 and 2015.

Maintenance and repairs are charged to expense as incurred; betterments are capitalized. At the time property and equipment are retired, sold, or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts. Any resulting gain or loss on disposal is credited or charged to income.

SOFTWARE DEVELOPMENT COSTS

The Company accounts for its software development costs in accordance with Accounting Standards Codification (“ASC”) 985-20, Software-Costs of Computer Software to Be Sold, Leased or Marketed and ASC 350-40, Intangibles-Goodwill and Other- Internal Use-Software. ASC 985-20 is applicable to costs incurred to develop or purchase software to be sold, leased or otherwise marketed as a separate product or as part of a product or process. ASC 350-40 is applicable to costs incurred to develop or obtain software solely to meet an entity’s internal needs and for which no substantive plan exists or is being developed to externally market the software. ASC 350-40 also covers technology that would be offered as a hosted solution.

Under ASC 985-20, costs that are incurred in researching and developing a computer software product are charged to expense until technological feasibility has been established for the product. Once technological feasibility is established, software development costs are capitalized until the product is available for general release to customers.

Under ASC 350-40 there are three distinct stages associated with development software which include 1) preliminary project; 2) application development; and 3) post implementation-operation. Costs should be capitalized after each of the following has occurred:

•

The preliminary project stage has been completed;

•

Management with the relevant authority authorizes the project;

•

Management with the relevant authority commits to fund the project;

•

It is probable that the project will be completed; and

•

It is probable that the software will be used for the intended purpose.

Capitalization stops after the software is substantially complete.

Capitalized costs are amortized using the straight-line method over the estimated economic life of the product, generally three years. The Company evaluates the realizability of the assets and the related periods of amortization on a regular basis. Judgment is required in determining when costs should begin to be capitalized under both standards as well as the technology’s economic life.

During fiscal years 2016 and 2015, the Company capitalized approximately $438,000 and $202,000, respectively, of software development costs. Amortization expense related to capitalized software development costs for fiscal years 2016 and 2015 was approximately $36,000 and $98,000, respectively.

DEBT ISSUANCE COSTS

The Company capitalizes the direct costs associated with entering into debt agreements and amortizes those costs over the life of the debt agreement. In May 2013, the Company entered into the Loan Agreement as detailed in Note F. Total direct costs incurred in establishing this debt agreement were approximately $255,000 which were amortized over the term of the arrangement in accordance with ASC 470-50. Amortization expense related to debt issuance costs for fiscal year 2015 was approximately $149,000 and was fully amortized in that period.

INCOME TAXES

The provision for income taxes is based on the earnings or losses reported in the consolidated financial statements. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company provides a valuation allowance against deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it more-likely-than-not that the tax position will be sustained upon examination by taxing authorities, based on technical merits of the tax position. The evaluation of an uncertain tax position is based on factors that include, but are not limited to, changes in the tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, and changes in facts or circumstances related to a tax position. Any changes to these estimates, based on the actual results obtained and/or a change in assumptions, could impact the Company’s tax provision in future periods. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for federal and state income taxes. In accordance with the applicable statute of limitations, the Company’s tax returns could be audited by the Internal Revenue Service and various states for the fiscal years ended 2013 to 2015.

REVENUE RECOGNITION

The Company follows the provisions of ASC 985-605, Software – Revenue Recognition, for transactions involving the licensing of software and software support services. Revenue from software license sales is recognized when persuasive evidence of an arrangement exists, delivery of the product has been made, there is a fixed fee and collectability is reasonably assured. The Company does not provide for a right of return. For multiple element arrangements, total fees are allocated to each of the undelivered elements based upon vendor specific objective evidence (“VSOE”) of their fair values, with the residual amount recognized as revenue for the delivered elements, using the residual method set forth in ASC 985-605. Revenue from customer maintenance and subscription support agreements is deferred and recognized ratably over the term of the agreements, typically one year. Revenue from engineering, consulting and training services is recognized as those services are rendered using a proportional performance model. Deferred revenue represents billings and payments received for which the aforementioned revenue recognition criteria have not been met.

CAPITALIZED PATENT COSTS

Costs related to patent applications are capitalized as incurred and are amortized once the patent application is accepted or are expensed if the application is finally rejected. Patent costs are amortized over their estimated economic lives under the straight-line method, and are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable through the estimated undiscounted future cash flows from the use of the associated patent. Capitalized patent costs totaled approximately $4,000 and $3,000 for the years ending May 31, 2016 and 2015, respectively.

ACCOUNTING FOR GOODWILL

The Company accounts for goodwill pursuant to ASC 350, Intangibles – Goodwill and Other. This requires that goodwill be reviewed annually, or more frequently as a result of an event or change in circumstances, for possible impairment with impaired assets written down to fair value. Additionally, existing goodwill and intangible assets must be assessed and classified within the standard’s criteria.

As of May 31, 2016, the Company conducted its annual impairment test of goodwill by comparing the fair value of the reporting unit to the carrying amount of the underlying assets and liabilities of its single reporting unit. The Company determined that the fair value of the reporting unit exceeded the carrying amount of the assets and liabilities, therefore no impairment existed as of the testing date.

LONG-LIVED ASSETS

The Company periodically reviews the carrying value of all intangible and other long-lived assets. If indicators of impairment exist, the Company compares the undiscounted cash flows estimated to be generated by those assets over their estimated economic life to the related carrying value of those assets to determine if the assets are impaired. If the carrying value of the asset is greater than the estimated undiscounted cash flows, the carrying value of the assets would be decreased to their fair value through a charge to operations. As of May 31, 2016 and 2015, the Company does not have any long-lived assets it considers to be impaired.

FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, Earn-Out Payments, related party notes receivable, accounts payable, accrued expenses, deferred maintenance and subscription revenue, long-term debt and capital lease obligations. The Company’s estimate of the fair value of these financial instruments approximates their carrying amounts at May 31, 2016.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Under this guidance, the Company is required to classify certain assets based on the fair value hierarchy, which groups fair value-measured assets based upon the following levels of inputs:

· Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

· Level 2 – Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

· Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported by little or no market activity).

The assets maintained by the Company that are required to be measured at fair value on a recurring basis are the Earn-Out Payments associated with the Company’s sale of the CADRA product line. As of May 31, 2016, the maximum amount that could be received by the Company under the Asset Purchase Agreement totaled $223,000. The final Earn-Out Payment will be based on the CADRA revenue generated for the nine month period ended October 31, 2016. The average quarterly CADRA revenue for Mentor’s most recent fiscal year was approximately $500,000.

The following table summarizes the valuation of the Company's assets and liabilities measured at fair value on a recurring basis as of May 31, 2016:

	(in thousands)
	Total	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Earn-Out Payments	$130	$-	$-	$130
Total assets at fair value	$130	$-	$-	$130

The following table summarizes the valuation of the Company's assets and liabilities measured at fair value on a recurring basis as of May 31, 2015:

	(in thousands)
	Total		Quoted prices in active markets (Level 1)		Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Earn-Out Payments	$376	$		$		$376
Total assets at fair value	$376	$		$		$376

The table below provides a summary of the changes in fair value of the Level 3 classified Holdback Payment and Earn-Out Payments asset for the years ended May 31, 2015 and 2016:

(in thousands)
Fair value at May 31, 2014	$895
Payments received	(604)
Change in fair value	85
Fair value at May 31, 2015	376
Change in fair value	(46)
Payments received	(200)
Fair value at May 31, 2016	$130

The fair value of the Earn-Out Payments expected to be collected within twelve months of the balance sheet date have been classified as current assets and the remainder as non-current assets in the accompanying consolidated balance sheets. The Company has estimated the fair value of the Earn-Out Payments using a discounted cash flow approach. This valuation is based upon several factors including; i) management’s estimate of the amount and timing of future CADRA revenues, ii) the timing of receipt of payments from Mentor, and iii) a discount rate of 7%.

A change in any of these unobservable inputs can significantly change the fair value of the asset. The change in fair value of the Earn-Out Payments recognized in the Consolidated Statements of Operations for the year ended May 31, 2016 and 2015 was approximately $(46,000) and $85,000.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company’s foreign operations (Germany, and Italy) is the Euro. As a result, assets and liabilities are translated at period-end exchange rates and revenues and expenses are translated at the average exchange rates. Adjustments resulting from translation of such financial statements are classified in accumulated other comprehensive income (loss). Foreign currency gains and losses arising from transactions were included in operations in fiscal year 2016 and 2015. In fiscal years 2016 and 2015, the Company recorded a net gain (loss) from foreign currency related transactions of approximately $5,000 and $(114,000), respectively, to Other (income) expense in the Consolidated Statements of Operations.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is a more inclusive reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). To date, the Company’s comprehensive income and expense items include only foreign translation adjustments. Comprehensive income (loss) has been included in the Consolidated Statements of Comprehensive Loss for all periods.

RESEARCH AND DEVELOPMENT COSTS

The Company expenses all research and development costs as incurred.

NET INCOME (LOSS) PER COMMON SHARE

For the fiscal years ended May 31, 2016 and 2015, 3,192 and 1,003 respectively, options to purchase shares of common stock were anti-dilutive and were excluded from the basic and diluted earnings per share calculation.

STOCK-BASED COMPENSATION

Stock-based compensation expense for all stock-based payment awards made to employees and directors is measured based on the grant-date fair value of the award. The Company estimated the fair value of each share-based award using the Black-Scholes option valuation model. The Black-Scholes option valuation model incorporates assumptions as to stock price volatility, the expected life of options, a risk-free interest rate and dividend yield. The Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period of the award.

In May 2011, the 2011 Equity Incentive Plan (the “2011 Plan”) was approved by the Company’s shareholders, pursuant to which 150,000 shares of our common shares are reserved for issuance. Any shares subject to any award under the 2011 Plan that expires, is terminated unexercised or is forfeited will be available for awards under the 2011 Plan. The Company may grant stock options, restricted stock, restricted stock units, stock equivalents and awards of shares of common stock that are not subject to restrictions or forfeiture under the 2011 Plan. As of May 31, 2016, 149,500 options were outstanding.

The following table summarizes option activity under the 2011 Stock Option Plan:

	Number of Options	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Life (in years)	Aggregate Intrinsic Value

Outstanding options at May 31, 2014	129,500	1.88	9.74	20,825
Granted	30,000	1.30	10.00	-
Exercised	-	-	-	-
Forfeited or expired	(12,500)	1.84	-	-

Outstanding options at May 31, 2015	147,000	1.77	8.54	2,625
Granted	2,500	1.00	10.00	-
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-

Outstanding options at May 31, 2016	149,500	$1.75	7.56	$4,325

Exercisable at May 31, 2016	143,653	$1.77	7.53	$4,269

The Company determined the volatility for options granted during the fiscal year ended May 31, 2016 and 2015 using the historical volatility of the Company’s common stock. The expected life of options has been determined utilizing the “simplified” method as prescribed in ASC 718 Compensation, Stock Compensation. The expected life represents an estimate of the time options are expected to remain outstanding. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

The weighted-average fair value of each option granted in the fiscal year ended May 31, 2016 was estimated to be $1.10 on the date of grant using the Black-Scholes model with the following weighted average assumptions:

Expected life 5.00 years

Assumed annual dividend growth rate 0%

Expected volatility 133%

Risk free interest rate 1.63%

For the years ended May 31, 2016 and 2015, the Company expensed approximately $108,000 and $115,000, respectively, of stock-based compensation. Unamortized stock based compensation as of May 31, 2016 was approximately $7,000.

REDEEMABLE COMMON STOCK

During the year ended May 31, 2013, the Company issued 50,000 shares of common stock, $0.10 par value (the “Common Stock”), at a purchase price of $5.00 per share to accredited investors (collectively, the “Investors”) in separate private placement transactions for total proceeds of $250,000. These transactions were completed pursuant to a Securities Purchase Agreement (the “Agreement”) which the Company entered into with each of the respective Investors. In lieu of registration rights, each $25,000 investment entitled the Investors to a fee of $6,000 (the “Fee”) to be paid in six equal quarterly installments during the eighteen month period following the investment. The Agreement also provided the Investors with the right to require the Company to redeem the Common Stock held by such Investors (the “Put Option”) for $5.50 per share in cash for a 30 day period ending between June 1, 2014 and June 30, 2014. Each of the Investors exercised their Put Option and the Common Stock was repurchased by the Company at the agreed upon Put Option price of $5.50 per share for a total of $275,000 during the first quarter of fiscal 2015.

During the fiscal quarter ended August 31, 2014, in a transaction structured in a similar fashion to the above described Agreement, the Company issued 110,000 shares of the Common Stock at a purchase price of $5.00 per share to Joseph P. Daly, an accredited investor and existing Company shareholder, in a private placement transaction for total proceeds of $550,000. This transaction was completed pursuant to a securities purchase agreement whereby Mr. Daly shall have the right to require the Company to repurchase some or all of the shares at $7.00 per share during the ninety (90) day period immediately following the three-year anniversary of the transaction. Upon completion of the transaction, the 110,000 shares of Common Stock issued pursuant to the security purchase agreement were recorded as redeemable common stock at its redemption value of $770,000 and accretion of $220,000 was recorded to additional paid in capital. In the event whereby the Company is unable to honor the agreement to repurchase the shares, in whole or in-part, the unpaid portion would revert into a loan obligation secured by all of the Company’s assets and bearing an annual interest rate of 20%.

During the fiscal quarter ended November 30, 2014, the Company issued an additional 60,000 shares of the Common Stock at a purchase price of $5.00 per share to four accredited investors (collectively, the “New Investors”) in private placement transactions for total proceeds of $300,000. These transactions were completed pursuant to Securities Purchase Agreements (the “New Agreements”) entered into with each of the respective New Investors. In lieu of registration rights, each $50,000 investment entitles the New Investors to a fee (the “New Investors’ Fees”) of $5,000 to be paid in eight equal quarterly installments during the twenty-four month period (the “Payment Period”) following the investment. The New Agreements also provide the New Investors with the right to require the Company to redeem the Common Stock held by such New Investors for $7.00 per share in cash for a 30 day period following the Payment Period. Upon completion of these transactions, the 60,000 shares of Common Stock issued pursuant to the New Agreements were recorded as redeemable common stock at its redemption value of $420,000 and accretion of $120,000 was recorded to additional paid in capital.

During the fiscal quarter ended November 30, 2015, the Company issued an additional 10,000 shares of the Common Stock at a purchase price of $5.00 per share to an accredited investor in private placement transactions for total proceeds of $50,000. This transaction was completed pursuant to a Securities Purchase Agreement entered into with the investor. In lieu of registration rights, the investor is entitled to a fee of $5,000 to be paid in eight equal quarterly installments during the twenty-four month period (the “Payment Period”) following the investment. The Securities Purchase Agreement also provides the investor with the right to require the Company to redeem the Common Stock held by such investor for $7.00 per share in cash for a 30 day period following the Payment Period. Upon completion of this transaction, the 10,000 shares of Common Stock issued pursuant to the Securities Purchase Agreement was recorded as redeemable common stock at its redemption value of $70,000 and accretion of $20,000 was recorded to additional paid in capital.

As of May 31, 2016, the redeemable common stockholders of the Company have the right to redeem shares with an aggregate redemption value of $420,000 within twelve months of the balance sheet date.

The Company first assessed the redeemable Common Stock to determine whether each of these instruments should be accounted for as a liability in accordance with ASC 480, Distinguishing Liabilities from Equity. In that the put option is optionally redeemable by the holder, the Common Stock was not required to be accounted for as a liability. Next, the Company assessed each put option within the redeemable Common Stock as a potential embedded derivative pursuant to the provisions of ASC 815, Derivatives and Hedging, and concluded that the put option did not meet the net settlement criteria within the definition of a derivative. Therefore, the Company has accounted for the redeemable Common Stock in accordance with ASC 480-10-S99, Classification and Measurement of Redeemable Securities, which provides that securities that are optionally redeemable by the holder for cash or other assets are classified outside of permanent equity in temporary equity.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU No. 2016-02, “Leases”. This ASU requires entities to recognize right-to-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. We are currently evaluating the potential impact this standard will have on our financial statements and related disclosure.

In March 2016, the FASB issued ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting”, This ASU simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The new guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. We are currently evaluating the method of adoption and the potential impact this standard will have on our financial statements and related disclosure.

In May 2015, the FASB issued ASU No. 2015-08, "Business Combinations (Topic 805): Pushdown Accounting – Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 115." The amendments in this ASU amend various SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 115, Topic 5: Miscellaneous Accounting, regarding various pushdown accounting issues, and did not have a material impact on the Company's consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-05, "Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement." The amendments in this ASU provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments do not change the accounting for a customer's accounting for service contracts. As a result of the amendments, all software licenses within the scope of Subtopic 350-40 will be accounted for consistent with other licenses of intangible assets. The amendments in this ASU are effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. An entity can elect to adopt the amendments either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. The Company is currently assessing the impact that ASU 2015-05 will have on its consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, "Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs." The amendments in this ASU are intended to simplify the presentation of debt issuance costs. These amendments require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this ASU are effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The Company does not expect the adoption of ASU 2015-03 to have a material impact on its consolidated financial statements.

In February 2015, the FASB issued ASU No. 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis." The amendments in this ASU are intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification and improves current GAAP by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity ("VIE"), and changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs. The amendments in this ASU are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. ASU 2015-02 may be applied retrospectively in previously issued financial statements for one or more years with a cumulative-effect adjustment to retained earnings as of the beginning of the first year restated. The Company does not expect the adoption of ASU 2015-02 to have a material impact on its consolidated financial statements.

Accounting Standards Update (ASU) 2014-16, “Derivatives and Hedging (Topic 815) – Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity” was issued by the FASB in November 2014. The primary purpose of the ASU is to eliminate the use of different methods in practice and thereby reduce existing diversity under GAAP in the accounting for hybrid financial instruments issued in the form of a share. ASU 2014-16 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The Company does not believe that this guidance will have a material impact on its consolidated results of operations or financial position or disclosures.

Accounting Standards Update (ASU) 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to ‘Continue as a Going Concern” was issued by the FASB in August 2014. The primary purpose of the ASU is to provide guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments should reduce diversity in the timing and content of footnote disclosure. ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for the annual periods and interim periods thereafter. Early adoption is permitted. The Company is in the process of evaluating if this guidance will have a material impact on its consolidated results of operations or financial position or disclosures.

ASU 2014-12, “Compensation-Stock Compensation (Topic 718) – Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” was issued by the FASB in June 2014. ASU 2014-12 requires that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. ASU 2014-12 is effective for public business entities for annual periods and interim periods within the annual periods beginning after December 15, 2015. Early adoption is permitted. The Company does not believe this guidance will have a material impact on its consolidated results of operations or financial position.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606). The ASU is the result of a joint project by the FASB and the International Accounting Standards Board (“IASB”) to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards (“IFRS”) that would: remove inconsistencies and weaknesses, provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices across entities, jurisdictions, industries, and capital markets, improve disclosure requirements and resulting financial statements, and simplify the presentation of financial statements. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU is effective for annual and interim reporting periods beginning after December 15, 2017, based on ASU 2015-14. Early application is permitted but not before the original effective date of December 15, 2016. The Company is currently assessing the impact of this guidance.

C. INCOME TAXES

The provision for income taxes includes the following for the years ended May 31 (in thousands):

	2016	2015
Federal	$-	$-
Foreign	-	-
State and local	2	2
Total current provision	2	2
Deferred provision	27	85
Valuation allowance	(27)	(85)
Total deferred provision	-	-
Total provision	$2	$2

The domestic and foreign components of income (loss) before income taxes were as follows for the years ended May 31 (in thousands):

	2016	2015
Domestic	$(503)	$(975)
Foreign	(168)	(342)
	$(671)	$(1,317)

At May 31, 2016, the Company had Federal net operating loss carryforwards of $22 million that begin expiring in 2022, and are available to reduce future taxable income. The utilization of the remaining net operating loss carryforwards may be subject to limitation based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382. The Company also has an alternative minimum tax credit of approximately $200,000 that has no expiration date that was available as of May 31, 2016.

The Company’s effective income tax rates can be reconciled to the federal and state statutory income tax rate for the years ended May 31 as follows:

	2016	2015
Federal statutory rate	34%	34%
State	-	-
Foreign	-	-
Permanent items	-	-
Valuation reserve	(34)	(34)
Effective tax rate	-%	-%

Deferred tax assets (liabilities) were comprised of the following at May 31 (in thousands):

	2016	2015
Deferred tax assets
Net operating loss carryforwards	$7,597	$7,498
Tax credit carryforwards	254	254
Receivables allowances	7	7
Vacation pay accrual	5	4
Depreciation	42	35
Differences in book and tax basis of assets of acquired businesses	(191)	(56)
Total gross deferred tax assets	7,714	7,742
Valuation allowance	(7,714)	(7,742)
Net deferred tax asset	$-	$-

Due to the uncertainties regarding the realization of certain favorable tax attributes in future tax returns, the Company has established a valuation reserve against the otherwise recognizable net deferred tax assets.

D. EMPLOYEE RETIREMENT PLANS

The Company has an Internal Revenue Code Section 401(k) plan covering substantially all U.S. based employees and offers an employer match of a portion of an employee’s voluntary contributions. The aggregate expense related to this employer match for fiscal years 2016 and 2015 was approximately $31,000 and $52,000, respectively.

E. GEOGRAPHICAL INFORMATION

The Company operates in one reportable segment and is engaged in the development, marketing, distribution and/or support of computer aided design and product data management and collaboration computer solutions. The Company’s operations are organized geographically with offices in the U.S. and foreign offices in Germany and Italy. Components of revenue and long-lived assets (consisting primarily of intangible assets, capitalized software and property, plant and equipment) by geographic location, are as follows (in thousands):

	Years Ended
Revenue:	May 31, 2016	May 31, 2015
North America	$3,311	$3,223
Asia	12	7
Europe	919	767
Eliminations	(66)	(55)
Consolidated Total	$4,176	$3,942

Long-Lived Assets:	As of May 31, 2016	As of May 31, 2015
North America	$2,086	$1,797
Europe	40	41
Consolidated Total	$2,126	$1,838

F. DEBT

ESSIGPR

On June 20, 2014, the Company entered into a promissory note agreement (the “Note”) with EssigPR, Inc. (“EssigPR”), a Puerto Rico corporation and related party of the Company. The Note is a three (3) year borrowing arrangement with EssigPR as the lender. The Note is a $750,000 term loan maturing on April 1, 2017, that accrues interest at a 9.5% interest rate, paid quarterly in arrears. The principal on the Note was to be paid from the deferred payments (Holdback Payment and Earn-Out Payments) due over the next three years from Mentor in connection with their purchase of the CADRA product line.

On October 1, 2014, the Company entered into an additional short term borrowing arrangement with EssigPR (“Short Term Note”) whereby it was agreed that the Company would retain $300,000 of the Holdback Payment due from Mentor in October 2014 rather than utilize those monies to pay down the above described Note. The interest rate on the Short Term Note is 9.5%, payable quarterly in arrears. The Short Term Note can be repaid at any time without penalty and was due in full on April 10, 2015. EssigPR was awarded 5,000 fully vested stock options to purchase SofTech common stock at $1.00 per share. The stock options will expire on October 1, 2024 if not exercised. The Short Term Note arrangement did not increase the total principal amount of debt owed to EssigPR. Rather, the arrangement had the effect of establishing new payoff terms for that portion of the debt owed to EssigPR under the Note.

On April 2, 2015, the Short Term Note was amended to extend the due date by three months from April 10, 2015 to July 10, 2015. EssigPR was awarded 2,500 fully vested stock options to purchase SofTech common stock at $1.00 per share. The stock options will expire on April 2, 2025 if not exercised.

During the three months ended August 31, 2015, the Short Term Note was amended to extend the due date to October 10, 2015 and to increase the borrowings by $200,000 in exchange for 2,500 fully vested stock options to purchase SofTech common stock at $1.00 per share. The stock options will expire on July 15, 2025 if not exercised.

During the three months ended November 30, 2015, the Short Term Note was amended to extend the due date to January 10, 2016 and to increase the borrowings by $254,000.

On January 8, 2016, the Short Term Note was amended to extend the due date to April 10, 2016.

On April 11, 2016, the Short Term Note was amended to extend the due date to July 10, 2016.

On August 12, 2016, the Short Term Note was amended to increase the borrowings by $250,000, to extend the due date to October 10, 2016 and to increase the collateral to include the PLM product lines.

The following summary details the changes in principal amount owed under each of the debt agreements with Essig (in thousands):

	Note	Short Term Note	Total
Balance at May 31, 2014	$-	$-	$-
Borrowings	450	300	750
Repayments	(304)	-	(304)
Balance at May 31, 2015	146	300	446
Borrowing	-	578	578
Repayments	-	(124)	(124)
Balance at May 31, 2016	146	754	900

Interest expense was approximately $76,000 and $62,000 in fiscal years 2016 and 2015, respectively.

On the occurrence and continuance of an event of default under the Note that is not cured after written notice from EssigPR, all or any part of the indebtedness under the Note may become immediately due at the option of EssigPR. Under the Note, events of default are (1) a default in the payment of any money owed by the Company to EssigPR under the Note or in any other transaction or (2) a default in the Company’s performance of any obligation to EssigPR under the Note or any other agreement between the two parties, whether such agreement is presently existing or entered into in the future. If the Company dissolves, becomes insolvent, or makes an assignment for the benefit of creditors, all such indebtedness under the Note shall become automatically due and payable.

EssigPR is owned by Joseph P. Daly, a related party of the Company whose beneficial ownership was approximately 19.4% of the Company’s outstanding common stock as of May 31, 2016.

SHORT TERM ADVANCES FROM RELATED PARTIES

Robert Anthonyson, an Officer, Director and beneficial owner of 19.9% of the Company’s outstanding common stock as of May 31, 2016, loaned the Company $50,000 on July 29, 2015 which was repaid to Mr. Anthonyson during the second quarter of fiscal year 2016. Joseph Mullaney, an Officer, Director and beneficial owner of 11.7% of the Company’s outstanding common stock as of May 31, 2016, loaned the Company $19,300 on September 1, 2015 which was repaid during the second quarter of fiscal year 2016. There was no interest charged on these short term advances.

BLUEVINE

In September 2015, the Company arranged for a credit line of up to $80,000 with BlueVine Capital, Inc. (“BlueVine”). The borrowing arrangement with BlueVine as the lender allows the Company to receive an advance of 85% of the total value of specified invoices. During the fiscal year ended May 31, 2016, the Company received advances totaling approximately $55,000 against seven invoices from one customer. As of May 31, 2016 there were no outstanding borrowings under this debt facility.

PRIDES CROSSING CAPITAL

Prior to May 31, 2015, the Company had outstanding amounts owed under a former loan agreement with Prides Crossing Capital, L.P. and Prides Crossing Capital-A, L.P. (the “Lenders”). During the fiscal year ended May 31, 2015, the outstanding balance of $1,000,000 was paid in full and the agreement with the Lenders was terminated.

G. LEASE COMMITMENTS

OPERATING LEASES

The Company conducts its operations in office facilities leased through December 2018. Rental expense for both fiscal years 2016 and 2015 was approximately $152,000.

At May 31, 2016, minimum annual rental commitments under noncancellable leases were as follows (in thousands):

2017	$110
2018	133
2019	77
Total future minimum lease commitments	$320

CAPITAL LEASES

In fiscal years 2010, 2013, 2014 and 2016, the Company acquired capital equipment through capital lease agreements with financial institutions for terms of 48, 50 and 60 months, with a $1 purchase option. The assets are amortized over the life of the related lease or the asset if shorter and amortization of the assets is included in depreciation expense for fiscal years 2016 and 2015. The related leased assets had a cost basis of approximately $108,000 and $77,000, and accumulated depreciation of approximately $(69,000) and $(50,000) as of May 31, 2016 and 2015, respectively. Minimum annual future lease payments under the capital lease as of May 31, 2016 are as follows (in thousands):

2017	$35
2018	26
2019	17
2020	11
2021	2

Minimum lease payment	91
Amount representing interest	(28)

Present value of minimum lease payments	$63

Current	$24
Long Term	$39

H. NOTE RECEIVABLE, RELATED PARTY

Joseph Mullaney, the Company’s CEO, was extended a non-interest bearing note in the amount of $134,000 related to a stock transaction in May 1998. The note is partially secured by the Company stock acquired in that transaction.

I. SUBSEQUENT EVENTS

The Company has evaluated all events and transactions that occurred after the balance sheet and through the date that the financial statements were issued.

On August 12, 2016, the Company amended its Short Term Note with Essig to increase the maximum borrowings by $250,000, to extend the due date to October 10, 2016 and to increase the collateral to include the tangible and intangible assets of the PLM product lines. It is contemplated that this Short Term Note would be repaid in full upon completion of the transaction described below.

On August 24, 2016, we entered into an Asset Purchase Agreement pursuant to which we agreed to sell our ProductCenter and Connector product lines to SofTech Group Incorporated, an affiliate of Essig, for a total of $3.25 million plus contingent payments based on revenue targets for the two twelve-month periods immediately following the transaction date. Essig is an affiliate of EssigPR, Inc., which is owned by Joseph P. Daly, an affiliate of the Company whose beneficial ownership was approximately 19.4% of the Company’s outstanding common stock as of August 24, 2016. The assets to be acquired by Essig include the properties and assets used exclusively in the PLM operations which is composed of the ProductCenter and Connector product lines. Essig will assume the contractual liabilities associated with maintenance and subscription support services. Specifically excluded from the sale and retained by SofTech are cash, billed accounts receivable and all remaining assets and liabilities not specifically identified, including the operations of SofTech Srl and HomeView. Approximately $1.15 million of indebtedness as of August 24, 2016 owed by the Company to EssigPR, Inc. under existing debt agreements would be repaid as part of this transaction, thereby reducing the cash paid to the Company at the closing. In addition, at the closing of the transaction, the Company has agreed to repurchase from Mr. Daly 110,000 shares of its common stock at approximately $6.50 per share. These shares are currently subject to a $7.00 put right that, absent such repurchase, would have been exercisable by Mr. Daly in fiscal 2018. The closing of the PLM Sale, which is subject to approval by the SofTech shareholders and the satisfaction of other customary closing conditions (including a holdback of a portion of the purchase price to secure any indemnification claims arising under the Asset Purchase Agreement), is expected to occur in October 2016. The transaction is not subject to any financing condition.

J. EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT

On August 30, 2016, the Company amended its Short Term Note with Essig to increase the maximum borrowings by $100,000.

ANNEX D

SOFTECH, INC. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MAY 31, 2016

Introduction To Unaudited Pro Forma Financial Information

The Company has prepared unaudited pro forma financial statements to assist readers in understanding the nature and effects of the PLM product line on the consolidated financial statements of SofTech, Inc. The Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended May 31, 2016 has been prepared with the assumption that the sale of the PLM product line as described in the Proxy Statement for Special Meeting of Shareholders dated [●], 2016 was completed at the beginning of the fiscal year. The Unaudited Pro Forma Balance Sheet as of May 31, 2016 has been prepared with the assumption that the transaction was completed as of the balance sheet date.

The unaudited pro forma financial statements do not purport to be indicative of the results of operations or the financial position which would have actually resulted if the sale had been completed on the dates indicated. The unaudited pro forma information does not purport to be indicative of the results of operations or financial positions which may result in the future.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management. Certain of the most significant assumptions are set forth under the Notes to Unaudited Pro Forma Consolidated Financial Statements.

The unaudited pro forma financial information should be read in conjunction with the Company’s historical Consolidated Financial Statements and Notes thereto contained in the 2016 Annual Report on Form 10-K.

SOFTECH, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MAY 31, 2016
(In thousands, except share and per share data)

	SofTech, Inc.	Pro Forma Adjustments		Pro Forma
Revenues:
Products	$515	$(445)	A)	$70
Services	3,661	(3,044)	A)	617
Total revenues	4,176	(3,489)		687

Cost of revenues:
Products	67	(44)	A)	23
Services	1,455	(1,186)	A)	269
Total cost of revenues	1,522	(1,230)		292

Gross margin	2,654	(2,259)		395

Research and development expenses	633	(633)	A)	-
Selling, general and administrative expenses	2,555	(611)	A)	1,944
Change in fair value of earn-out payments	46	-		46

Operating loss	(580)	(1,015)		(1,595)
Interest expense	96	(76)	B)	20
Other expense	(5)	-		(5)

Loss before income taxes	(671)	(939)		(1,610)
Provision for income taxes	2	-		2
Net loss	$(673)	$(939)		$(1,612)

Basic and diluted net loss per share	$(0.75)	$-		$(2.03)

Weighted average common shares outstanding - basic and diluted	902,529	(110,000)	C)	792,529

See the accompanying notes which are an integral part of these unaudited pro forma financial statements.

SOFTECH, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET AS OF MAY 31, 2016
(In thousands)

Assets	SofTech, Inc.	Adjustments		Pro Forma
Cash	$175	$1,487	D)	$1,662
Accounts receivable, net	477	-		477
Note receivable from product line sales	130	313	D)	443
Prepaid & other current assets	207	-		207
Total current assets	989	1,800		2,789

Property and equipment, net	71	(4)	D)	67
Goodwill	948	(948)	D)	-
Capitalized software development costs, net	825	-		825
Capitalized Patent Costs	113	-		113
Note receivable - related party and other assets	169	-		169
Total Assets	$3,115	$848		$3,963

Liabilities, Redeemable Common Stock And Stockholders' Equity (Deficit)
Accounts payable	$178	$-		$178
Accrued expenses	323	80	D)	403
Short term debt	900	(900)	D)	-
Deferred maintenance revenue	1,531	(1,330)	D)	201
Current portion of capital lease	24	-		24
Total current liabilities	2,956	(2,150)		806

Capital lease, net current portion	39	-		39
Total Liabilities	2,995	(2,150)		845

Redeemable common stock	1,260	(770)	D)	490

Stockholders' equity (deficit)	(1,140)	3,768	D)	2,628

Total Liabilities, Redeemable Common Stock
and Stockholders' Equity (Deficit)	$3,115	$848		$3,963

See the accompanying notes which are an integral part of these unaudited pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.)

Basis of Presentation

The Unaudited Pro Forma Statement of Operations for the fiscal year ended May 31, 2016 and the Unaudited Pro Forma Balance Sheet as of May 31, 2016 are derived from the historical audited financial statements of SofTech, Inc. (the “Company”) included in the 2016 Annual Report on Form 10-K. The Unaudited Pro Forma Financial Statements include adjustments to reflect the sale of the PLM product line.

The Unaudited Pro Forma Financial Statements should be read in conjunction with the Company’s historical Consolidated Financial Statements and Notes thereto contained in the 2016 Annual Report on Form 10-K. The Unaudited Pro Forma Financial Statements do not purport to be indicative of the financial position or results of operations if the sale had been completed on the dates indicated or which may be obtained in the future.

On August 24, 2016, the Company entered into an agreement to sell specified assets and liabilities of its PLM product line to SofTech Group Incorporated, an affiliate of Essig Research Inc. (“Essig”). The assets acquired by Essig represent all of the intellectual property and software of the PLM product line and the property and equipment needed to operate the business; the liabilities assumed by them are limited to the deferred maintenance and subscription revenue related to customer support contracts. The Company will continue to distribute the PLM technology throughout Europe. The Company will earn a margin of between 25% and 40% on such sales depending on the product line. Specifically excluded from the transaction are billed accounts receivable of the PLM product line and all liabilities other than the deferred maintenance and subscription revenue associated with customer support contracts.

2.)

Unaudited Pro Forma Adjustments:

A.

The amounts being eliminated represent the revenue, cost of revenue and operating expenses that are directly attributable to the PLM product line as well as certain allocated costs based on estimates for facility usage and administrative expenses. PLM service revenue of $87,000 generated in Europe during fiscal year 2016 has been reduced based on the assumption that these contracts would have been marketed and supported by SofTech Srl under a distribution agreement at 40% margin.

B.

The pro forma adjustment to reduce interest expense is related to the assumed repayment of outstanding debt owed to EssigPR, Inc., an affiliate of Essig, on June 1, 2015.

C.

The adjustment to reduce outstanding shares by 110,000 is related to the assumed repurchase of 110,000 shares of common stock owned by Joseph P. Daly, Essig’s primary shareholder, as part of the PLM sale transaction on June 1, 2015.

D.

To record the proceeds from the sale of the PLM product line including specified tangible and intangible assets, the assumption of specified liabilities related to support contracts, the accrual of estimated direct transaction expenses and the gain on the sale as detailed below (000’s):

Cash received at Closing	$1,487
Holdback payment	163
Estimated fair value of the contingent payments	150
Net book value of property and equipment sold	(4)
Goodwill	(948)
Accrual for estimated direct costs of completing the transaction	(80)
Debt repayment to Essig	900
Deferred maintenance contract liabilities assumed by Essig	1,330
Repurchase of 110,000 shares of common stock at put price of $7.00 per share	770
Gain on sale of the PLM product line	$3,768

The Company expects to receive an additional $163,000 in proceeds held back to ensure compliance with the agreements on the two year anniversary of the closing of the sale. In addition, we estimate the fair value of the contingent payments due based on the revenue generated by the PLM product lines during the two year period following the transaction to be $150,000.

ANNEX E

SOFTECH, INC. UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE BUSINESS TO BE SOLD FOR THE FISCAL YEARS ENDED MAY 31, 2016 AND MAY 31, 2015

SOFTECH, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
PLM BUSINESS

(000's)	AS OF MAY 31,
	2016	2015
Assets

Cash	$-	$-
Accounts receivable	306	365
Prepaid & other current assets	24	45
Total current assets	330	410

Property and equipment, net	4	10
Goodwill	948	948
Capitalized software development costs, net	4	30
Total Assets	$1,286	$1,398

Liabilities & Owner's Net Investment

Accounts payable	$19	$18
Accrued expenses	77	70
Deferred revenue	1,359	1,468
Total current liabilities	1,455	1,556

Net investment by SofTech, Inc.	(169)	(158)

Total Liabilities & Investment by SofTech, Inc.	$1,286	$1,398

See the accompanying notes which are an integral part of these unaudited condensed financial statements.

SOFTECH, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
PLM BUSINESS

(000's)	For the fiscal years
	ended May 31,
	2016	2015
Revenues:
Products	$445	$482
Services	3,044	2,749
Total revenues	3,489	3,231

Cost of revenues:
Products	44	73
Services	1,186	1,033
Total cost of revenues	1,230	1,106

Gross margin	2,259	2,125

Research and development expenses	633	744
Selling, general & administrative expenses	611	704

Income from operations	1,016	677

Income before income taxes	1,016	677
Tax expense	-	-
Net income	$1,016	$677

See the accompanying notes which are an integral part of these unaudited condensed financial statements.

SOFTECH, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF
COMPREHENSIVE INCOME
PLM BUSINESS

(000'S)	For the fiscal years
	ended May 31,
	2016	2015

Net income	$1,016	$677

Other comprehensive income (loss):	-	-

Total other comprehensive income (loss)	-	-

Comprehensive income	$1,016	$677

See the accompanying notes which are an integral part of these unaudited condensed financial statements.

SOFTECH, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED CONDENSED
STATEMENTS OF INVESTMENT
PLM BUSINESS

(000'S)	For the fiscal years
	ended May 31,
	2016	2015

Net Investment in PLM Business by SofTech, Inc.:
Balance, beginning of the period	$(158)	$34
Net income	1,016	677
Distributions to SofTech	(1,027)	(869)
Balance, end of period	$(169)	$(158)

See the accompanying notes which are an integral part of these unaudited condensed financial statements.

SOFTECH, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
PLM BUSINESS

(000'S)	For the fiscal years
	ended May 31,
	2016	2015

Cash flows from operating activities:
Net income	$1,016	$677
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization expense	34	126
Changes in current assets and liabilities:
Accounts receivable	59	48
Prepaid and other current assets	21	(9)
Accounts payable, accrued expenses and other liabilities	8	(94)
Deferred maintenance revenue	(109)	123
Net cash provided by operating activities	1,029	871

Cash flows from investing activities:
Capital expenditures	(2)	(2)
Net cash used in investing activities	(2)	(2)

Cash flow from financing activities:
Distributions to SofTech, Inc.	(1,027)	(869)
Net cash used in financing activities	(1,027)	(869)

Increase (decrease) in cash	-	-
Cash, beginning of the period	-	-
Cash, end of the period	$-	$-

See the accompanying notes which are an integral part of these unaudited condensed financial statements.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.

DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

SofTech, Inc. (the “Company”) was formed in Massachusetts on June 10, 1969. The Company is primarily engaged in the development, marketing, distribution and support of computer software solutions that serve the Product Lifecycle Management (“PLM”) industry. These solutions include two software technology offerings: ProductCenter, a product data/lifecycle management and collaboration technology and the Connector Platform, a middleware software offering that provides a direct link between several widely used CAD technologies and a third party PLM solution. The licensing, maintenance and subscription support services and consulting services generated from these software technology offerings make up our PLM business (the “PLM Business”). The Company’s operations are organized geographically with offices in the United States and in Italy. The Company also has resellers in Asia and Europe.

The Unaudited Consolidated Condensed Financial Statements herein include only the accounts of the Company’s PLM Business. As described in Note 4 herein, the Company entered into an Asset Purchase Agreement on August 24, 2016 to sell specified assets and liabilities of the PLM Business to SofTech Group Incorporated, an affiliate of Essig Research Inc., a related party (“Essig”). These Unaudited Consolidated Condensed Financial Statements have been prepared pursuant to Securities and Exchange Commission requirement that the Company provide unaudited historical financial statements for the business to be sold in its proxy statement seeking shareholder approval of the proposed transaction.

The PLM Business operates through the Company’s wholly-owned subsidiaries, Information Decisions, Inc. in the United States and SofTech Srl, in Italy. Each of those legal entities is also engaged in selling and supporting the Company’s other technology offerings. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying Unaudited Consolidated Condensed Financial Statements include the revenue and direct expenses associated with the PLM Business. The assets and liabilities included in the accompanying balance sheets are the assets and liabilities directly attributable to the PLM Business regardless of whether or not those assets and liabilities will be transferred to Essig as part of this transaction. The difference between those assets and liabilities on each of the balance sheet dates represents the Company’s net investment in the PLM Business at that balance sheet date.

The Company provides certain operational functions on a corporate level (“Corporate Services”) to all of its product lines. These Corporate Services include, but are not limited to, cash management, debt and equity funding, payroll, human resources, legal, accounting, facilities and executive management. No cost allocation of Corporate Services has been included in these financial statements because: 1) the Company has managed all of its product lines on a direct cost basis without allocating Corporate Services; 2) to retrospectively make assumptions as to level of effort for allocating these Corporate Services may result in inaccurate estimations that would be difficult to support; and 3) the unaudited consolidated condensed financial statements as presented herein provide a more meaningful reflection of the contribution the PLM Business has made to the historical profitability of the Company.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates included in the financial statements pertain to revenue recognition, the allowance for doubtful accounts receivable, and the valuation of long term assets including intangibles (goodwill, capitalized software costs and other intangible assets). Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash is managed at the corporate level and, as such, no portion of the consolidated cash balance at the balance sheet dates is cash directly associated with any of the product lines. Accordingly, the cash balance as of May 31, 2016 and 2015 on the unaudited consolidated condensed balance sheets herein have a zero balance.

Concentration of Risk

The Company believes that the loss of one or more of its largest customers could have a material adverse effect on the business. No single customer accounted for more than 10% of total revenue of the PLM Business in fiscal year 2016 and 2015. The Company generally does not require collateral on credit sales. Management evaluates the creditworthiness of customers prior to delivery of products and services and provides allowances at levels estimated to be adequate to cover any potentially uncollectible accounts. Bad debts are written off against the allowance when identified.

Property and Equipment

Property and equipment is stated at cost. The Company provides for depreciation and amortization on a straight-line basis over the following estimated useful lives:

Computer equipment & software	2-5 years
Office furniture	5-10 years
Automobiles	4-6 years

Depreciation expense was approximately $8,000 and $14,000, for fiscal year 2016 and 2015, respectively.

Maintenance and repairs are charged to expense as incurred; betterments are capitalized. At the time property and equipment are retired, sold, or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts. Any resulting gain or loss on disposal is credited or charged to income.

Capitalized Software Costs and Research and Development

The Company capitalizes certain costs incurred to internally develop and/or purchase software that it then licenses to customers. Capitalization of internally developed software begins upon the establishment of technological feasibility. Costs incurred prior to the establishment of technological feasibility are expensed as incurred. Purchased software is recorded at cost. The Company evaluates the realizability of the assets and the related periods of amortization on a regular basis. Such costs are amortized over estimated useful lives, generally three years. No costs were capitalized for the fiscal years ended May 31, 2016 and 2015. Amortization expense related to capitalized software costs for the fiscal years ended May 31, 2016 and 2015 were approximately $26,000 and $112000, respectively.

Income Taxes

The Company files consolidated federal and state tax returns. The PLM Business is included in the Company’s federal and state returns. Accordingly, any income taxes payable to the tax authorities and all deferred tax attributes are recognized on the financial statements of the Company, who is the taxpayer for income tax purposes. The state and foreign tax obligations have been immaterial. As of May 31, 2016, the Company had federal net operating loss carryforwards of $22 million and state net operating loss carryfowards of approximately $4 million where its primary operations are located.

The provision for income taxes is based on the earnings or losses reported in the consolidated financial statements. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company provides a valuation allowance against deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized.

Revenue Recognition

The PLM Business follows the provisions of Accounting Standards Codification (“ASC”) 985, Software, for transactions involving the licensing of software and software support services. Revenue from software license sales is recognized when persuasive evidence of an arrangement exists, delivery of the product has been made, and a fixed fee and collectability has been determined. The PLM Business does not provide for a right of return. For multiple element arrangements, total fees are allocated to each of the undelivered elements based upon vendor specific objective evidence (“VSOE”) of their fair values, with the residual amount recognized as revenue for the delivered elements, using the residual method set forth in ASC 985. Revenue from customer maintenance support agreements is deferred and recognized ratably over the term of the agreements, typically one year. Revenue from engineering, consulting and training services is recognized as those services are rendered using a proportional performance model. Deferred revenue represents billings and payments received for which the aforementioned revenue recognition criteria have not been met.

Goodwill

Goodwill is reviewed annually, or more frequently as a result of an event or change in circumstances, for possible impairment with impaired assets written down to fair value. The Company operates in a single reporting unit. As of May 31, 2016, the Company conducted its annual impairment test of goodwill by comparing fair value of the Company to the carrying amount of the underlying assets and liabilities of its single reporting unit. The Company determined that the fair value exceeded the carrying amount of the assets and liabilities, therefore no impairment existed as of the testing date.

Long-Lived Assets

Management periodically reviews the carrying value of all intangible (primarily capitalized software costs and other intangible assets) and other long-lived assets. If indicators of impairment exist, the Company compares the undiscounted cash flows estimated to be generated by those assets over their estimated economic life to the related carrying value of those assets to determine if the assets are impaired. If the carrying value of the asset is greater than the estimated undiscounted cash flows, the carrying value of the assets would be decreased to their fair value through a charge to operations. The PLM Business does not have any long-lived assets it considers to be impaired.

Financial Instruments

The financial instruments of the PLM Business consist of accounts receivable, accounts payable, accrued expenses and deferred revenue. The fair value of these financial instruments approximates their carrying amounts due to their short term nature.

The PLM Business sells its products to a wide variety of customers in numerous industries. A large portion of the revenue of the PLM Business is derived from customers with which there has been an existing relationship and established credit history. For new customers for whom the PLM Business does not have an established credit history, an evaluation of the customer’s credit worthiness is performed prior to accepting an order. The PLM Business does not require collateral or other security to support customer receivables. The provision for uncollectible accounts was $0 at May 31, 2016 and 2015.

3.

EMPLOYEE RETIREMENT PLANS

The Company has one Internal Revenue Code Section 401(k) plan covering substantially all U.S. based employees and offers an employer match of a portion of an employee’s voluntary contributions. The aggregate expense related to this employer match for the PLM Business for each of fiscal years 2016 and 2015 was approximately $14,000 and $37,000, respectively.

4.

SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through the date the financial statements were available to be issued.

On August 24, 2016, we entered into an Asset Purchase Agreement pursuant to which we agreed to sell our PLM Business to SofTech Group Incorporated, an affiliate of Essig, for a total of $3.25 million plus contingent payments based on revenue targets for the two twelve-month periods immediately following the transaction date. Essig, a related party, is an affiliate of EssigPR, Inc., which is owned by Joseph P. Daly, an affiliate of the Company whose beneficial ownership was approximately 19.4% of the Company’s outstanding common stock as of August 24, 2016. The assets to be acquired by Essig include the properties and assets used exclusively in the PLM operations which is composed of the ProductCenter and Connector product lines. Essig will assume the contractual liabilities associated with maintenance and subscription support services. Specifically excluded from the sale and retained by SofTech are cash, billed accounts receivable and all remaining assets and liabilities not specifically identified, including the operations of SofTech Srl and HomeView. Approximately $1.15 million of indebtedness as of August 24, 2016 owed by the Company to EssigPR, Inc. under existing debt agreements would be repaid as part of this transaction, thereby reducing the cash paid to the Company at the closing. In addition, at the closing of the transaction, the Company has agreed to repurchase from Mr. Daly 110,000 shares of its common stock at approximately $6.50 per share. These shares are currently subject to a $7.00 put right that, absent such repurchase, would have been exercisable by Mr. Daly in fiscal 2018. The closing of the PLM Sale, which is subject to approval by the SofTech shareholders and the satisfaction of other customary closing conditions (including a holdback of a portion of the purchase price to secure any indemnification claims arising under the Asset Purchase Agreement), is expected to occur in October 2016. The transaction is not subject to any financing condition.

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE

SOFTECH, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of SofTech, Inc., a Massachusetts corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and proxy statement dated [●], 2016. The undersigned hereby appoints Joseph P. Mullaney, the Company’s President and Chief Executive Officer, as attorney and proxy (the “Proxy”) with full power of substitution to represent the undersigned at the special meeting of the shareholders of the Company to be held at 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854 on [●], 2016 at 10:00 a.m., local time (the “Special Meeting”), and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at the Special Meeting upon the matters set forth in the Notice of Special Meeting of Shareholders in accordance with the following instructions and with discretionary authority upon such other matters as may properly be brought before the Special Meeting. All previous proxies are hereby revoked.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- or -

IN PERSON - You may vote your shares in person by attending the Special Meeting.

Please detach along perforated line and mail in the envelope provided. Please mark your votes as in this example:  X .

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

TO WITHHOLD AUTHORITY TO VOTE FOR PROPOSAL 1 OR PROPOSAL 2, PLEASE CHECK “ABSTAIN.”

PROPOSALS

		For	Against	Abstain

1.

To approve the sale by SofTech of substantially all of the assets related to its ProductCenter and Connector technologies pursuant to the Asset Purchase Agreement by and between SofTech and SofTech Group Incorporated dated August 24, 2016 (the “PLM Sale Proposal”).

		.	.	.

2.	To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the PLM Sale Proposal.	.	.	.

In his discretion, the Proxy is authorized to vote upon such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof by or at the direction of SofTech’s Board of Directors.

THIS PROXY IS REVOCABLE. WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, UNLESS REVOKED IN COMPLIANCE WITH THE PROCEDURE DESCRIBED IN THE PROXY STATEMENT RELATING TO THE SPECIAL MEETING. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “AGAINST” PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

[Continued on Reverse]

Those signing as an executor, administrator, trustee, guardian, or attorney must indicate so. Attorneys must submit powers of attorney. Please sign name(s) exactly as they appear on the books of the Company. For joint accounts, each joint owner must sign. If the signer is a corporation or partnership the corporation’s or partnership’s signature must be by a duly-authorized officer of the corporation or partner of the partnership.

Signature(s) of Shareholder(s)	Printed name(s) of Shareholder(s)	Date

(if held jointly)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, OR RETURN IT TO SOFTECH, INC., 650 SUFFOLK STREET, SUITE 415, LOWELL, MASSACHUSETTS 01854. THIS GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING OR SUBMIT A LATER-DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE PROPOSALS SET FORTH ABOVE.